Exhibit (c)(10)(A)

REFERENTIAL EXPERT’S REPORT ON THE ESTIMATED VALUE OF THE MERGING

ENTITIES (Endesa Americas S.A. and Chilectra Americas S.A.

in Enersis Americas S.A.) AND THE ESTIMATES REGARDING THE EXCHANGE RATIO

OF THE CORRESPONDING SHARES

C O U R T E S Y  T R A N S L A T I O N

This is an English courtesy translation of the original report prepared in Spanish language. Please note that only the original report prepared in Spanish is valid and that this English courtesy translation was prepared only for convenience. Figures shown in this report generally use comma “,” as decimal mark and dot “.” as thousands separator.

To the Shareholders of:

Enersis S.A.

The Board of Directors of Enersis S.A. (hereinafter “Enersis” or the “Company”) according to the information provided to the Superintendence of Securities and Insurance1 (hereinafter “SVS”) in the significant event notice No. 96/2015, dated 15 September 2015, has appointed me as an independent expert to submit a referential independent expert’s report on the estimated value of the merging entities (ENDESA AMERICAS S.A. and CHILECTRA AMERICAS S.A. in ENERSIS AMERICAS S.A.) and estimates of the exchange ratio of the corresponding shares of the three entities hereinafter referred to as the “Entities” in the event the corporate reorganization is carried out as per the terms described below (the “Proposed Transaction”).

According to the request of the Board of Directors of Enersis, its general management and the department of administration, finance and control of Enersis (the “Management”); as indicated in the Official Letter No. 15,443” of the SVS and in accordance with the provisions of the professional services agreement dated September 23, 2015, I have issued this Referential Independent Expert’s Report which includes (i) an estimated value of the Entities that will eventually merge and (ii) estimates of the exchange ratio of the corresponding shares, in case the Proposed Transaction is carried out.

1. Purpose and use

This Referential Independent Expert’s Report has been prepared to comply with the provisions of the SVS in its Official Letter No. 15,443”, of July 20, 2015. According to this Official Letter, and in exercise of the powers conferred to in letters a) and g) of Law Decree No. 3,538 of 1980 and the final paragraph of Article 147 of the Chilean Rules of procedure for Corporations2, the SVS established that, at the same time that the Company will provided to the general public and the SVS the documentation required to carry out the Extraordinary Shareholders’ Meeting that shall approve the division (spin-off) of the Company, the Company shall also provide, as additional and preliminary information in relation to the merger, a report issued by an independent expert on the estimated value of the Entities that will be merged and estimates of the exchange ratio of the relevant shares.

In this sense, the objective of this Referential Independent Expert’s Report is to provide additional information for the effects of the spin-off of the Company, information that considers certain hypotheses that I have described in section 4 “Relevant hypothesis on the proposed transaction” and that contain the preliminary valuation of the Entities that after the spin-off will eventually merge. In this regard, this report should be considered as background or reference information which does not have the formal character of an Independent Expert’s Report in

[1]	Chilean authority in charge of supervising public companies, securities and the insurance business.
[2]	Reglamento de Sociedades Anónimas

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accordance with the provisions of the Chilean Companies Act Law and the General Rule No. 346 of the SVS. This Referential Independent Expert’s Report is issued for the sole and specific purpose described herein and shall not be used for any other purpose. I do not assume any liability for any damage that may occur to a third party as a result of the circulation, publication, reproduction or use of this Referential Independent Expert’s Report with a goal other than the purpose of it.

My work does not constitute a recommendation to the Board of Directors, the Management, the shareholders of the Company or third parties regarding the position they should take in relation to the Proposed Transaction. The work is limited to the estimation of a referential exchange ratio in the case that the Proposed Transaction is carried out, and therefore when issuing this report I have not provided any legal, regulatory, tax, accounting, commercial or strategic advice. Specifically, I have not been hired to issue comments on the strategic convenience of the Proposed Transaction. I also want to emphasize the importance of the stated in section “Relevant hypothesis on the Proposed Transaction” included in this report.

2. Available information

The results of this Referential Independent Expert’s Report are based solely on the information provided by the Management of the Company. I have not made any analysis of its veracity, integrity or completeness of this information, which includes the historical financial information of Enersis and its subsidiaries for the period from January 01, 2013 to June 30, 2015. I have no information or knowledge about relevant events that occurred after such date that could modify the conclusions of this report.

For purposes of calculating the exchange ratio, I relied on:

(a)	The assessment of the estimated value of 100% of the equity of Enersis Americas, Endesa Americas and Chilectra Americas as of June 30, 2015; based on information provided by Management and certain public information, which is detailed in the “Valuation Memorandum: Estimated values as of June 30, 2015 of the entities to be merged: Endesa Américas, Chilectra Américas and Enersis Américas” presented in Apendix I;

(b)	General information provided by Management regarding the structure of the Proposed Transaction;

(c)	Information provided by Management, based on the number of shares of the company Enersis Americas (“Absorbing Company”), and the number of shares of the companies Endesa Americas and Chilectra Americas (“Absorbed Companies”);

I also want to point out that for purposes of calculating the exchange ratio no pro-forma balance sheets of the Entities as of the valuation date, which is June 30, 2015, was provided.

3. Understanding of the Proposed Transaction

As has been reported to the market through the significant event notices dated April 22 and 28, and July 21 and 27, 2015, Enersis is currently analyzing the feasibility and convenience of a corporate reorganization involving the main Chilean companies of the Enersis Group in Chile,

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that is Enersis and its subsidiaries Empresa Nacional de Electricidad S.A. (“Endesa Chile”) and Chilectra SA (“Chilectra”), which consists in the separation of the generation and distribution activities in Chile, from the rest of the activities carried out by the group outside Chile. According to the above, the restructuring would include two successive stages (i) the First stage approving spin-offs of Endesa Chile and Chilectra, and subsequently a spin-off of Enersis, and (ii) the Second stage including the merger of the Entities that will hold the investments of Endesa Chile, Chilectra and Enersis outside of Chile.

First stage: Divisions

Both Chilectra and Endesa Chile would be divided, resulting in: (I) a new company from the spin-off of Chilectra (“Chilectra Americas”) to which will be allocated the equity interests and other associated assets and liabilities Chilectra has outside Chile; and (ii) a new company from the spin-off of Endesa Chile (“Endesa Americas”) to which will be allocated the equity interests and other associated assets and liabilities that Endesa Chile has outside Chile. Meanwhile each of the companies that are divided shall maintain all of the respective business that is being developed in Chile by the corresponding divided company, including the portion of equity made up, among others, by the assets, liabilities and administrative authorizations that each of the spun-off companies currently have in the country.

Enersis will be divided, emerging from this division a new company (“Enersis Chile”) to which will be assigned the equity interests and other assets and liabilities of Enersis in Chile, including the shares in each of the divided Chilectra Chile and Endesa Chile; remaining in the company that is being divided Enersis (which after the division will be called for this purpose “Enersis Americas”) the equity interests of Enersis outside Chile, including those of Chilectra Americas and Endesa Americas and the liabilities related to them.

Second stage: Merger

Once the spin-offs have been performed, Enersis Americas shall absorb by merger each of Endesa Americas and Chilectra Americas, which will be dissolved without liquidation, succeeding them in all its rights and obligations, incorporating the shareholders of Endesa Americas and Chilectra Americas directly as shareholders of Enersis Americas according to the agreed exchange ratio, except for those dissenting shareholders who exercise their right of withdrawal in accordance with the law.

4. Relevant hypothesis about the Proposed Transaction

In developing this Referential Independent Expert’s Report I relied on the financial position (pro-forma) of the Entities as of June 30, 2015 provided by the Management. The conclusion of the referential share exchange ratio is expressed based on:

(a)	a net financial debt position (corresponding to the current and non-current financial debt net of cash and cash equivalents) of Enersis Americas in the amount of CLP$ -585.427 million;

(b)	a net financial debt position (corresponding to the current and non-current financial debt net of cash and cash equivalents) of Endesa Americas in the amount of CLP$ -20.086 million;

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(c)	a net financial debt position (corresponding to the current and non-current financial debt net of cash and cash equivalents) of Chilectra Americas in the amount of CLP$ -5.650 million;

Any modification, renewal or change of assets, of the net financial debt position of the Entities at the time of the merger could impact the implicit value of the Entities and therefore also the share exchange ratio.

5. Determining the percentage of shareholder participation and exchange ratio

According to information provided by the Administration, the capital of Enersis Americas S.A. (pro-forma) as of June 30, 2015, would be represented by 49.092.772.762 subscribed and paid shares. Also, Management has informed me that the capital of Endesa Americas S.A. as of June 30, 2015 would consist of a total of 8.201.754.580 subscribed and paid shares and the capital of Chilectra Americas S.A. of as June 30, 2015 would consist of a total of 1.150.742.161 subscribed and paid shares.

Regarding the estimated values of the Entities which are presented in the conclusion of the valuation in Appendix I, it is concluded that the range of the estimated value of the contribution of these companies is as follows:

In consequence, the capital of Enersis Americas would increase in a range of 7.532 million shares to 9.327 million shares, incorporating the equity of the merged companies, by issuing new registered shares, of a single series and without par value, which is entirely to be distributed to the shareholders of Endesa Americas and Chilectra Americas, excluding shareholders of Enersis Americas (as it is the absorbing company in the merger of the three entities and as such it is a shareholder of the merged companies), in the corresponding

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proportion according to the share exchange ratio which is established based on the above mentioned range of new shares.

Thus, the capital of Enersis Americas (Absorbing Company), after the merger, will be represented by a total number of shares ranging from a total of 56.625 million shares to 58.420 million shares, which represenst an increase in the number of shares of the Absorbing Company in an estimated range between 15,3% and 19,0%.

Considering the number of shares of the merged companies and that the number of shares of Enersis Americas, Absorbing Company, increases in a range between 7.532 million shares and 9.327 million shares, which will be entirely distributed among the shareholders of Endesa Americas and Chilectra Americas, excluding Enersis Americas (as this is the absorbing company in the merger of the three entities and as such it is a shareholder of the merged companies), the share exchange ratios are as follows:

(a)	For each share of Endesa Americas, its shareholders would receive between 2,3 and 2,8 shares of Enersis Americas;

(b)	for each share of Chilectra Americas, its shareholder would receive between 4,1 and 5,4 shares of Enersis Americas.

6. Concluding Remarks

All results and conclusions contained in this report are of preliminary and referential nature, and therefore may be subject to the appropriate changes and/or updates in case the Proposed Transaction is carried out.

According to the requirements of Article No. 156 of the Chilean Rules of procedure for Corporations, I declare that I am responsible for the statements contained in this report and that I meet the requirements of Article No. 168 of the Rules of procedure for Corporations.

Rafael Malla Osorio

RUT: 12.148.380-7

Santiago, October 30, 2015

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Courtesy translation
Deloitte
Appendix I: Valuation Memorandum
Estimated values as of June 30, 2015 of the entities to be merged: Enersis Américas, Endesa Américas and
Chilectra Américas
This Report has been prepared in accordance with the contractual terms of the professional services agreement dated September 23, 2015 (the “Agreement”).
This Report is valid for the sole and specific purpose noted herein and may not be used for any other purpose. Deloitte (or the “Expert”) is not responsible for any damage that may occur to a third party as a result of the circulation, publication, reproduction or use of this Reference Report with a different objective than its original purpose.
The figures shown in this Report are expressed in Chilean pesos (“CLP”), unless otherwise is specified.
This is an English courtesy translation of the original report prepared in Spanish language. Please note that only the original report prepared in Spanish is valid and that this English courtesy translation was prepared only for convenience. Figures shown in this report generally use comma “,” as decimal mark and dot “.” as thousands separator.
Deloitte Advisory Ltda.
October 30, 2015
Valuation Memorandum “Corporate Reorganization”
©2015 Deloitte Advisory Limitada

Courtesy translation
Deloitte Deloitte
Rosario Norte 407
Las Condes, Santiago
Chile
Phone: (56-2) 729 8150
Shareholders of: www.deloitte.cl
Enersis S.A.
October 30, 2015
Estimated values as of June 30, 2015
To whom it may concern:
The Board of Directors of Enersis S.A. (hereinafter “Enersis”, “Client” or the “Company”) sought advice from Rafael Malla as Independent Expert (hereinafter “Expert”) and Deloitte Advisory Ltda. (hereinafter “Deloitte Advisory”) regarding the analysis of estimated values of the entities that would merge, if the corporate reorganization is carried out on the terms described below (hereinafter the “Proposed Transaction“ or “Corporate Reorganization”):
Endesa Américas S.A. (“Endesa Américas”),
Chilectra Américas S.A. (“Chilectra Américas”) and
Enersis Américas S.A. (“Enersis Américas”), the three entities together henceforth the “Entities”.
We deliver our Report (hereinafter the “Report”), which contains the purpose, use and scope of the service provided, procedures performed, assumptions and results of our work.
This Report is issued exclusively for the purpose indicated herein and may not be used for any other purpose. Deloitte is not responsible for any damage that may occur to a third party as a result of the circulation, publication, reproduction or use of this Reference Report with a different objective than it’s original purpose.
This Report has been prepared in accordance with the contractual terms of the professional services agreement dated September 23, 2015 (the “Agreement”), and the results and comments in this Report are subject to the limitations established in the section below “Scope of work“ and Appendix “Limitations and general assumptions”.
We appreciate the opportunity to provide this service. If you have any questions or concerns regarding our analysis or Report please contact Rafael Malla (562) 2729 8150.
Very truly yours,
Rafael Malla
Deloitte Advisory Ltda.
Valuation Memorandum “Corporate Reorganization” 2 ©2015 Deloitte Advisory Limitada

Scope of work
C o u r t e s y t r a n s l a t i o n
Background
General background; Purpose and use of this Report
Context of the valuation requirement
As has been Reported to the market through the signficant event notice dated April 22 and 28, and July 21 and 27 of this year, Enersis is currently analyzing the viability and convenience of a process of corporate reorganization (the
“Proposed Transaction”) involving the main Chilean companies of Enersis group in Chile, that is to Enersis and its subsidiaries Endesa Chile SA (“Endesa Chile”) and Chilectra S.A. (“Chilectra”) consisting in the separation of Generation and Distribution activities in Chile, from group’s activities outside of Chile.
According to the above, the Proposed Transaction will take place in two steps or stages:
• First stage which approves the spin-off of Endesa Chile and Chilectra, and furtherly the spin-off of Enersis.
• Second stage which approves the merger of the entities holding the assets outside of Chile.
In accordance with the provisions of the Superintendence of Securities and Insurance1 (“SVS”) in its Official Letter No. 15.443, of July 20, 2015, and in exercise of the powers conferred by letters a) and g) of DL No. 3.538 of 1980 and the final paragraph of Article 147 of the Chilean Rules of procedure for
Corporations 2, the SVS established that, on the same occasion that the required background are provided to the general public and the SVS, for carrying the Shareholders Extraordinary Meeting in which the spin-off of the Company must be approved, the board must also provide, as an additional precedent and preliminary background information referred to the mergers, a Report issued by an independent expert on:
• the estimated value of the merging entities and
• estimates of the exchange ratio of the corresponding shares
It should be noted that the valuation of assets in Chile is not part of our scope.
Purpose and use of this Report
The purpose of our valuation analysis was to provide the Client with an estimated value of 100% of the equity of the entities subject to the merger in the second stage of the Proposed Transaction:
• Enersis Américas,
• Endesa Américas and
• Chilectra Américas
as of June 30, 2015 (“Valuation Date”). In this regard, this Report should be considered as background information or reference, since this valuation is based on the premise of the existence and operation of these Entities with pro forma financial statements prepared according to certain criteria. In this sense any modification, renewal, or replacement of assets, the net financial debt position of the Entities at the time of the merger could impact the implicit value of the Entities. Likewise, we emphasize that any type of operational, legal, tax or economic contingency that could affect the assets as a result of the reorganization process has not been evaluated or quantified by us, so that our estimated value does not include any potential impact that is generated by this effect.
Our service does not constitute an audit to the financial statements of the companies in any type of format, or to the parameters, assumptions and data used for this analysis. Deloitte shall not be responsible for nor guarantee the accuracy of any information or data received. Similarly, the Service provided in this Report does not represent (1) a recommendation regarding the acquisition or financing of any business, asset, liability or financial instrument; (2) a financial or market feasibility study; (3) a fairness opinion or solvency review. This Service and the deliverables are not intended or should not be considered to constitute investment advice.
The service in this Report does not include the procedures typically performed during a Due Diligence process.
(1) Chilean authority in charge of supervising public companies, securities and the insurance business.
(2) Reglamento de Sociedades Anónimas
Valuation Memorandum “Corporate Reorganization” 3 ©2015 Deloitte Advisory Limitada

Scope of work
C o u r t e s y t r a n s l a t i o n
Purpose and scope of work
Performed procedures and Meetings with Management
Purpose and use of this Report, (cont.)
Possession of this valuation opinion Report, or a copy thereof, does not carry with it the right of publication or Distribution to or use by any third party. Any third party that uses the information contained herein does so at its sole risk and agrees to hold Deloitte Advisory, its subcontractors, and their respective personnel harmless from any claims resulting from use by any other third party. Access by any third party does not create privity between Deloitte Advisory and any third party.
Type of value
In the context of the application of Article 156 of the Rules of procedure for
Corporations, we understand, for the purpose of this Report, that the applicable type of value is the market value or economic value. For this purpose, our definition of market or economic value takes as reference the definition of the organization American Association of Appraisers: The market value is defined as “an opinion expressed in terms of money, at which the property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of relevant facts, as of a specific date”.
Estimated value
Since this analysis is based on a number of assumptions that are generated from an analysis of the spin-off and creation of companies being valued, management has developed pro forma financial statements based on certain criteria and other analysis and assumptions about the impact that would be generated in these companies before the merger. In this way the conclusion of the value of the Entities should be considered as an estimated and reference value (hereinafter “estimated value”).
Procedures performed
Our work was focused on performing the necessary procedures to determine an estimated value of equity for the Entities which generally included the following activities:
• Interviews with Enersis and its management in order to understand the history of the Entities, nature of its operations, competitive position, strengths and challenges, operating and non-operating assets; historical trade and economic financial performance of operations, and also assess:
• business plan and estimates for the future performance of operations, based on projections made by its Management;
• Underlying business plan hypotheses and also risk factors that could affect the planned performance;
• Analysis of domestic and international macroeconomic environment in which the companies operates;
• Analysis of the industry or industries in which the companies participates
• Consideration, selection and application of valuation approaches and methodologies;
• For the income approach (Free Cash Flow) estimate discount rates by country and industry;
• For the market approach (Multiples) analysis of market multiples and recent transactions;
• Estimate of estimated values of 100% of the equity of Enersis Américas, Endesa Américas and Chilectra Américas at Valuation Date;
• Creation of this Report in order to summarize the analysis and performed procedures in our work and present the established value ranges obtained through different valuation approaches.
Valuation Memorandum “Corporate Reorganization”
4
©2015 Deloitte Advisory Limitada

Scope of work
C o u r t e s y t r a n s l a t i o n
Scope and purpose of work
Information Sources
Information sources
In our analysis we researched, collected and evaluated financial and nonfinancial information obtained from public sources, including print media and internet. Also during our analysis we collected information, documents and statements provided by the management of Enersis.
The information provided consisted of:
• Financial Projections (including projected income statement, balance sheet, working capital and CAPEX) for the period 2015-2020;
• Presentations of management expectations for the different markets of the group;
• Details of projected revenues (including Generation and/or sale of energy, projected prices, etc.);
• Financial statements as of June 30, 2015 in excel format;
• Pro-forma balance sheets of the Entities as of September 30, 2015;
• Net financial debt (pro forma) of the Entities as of June 30, 2015; and net financial debt of its subsidiaries as of June 30, 2015.
Some of the considerations are based on future events that are part of the Client’s and its Managements’ expectations as of the Valuation Date. These future events may not occur, and conclusions presented in this Report may be altered.
Given the uncertain nature of any information based on future expectations, differences normally occur between projected and actual results, which could be significant.
Information sources (cont.)
The projected financial information used in the analysis was prepared and approved by the client’s management and its board, and it is not the responsibility of the Expert nor Deloitte Advisory. The Client is responsible for the representations about their plans and expectations and the disclosure of material information that could affect the achievement of the projected results. Deloitte Advisory has no responsibility or provide any assurance or guarantee of achieving the projected results. The achievement of the projected results depends on the actions, plans and management assumptions.
Meetings with Management
In the course of our work we participated in presentations and met with different teams of Enersis Management, highlighting the following meetings:
• General presentations of business plans of the companies, including presentation of the main operating and macroeconomic assumptions;
• Allocation of debt and cash;
• Tax effects of the Proposed Transaction;
• Proposed Transaction costs;
• Review of the shareholdings by Company;
• Financial projections for Argentina.
General limitations and assumptions
The results and comments in this Report are subject to the limitations on the scope of which have been incorporated into this Report as reference in the
Appendix “Limitations and general assumptions”.
Valuation Memorandum “Corporate Reorganization”
5
©2015 Deloitte Advisory Limitada

Courtesy translation
Section Page
I. Executive Summary 6
II. Introduction Enersis Group 12
III. Understanding the Proposed Transaction 19
IV. Description of the Entities 23
V. Main subsidiaries and their markets 31
VI. Valuation methodologies 56
VII. Inputs for the DCF valuation 60
VIII. Outcome of the DCF valuation 66
IX. Market multiples and stock capitalization 76
X. Tax effects of the Proposed Transaction 84
XI. Summary 86
Appendixes Page
I. Sensitivity analyses 91
II. List of subsidiaries considered in the valuation 95
III. Glossary 97
IV. General limitations and assumptions 99
Valuation Memorandum “Corporate Reorganization”
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©2015 Deloitte Advisory Limitada

Summary
Courtesy translation
Estimated values

Estimated values of the Entities as of June 30, 2015

Valuation by Sum of the Parts

Given the nature of the Entities and their operations we calculated the Estimated Value of 100% of the equity of the Entities as the sum of the parts, which involved:

- estimate the enterprise value ("BEV") of each of the main subsidiaries of each Entity;
- estimate the 100% equity value of each of the main subsidiaries by subtracting the value of the net debt and adding the value of other non-operating net assets per subsidiary according to the respective balance sheets (value of 100% of equity per subsidiary);
- estimate the equity value of each Entity, multiplying the value of 100% of the equity by the respective participation (direct and indirect) of each Entity in the subsidiary provided by the Management;
- subtract the net financial debt and add the value of investments and other assets at the level of each parent company in order to estimate the 100% equity value of each Entity at the valuation date.

Valuation Approach

Our estimated value was mainly determined based on a base scenario of discounted cash flow (Income approach). This value is within a sensitivity range, which was determined according to certain parameters that we consider reasonable.

Additionally, we analyzed market multiples (Market approach) and stock market value of the various listed companies. We observe that the results obtained through the income approach are in general within the ranges supported by market multiples.

Results

Based on our analysis, the estimated value of 100% of the equity of the three Entities as of the Valuation Date is estimated within the following range:

Trillions of CLP	Range of the Estimated Value of Equity as of June 30, 2015 (1)		
	Low	Mid	High
Enersis Americas	4,8	5,2	5,8
Endesa Americas	2,0	2,2	2,5
Chilectra Americas	0,5	0,6	0,7

Billions of USD (2)	Rango de Valor Estimativo del Patrimonio al 30 de junio, 2015		
	Low	Mid	High
Enersis Americas	7,5	8,3	9,2
Endesa Americas	3,2	3,5	3,9
Chilectra Americas	0,8	0,9	1,0

Notes:
(1) Low-High valuation range obtained through sensitivity analysis of the discount rate (WACC), and perpetuity growth rate (where applicable). Additional sensitivity analysis are presented in Appendix I.

(2) Reference exchange rate (June 30, 2015): CLP/USD 634.58 (Source: Banco Central de Chile)

On the following pages the valuation results are presented in more details both in CLP trillion and USD billion.

Valuation Memorandum "Corporate Reorganization" 7
©2015 Deloitte Advisory Limitada

Summary

Courtesy translation

Estimated values

Value ranges of the main subsidiaries in Colombia, Peru, Brazil and Argentina (Trillion CLP)

Value ranges

The value ranges obtained for each of the main subsidiaries and for 100% of the equity of each Entity as of the Valuation Date, in trillions of CLP, are as follows:

Valuation Results (Trillions of CLP)	Country	Core business	EBITDA weight over Enersis (2014)	BEV (100%)	BEV / EBITDA 2015 Implied	Estimated Value of 100% of Equity			Enersis Americas				Endesa Americas				Chilectra Americas			
						Low	Mid	High	Part. (%)	Equity Value Low	Equity Value Mid	Equity Value High	Part. (%)	Equity Value Low	Equity Value Mid	Equity Value High	Part. (%)	Equity Value Low	Equity Value Mid	Equity Value High
COLOMBIA				5,2		3,7	4,1	4,7		1,5	1,7	2,0		0,6	0,7	0,8		0,1	0,2	0,2
Emgesa	COL	Generación	20,8%	3,4	8,0x	2,2	2,5	2,8	37,7%	0,8	0,9	1,1	26,9%	0,6	0,7	0,8	-	-	0,0	-
Codensa	COL	Distribución	14,2%	1,8	6,2x	1,4	1,6	1,8	48,4%	0,7	0,8	0,9	-	-	0,0	-	9,4%	0,1	0,2	0,2
PERÚ				2,6		1,9	2,2	2,5		1,2	1,4	1,6		0,8	0,8	1,0		0,1	0,1	0,1
Edegel	PER	Generación	6,8%	1,3	8,1x	1,1	1,2	1,3	58,6%	0,6	0,7	0,8	62,5%	0,7	0,7	0,8	-	-	0,0	-
Edelnor	PER	Distribución	1,0%	0,9	7,0x	0,6	0,7	0,8	75,5%	0,4	0,5	0,6	-	-	0,0	-	15,6%	0,1	0,1	0,1
Chinango	PER	Generación		0,2	9,0x	0,2	0,2	0,2	46,9%	0,1	0,1	0,1	50,0%	0,1	0,1	0,1	-	-	0,0	-
Piura	PER	Generación	1,0%	0,1	5,1x	0,1	0,1	0,1	96,5%	0,1	0,1	0,1	-	-	0,0	-	-	-	0,0	-
BRASIL				2,2		1,6	1,7	1,9		1,3	1,4	1,6		0,4	0,5	0,5		0,2	0,3	0,3
Coelce	BRA	Distribución	7,2%	0,6	4,2x	0,4	0,5	0,5	64,9%	0,3	0,3	0,4	21,9%	0,1	0,1	0,1	6,3%	0,0	0,0	0,0
Ampla	BRA	Distribución	10,9%	0,8	9,4x	0,3	0,4	0,5	92,0%	0,3	0,4	0,5	17,4%	0,1	0,1	0,1	36,6%	0,1	0,2	0,2
Fortaleza	BRA	Generación	1,8%	0,3	7,7x	0,3	0,3	0,3	84,4%	0,3	0,3	0,3	37,1%	0,1	0,1	0,1	11,3%	0,0	0,0	0,0
Cachoeira	BRA	Generación	3,3%	0,3	4,7x	0,3	0,3	0,3	84,2%	0,3	0,3	0,3	37,0%	0,1	0,1	0,1	11,2%	0,0	0,0	0,0
Cien	BRA	Transmisión	0,0%	0,2	3,3x	0,1	0,1	0,1	84,4%	0,1	0,1	0,1	37,1%	0,0	0,0	0,0	11,3%	0,0	0,0	0,0
ARGENTINA				0,0		0,0	0,0	0,0		0,0	0,0	0,0		0,0	0,0	0,0		0,0	0,0	0,0
Edesur	ARG	Distribución	-1,6%	0,0	0,0x	0,0	0,0	0,0	71,6%	-	0,0	-	0,5%	-	0,0	-	34,1%	-	0,0	-
Chocon	ARG	Generación	0,7%	0,0	0,0x	0,0	0,0	0,0	39,2%	-	0,0	-	65,4%	-	0,0	-	-	-	0,0	-
Costanera	ARG	Generación	1,3%	0,0	0,0x	0,0	0,0	0,0	45,4%	-	0,0	-	75,7%	-	0,0	-	-	-	0,0	-
Docksud	ARG	Generación	0,6%	0,0	0,0x	0,0	0,0	0,0	40,3%	-	0,0	-	-	-	0,0	-	-	-	0,0	-
Sum of the Parts (Trillion CLP)				**10,0**			**8,0**			**4,0**	**4,5**	**5,1**		**1,8**	**2,0**	**2,2**		**0,5**	**0,5**	**0,6**
Other subsidiaries (2)				0,0			0,2			0,1	0,1	0,1		0,1	0,1	0,1		0,0	0,0	0,0
Parent company (incl. Holding net financial debt)										0,5	0,5	0,5		0,0	0,0	0,0		0,0	0,0	0,0
Total Américas (Trillion CLP)				**10,0**			**8,2**			**4,6**	**5,1**	**5,7**		**1,9**	**2,1**	**2,3**		**0,5**	**0,6**	**0,6**
Fiscal costs adjustments (3)										0,1	0,1	0,1		0,2	0,2	0,2		0,0	0,0	0,0
Values adjusted by fiscal costs (Trillion CLP)										**4,8**	**5,2**	**5,8**		**2,0**	**2,2**	**2,5**		**0,5**	**0,6**	**0,7**

Notes:
(1) Reference exchange rate (June 30, 2015): CLP/USD 634.58 (Source: Banco Central de Chile)
(2) Other subsidiaries: see Appendix II
(3) Tax effects: For more details see Section X "Tax effects of Proposed Transaction"
(4) Values consider decimals

Valuation Memorandum "Corporate Reorganization" 8
©2015 Deloitte Advisory Limitada

Summary

Courtesy translation

Estimated values

Value ranges of the main subsidiaries in Colombia, Peru, Brazil and Argentina (Billion USD)

Value ranges

The value ranges obtained for each of the main subsidiaries and for 100% of the equity of each Entity as of the Valuation Date, in billions of USD, are as follows:

Valuation Results (Billions of USD)	Country	Core business	EBITDA weight over Enersis (2014)	BEV (100%)	BEV / EBITDA 2015 Implied	Estimated Value of 100% of Equity			Enersis Americas				Endesa Americas				Chilectra Americas			
									Part. (%)	Equity Value			Part. (%)	Equity Value			Part. (%)	Equity Value		
						Low	Mid	High		Low	Mid	High		Low	Mid	High		Low	Mid	High
COLOMBIA				8,3		5,8	6,5	7,4		2,4	2,7	3,1		0,9	1,1	1,2		0,2	0,2	0,3
Emgesa	COL	Generación	20,8%	5,3	8,0x	3,5	3,9	4,5	37,7%	1,3	1,5	1,7	26,9%	0,9	1,1	1,2	-	-	0,0	-
Codensa	COL	Distribución	14,2%	2,9	6,2x	2,3	2,6	2,9	48,4%	1,1	1,2	1,4	-	-	0,0	-	9,4%	0,2	0,2	0,3
PERU				4,1		3,0	3,4	3,9		1,9	2,2	2,5		1,2	1,3	1,5		0,1	0,2	0,2
Edegel	PER	Generación	6,8%	2,0	8,1x	1,7	1,9	2,1	58,6%	1,0	1,1	1,2	62,5%	1,1	1,2	1,3	-	-	0,0	-
Edelnor	PER	Distribución	1,0%	1,5	7,0x	0,9	1,1	1,3	75,5%	0,7	0,8	1,0	-	-	0,0	-	15,6%	0,1	0,2	0,2
Chinango	PER	Generación		0,4	9,0x	0,3	0,3	0,4	46,9%	0,1	0,2	0,2	50,0%	0,2	0,2	0,2	-	-	0,0	-
Piura	PER	Generación	1,0%	0,2	5,1x	0,1	0,1	0,2	96,5%	0,1	0,1	0,2	-	-	0,0	-	-	-	0,0	-
BRASIL				3,5		2,5	2,7	3,0		2,0	2,2	2,4		0,7	0,8	0,8		0,4	0,4	0,5
Coelce	BRA	Distribución	7,2%	1,0	4,2x	0,7	0,8	0,9	64,9%	0,5	0,5	0,6	21,9%	0,2	0,2	0,2	6,3%	0,0	0,0	0,1
Ampla	BRA	Distribución	10,9%	1,3	9,4x	0,5	0,7	0,9	92,0%	0,5	0,6	0,8	17,4%	0,1	0,1	0,1	36,6%	0,2	0,2	0,3
Fortaleza	BRA	Generación	1,8%	0,5	7,7x	0,5	0,5	0,5	84,4%	0,4	0,5	0,5	37,1%	0,2	0,2	0,2	11,3%	0,1	0,1	0,1
Cachoeira	BRA	Generación	3,3%	0,5	4,7x	0,5	0,5	0,5	84,2%	0,4	0,5	0,5	37,0%	0,2	0,2	0,2	11,2%	0,1	0,1	0,1
Cien	BRA	Transmisión	0,0%	0,2	3,3x	0,2	0,2	0,2	84,4%	0,2	0,2	0,2	37,1%	0,1	0,1	0,1	11,3%	0,0	0,0	0,0
ARGENTINA				0,0		0,0	0,0	0,0		0,0	0,0	0,0		0,0	0,0	0,0		0,0	0,0	0,0
Edesur	ARG	Distribución	-1,6%	0,0	0,0x	0,0	0,0	0,0	71,6%	-	0,0	-	0,5%	-	0,0	-	34,1%	-	0,0	-
Chocon	ARG	Generación	0,7%	0,0	0,0x	0,0	0,0	0,0	39,2%	-	0,0	-	65,4%	-	0,0	-	-	-	0,0	-
Costanera	ARG	Generación	1,3%	0,0	0,0x	0,0	0,0	0,0	45,4%	-	0,0	-	75,7%	-	0,0	-	-	-	0,0	-
Docksud	ARG	Generación	0,6%	0,0	0,0x	0,0	0,0	0,0	40,3%	-	0,0	-	-	-	0,0	-	-	-	0,0	-
Sum of the Parts (Bill USD)				**15,8**			**12,6**			**6,4**	**7,1**	**8,1**		**2,8**	**3,2**	**3,5**		**0,7**	**0,8**	**1,0**
Other subsidiaries (2)				0,0			0,3			0,2	0,2	0,2		0,1	0,1	0,1		0,0	0,0	0,0
Parent company (incl. Holding net financial debt)										0,7	0,7	0,7		0,0	0,0	0,0		0,0	0,0	0,0
Total Américas (Bill USD)				**15,8**			**12,9**			**7,3**	**8,1**	**9,0**		**3,0**	**3,3**	**3,6**		**0,8**	**0,9**	**1,0**
Fiscal costs adjustments (3)										0,2	0,2	0,2		0,3	0,3	0,3		0,0	0,0	0,0
Values adjusted by fiscal costs (Bill USD)										**7,5**	**8,3**	**9,2**		**3,2**	**3,5**	**3,9**		**0,8**	**0,9**	**1,0**

Notes:
(1) Reference exchange rate (June 30, 2015): CLP/USD 634.58 (Source: Banco Central de Chile)
(2) Other subsidiaries: see Appendix II
(3) Tax effects: For more details see Section X "Tax effects of Proposed Transaction"
(4) Values consider decimals

Valuation Memorandum "Corporate Reorganization" 9

©2015 Deloitte Advisory Limitada

Courtesy translation
Summary Capital increase
Capital increase (Number of shares) as a result of the proposed merger
Increase in the number of shares
According to the estimated value ranges for the 100% equity of each Entity under analysis, due to the merger, the estimated equity value of Enersis Américas would increase by an approximate range of 15,3% to 19,0%.
• Given the current number of shares (pro-forma) of Enersis of 49.092.772.762 shares, the capital increase would be equivalent to issuing a number of new shares within the range of 7.532 million shares to 9.327 million shares.
• The issuance of shares would be assigned to the shareholders of Endesa Américas and Chilectra Américas, and excludes the Enersis Américas shareholders (as this is the absorbing company in the merger of the three Entities and as such it is a shareholder of the merged Entities), in the corresponding proportion.
Sum of the Estimates values post merger
160%ApproximatelyApproximatelyApproximately
15,3% to 19,0%0,1%15,3 % to 17,0%
140% of Enersis of Enersis of Enersis
Américas’s value Américas’s value Américas’s value
(before the merger) (before the merger) (before the merger)
120%
100%
80%
60%
40%
20%
0%
Estimated Value of Enersis Americas (before merger) Estimated Value of the 40,02% of Endesa Americas Estimated Value of the 0,91% of Chilectra Americas Estimated Value of Enersis Americas (post merger)
10
Valuation Memorandum “Corporate Reorganization” ©2015 Deloitte Advisory Limitada

Summary
Courtesy translation
Reference results

Percentages of equity participation post-merger and range of the exchange ratio (Trillions of CLP)

Referential ownership interest

The ownership interests of the shareholders in Enersis Américas (post-merger) were calculated according to the ranges of the estimated values:

Grupo Enel's shareholding participation in Enersis Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 4,8	Medio 5,2	High 5,8
Low	2,0	0,5	51,7%	52,4%	53,2%
Medio	2,2	0,6	51,0%	51,8%	52,6%
High	2,5	0,7	50,1%	50,9%	51,8%

* Participation range post-merger

Non-controlling shareholders of Enersis Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 4,8	Medio 5,2	High 5,8
Low	2,0	0,5	33,6%	34,0%	34,5%
Medio	2,2	0,6	33,1%	33,6%	34,1%
High	2,5	0,7	32,6%	33,1%	33,6%

* Participation range post-merger

Non-controlling shareholders of Endesa Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 4,8	Medio 5,2	High 5,8
Low	2,0	0,5	14,6%	13,5%	12,2%
Medio	2,2	0,6	15,8%	14,5%	13,2%
High	2,5	0,7	17,2%	15,9%	14,5%

* Participation range post-merger

Non-controlling shareholders of Chilectra Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 4,8	Medio 5,2	High 5,8
Low	2,0	0,5	0,1%	0,1%	0,1%
Medio	2,2	0,6	0,1%	0,1%	0,1%
High	2,5	0,7	0,1%	0,1%	0,1%

* Participation range post-merger

Reference range of the exchange rate

According to the ranges of the estimated values we calculated the following exchange ratios:

- Increase in the No. of shares of Enersis Américas (millions): 7.532 – 9.327
- Shares of Enersis Américas per share of Endesa Américas: 2,3 – 2,8
- Shares of Enersis Américas per share of Chilectra Américas: 4,1 – 5,4

N° of shares increase (millions)

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 4,8	Medio 5,2	High 5,8
Low	2,0	0,5	8.455	7.680	6.880
Medio	2,2	0,6	9.255	8.407	7.532
High	2,5	0,7	10.268	9.327	8.357

* Exchange ratio of shares

Shares of Enersis Americas for each share of Endesa America

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 4,8	Medio 5,2	High 5,8
Low	2,0	0,5	2,55	2,35	2,10
Medio	2,2	0,6	2,80	2,55	2,30
High	2,5	0,7	3,10	2,80	2,55

* Exchange ratio of shares

Shares of Enersis Americas for each share of Chilectra America

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 4,8	Medio 5,2	High 5,8
Low	2,0	0,5	4,50	4,10	3,70
Medio	2,2	0,6	5,15	4,70	4,20
High	2,5	0,7	5,95	5,40	4,85

* Exchange ratio of shares

Valuation Memorandum "Corporate Reorganization" 11
©2015 Deloitte Advisory Limitada

Courtesy translation
Section Page
I. Executive Summary 6
II. Introduction Enersis Group 12
III. Understanding the Proposed Transaction 19
IV. Description of the Entities 23
V. Main subsidiaries and their markets 31
VI. Valuation methodologies 56
VII. Inputs for the DCF valuation 60
VIII. Outcome of the DCF valuation 66
IX. Market multiples and stock capitalization 76
X. Tax effects of the Proposed Transaction 84
XI. Summary 86
Valuation Memorandum “Corporate Reorganization” 12 ©2015 Deloitte Advisory Limitada

Introduction to Enersis Group
Courtesy translation
Outlook in the region

Enersis Group: Current situation and outlook for the Latin America region

Enersis S.A.

Enersis S.A., a company controlled by Enel Group with an interest ownership of 61%, develops its electric energy Generation business in Chile and abroad mainly through its subsidiary Endesa Chile (Empresa Nacional de Electricidad S.A.), while the electric energy Distribution business for Chile and other countries is developed jointly with the subsidiary Chilectra.

At present, Enersis is one of the largest private electric energy companies in Latin America in terms of consolidated assets and operating income, with a stable and balanced growth in its Generation, transmission and Distribution businesses. As of December 2014, Enersis controlled and managed a group of companies in electric energy markets such as Argentina, Brazil, Chile, Colombia and Peru with total assets in the amount of CLP $15.921.322 million.

Outlook for the Latin America region

During 2014 and in spite of the complex macroeconomic scenario in Latin America, the electric energy demand in the region continued showing a dynamic behavior with an average growth of 3,5% compared to 2013, while the OCDE member countries showed a contraction in their electric energy demand by 1% in the same period. For 2015 and 2016 EIU projects growth in the GDP of all the economies of the region except for Brazil (see the average growth in the graph on the right), which is relevant for the energy sector given the positive relation between the electric energy demand and the growth of the gross domestic product of the country.

Growth in electricity demand


7,0%
6,0%
5,0%
4,0%
3,0%
2,0%
1,0%
0,0%
-1,0%
-2,0%
3,5%
2,6%
5,9%
2,5%
3,2%
-1%
Chile
Colombia
Perú
Brasil
Argentina
OCDE countries
Var.(%) 2013-2014

Source: Management presentations

Expected real GDP growth (Av.)


5,0%
4,0%
3,0%
2,0%
1,0%
0,0%
-1,0%
-2,0%
-3,0%
-4,0%
2,4%
3,5%
3,0%
-1,1%
1,2%
2,4%
2,0%
Chile
Colombia
Perú
Brasil
Argentina
Estados Unidos
OCDE countries
2014
2015
2016

Source: Economist Intelligence Unit

Valuation Memorandum "Corporate Reorganization"
13
©2015 Deloitte Advisory Limitada

Courtesy translation
Introduction to Enersis Group Operating Income
Enersis Group: Operating income at the consolidated level
Income Distribution per business and EBITDA
During 2014, the income of Enersis amounted to CLP $7.253.876 million, representing an increase of 15,8% compared to the prior year, while EBITDA amounted to CLP $2.300.020 million, equivalent to USD 4.032 million using the average exchange rate for 2014 with an increase of 2,2% in twelve months. As of December 2014, the Generation business represented 55,9% of the consolidated EBITDA while the Distribution business represented the remaining 44,1%. By line of business, EBITDA grew 10,6% in the Generation segment with CLP $1.303.000 million at the end of the year mainly due to the good results obtained in Colombia and Peru. In that year, the Distribution business showed a decrease in its EBITDA of 6,1% with a total of CLP $1.027.540 million due to a lower recognition of costs not transferred to the tariff in the case of Argentina for more than CLP $100.000 million compared to the prior year.
Revenues and EBITDA margin evolution
(Mill CLP)
7.600.000
7.200.000
6.800.000
6.400.000
6.000.000
5.600.000
38,1%
34,5%
32,6%
30,1%
35,9%
31,7%
2009
2010
2011
2012
2013
2014
45,0%
36,0%
27,0%
18,0%
9,0%
0,0%
Revenues
EBITDA margin
Source: Enersis Annual report 2014
Revenues by geography - FY2014
(Mill CLP)
2.500.000
2.000.000
1.500.000
1.000.000
500.000
0
69%
31%
87%
13%
61%
13%
61%
39%
60%
40%
55%
45%
Argentina
Brasil
Colombia
Perú
Chile
Gx Dx
Source: Administration
EBITDA evolution by geography
120,0%
100,0%
80,0%
60,0%
40,0%
20,0%
0,0%
38%
8%
22%
27%
5%
33%
9%
25%
30%
4%
30%
11%
25%
32%
1%
21%
12%
35%
31%
1%
23%
13%
31%
24%
9%
23%
14%
36%
26%
1%
2009
2010
2011
2012
2013
2014
Argentina
Brasil
Colombia
Perú
Chile
Source: Management presentations
Valuation Memorandum “Corporate Reorganization” 14 ©2015 Deloitte Advisory Limitada

Courtesy translation
Introduction to Enersis Group Generation
Enersis Group: Main lines of business - Generation
Generation business
In regards to Generation during 2014 and in spite of the drought observed in some of the countries where the company operates, the production of electric energy of the Enersis Group increased 0,4% reaching 60.299 GWh (distributed in a Generation mix of 56% Hydroelectric, 40% Thermoelectric and 4% Other). Installed capacity during 2014 increased 6,4% in twelve months with a total of 16.869 MW in the 5 countries combined. Chile, with 6.351 MW of installed capacity, represented 38% of the total installed capacity while the rest of the countries represented the remaining 62% led by Argentina with 4.522 MW and Colombia with 3.059 MW. From the total installed capacity, 52% corresponds to Hydroelectric capacity.
As of December 2014, electric energy sales were mainly made to regulated clients and sales in the spot market (44% and 29% of the total income, respectively). In regards to spot prices expressed in U.S. dollars per MWh, Brazil was the market that experienced the highest increase with a variation of 140% compared to 2013 due to the imbalance between the electric energy supply and the regulated demand.
Net installed capacity by source and geography- FY2014
MW
7.000
6.000
5.000
4.000
3.000
2.000
1.000
0
87
636
2.173
3.456
Chile
236
2.615
Colombia
208
1.194
755
Perú
322
665
Brasil
3.194
1.328
Argentina
Hydro Thermo Coal ERNC
Source: Management presentations
Electricity sales by client - FY2014
8%
29%
19%
44%
Regulated Unregulated Spot Related companies
Source: Management presentations
Average spot prices
(US$MWh)
350,0
300,0
250,0
200,0
150,0
100,0
50,0
-
21,7
14,6
122,1
293,5
169,2
149,1
94,4
113,4
36,2
34,7
Argentina Brasil Chile SIC Colombia Perú
2013 2014
Source: Management presentations
Valuation Memorandum “Corporate Reorganization” 15 ©2015 Deloitte Advisory Limitada

Courtesy translation
Introduction to Enersis Group
Distribution
Enersis Group: Main lines of business - Distribution
Distribution business
During 2014, the physical sales in Distribution companies increased by 2,9%, with a total of 77.631 GWh. The number of clients also increased in this period reaching an annual variation of 2,7% compared to 2013 and reaching more than 14,7 million clients in the region.
On the other hand, electric energy losses remained stable over the last years at around 9,4%.
Although the Distribution business showed a decrease of 6,1% in its EBITDA as of December 2014 and reached CLP $1.027.540 million, explained by a lower recognition of costs not transferred to the tariff in Argentina, the main indicators show a historic steady growth of the Distribution segment with the number of clients increasing on average 2,7% a year over the last 5 years and an annual average growth of 4% for the same period in electric energy sales.
Energy sold and energy losses
(Mill CLP)
100.000
90.000
80.000
70.000
60.000
50.000
40.000
30.000
20.000
10.000
0
9,1%
9,1%
9,7%
9,4%
9,4%
9,5%
12,0%
10,0%
8,0%
6,0%
4,0%
2,0%
0,0%
2009 2010 2011 2012 2013 2014
Energy sales (GWh) Energy loss (%)
Source: Enersis Annual report 2014
Clients by geography - FY2014
7,0
6,0
5,0
4,0
3,0
2,0
1,0
0,0
1,7
2,8
1,3
6,5
2,5
Chile Colombia Perú Brasil Argentina
N0 of clients
Source: Management presentations
Electricity sales - Distribution business FY2014
23%
30%
20%
18%
9%
Chile Colombia Perú Brasil Argentina
Source: Management presentations
Valuation Memorandum “Corporate Reorganization”
16
©2015 Deloitte Advisory Limitada

Introduction to Enersis Group

Courtesy translation

GDP and energy consumption

Macroeconomic Framework: Relation between GDP growth and energy consumption

Economic growth and electricity consumption

The economy of a country and its electricity consumption are correlated. Given this, the changes in the consumption of electricity are positively related to the economic growth (measured by the GDP) and the variations of the GDP are also positively related to the consumption of electricity.

With constant external factors, the growth of a country's economy leads to the growth in its energy consumption, therefore, indicators such as the relationship of electricity consumption per inhabitant and the GDP per capita give a sign of the context and the future of the companies that generate and distribute electricity.

As observed in the graphs, Peru, Colombia, Brazil, Argentina and Chile have increased their relationship of consumption of electricity/GDP between 2004 and 2014, with Chile and Argentina at the top of the energy consumption rate per capita.

In a global context, the electric energy consumption / GDP ratio of these Latin American counties with growing economies shows differences compared to developed economies, with growth potential in the energy industry.

Electricity consumption in LatAm


4.500
4.000
3.500
3.000
2.500
2.000
1.500
1.000
500
0
(KWh per capita)
Chile
Chile
Brazil
Argentina
Brazil
Argentina
Colombia
Peru
Colombia
Peru
0
5.000
10.000
15.000
20.000
25.000
(GDP per capita)
2004
2014

Source: Economist Intelligence Unit

Electricity consumption in the world as of december 2014


18.000
16.000
14.000
12.000
10.000
8.000
6.000
4.000
2.000
0
(KWh per capita)
Enersis
Canada
United States
Japan
Germany
Spain
United Kingdom
Italy
Chile
Brazil
Argentina
Peru
Colombia
0
10.000
20.000
30.000
40.000
50.000
60.000
(GDP per capita)

Source: Economist Intelligence Unit

Valuation Memorandum "Corporate Reorganization"

17

©2015 Deloitte Advisory Limitada

Introduction to Enersis Group

Courtesy translation

Main subsidiaries

Enersis Group: Summary of the main subsidiaries and results 1H2015

Main subsidiaries in terms of contribution to the Consolidated Revenue

During 2014, Enersis S.A. recognizes revenues in the amount of CLP $7.253.876 million, which resulted in an increase of 15,8% compared to the prior year. In H2 2015, the consolidated income of Enersis amounted to CLP $3.743.084 million resulting in a 12-month period growth of 11% that can be attributed to the growth of 7% in the Generation and transmission business over a 12-month period and the 13% growth in the Distribution business.

In 2014, Distribution operations represented 62% of the total consolidated revenue before adjustments while Generation and Transmission represented the remaining 38%. Chile generated 30% of the revenues while the remaining 70% was generated in the other countries where the group operates. In 1H2015, the Colombian companies Emgesa and Codensa were the subsidiaries that contributed the most to consolidated operating income, with 25% and 16% respectively.

EBIT contributors - Enersis 1H15


25,0%
15,8%
11,3%
9,4%
8,8%
7,4%
6,7%
5,5%
10,0%
Emgesa
Codensa
Endesa Chile and subsidiaries
Chilectra
Coelce
Edegel

Source: Management presentations

Mill CLP	Country	Revenues 2013	Revenues 2014	Revenues 1H2014	Revenues 1H2015	% rev. 2014(*)	2014vs 2015
Generation & Transmission		**2.441.120**	**2.983.409**	**1.421.709**	**1.522.229**	**37,7%**	**7,1%**
Endesa Chile & subs.	CHI	955.702	1.216.579	556.822	736.987	15,4%	32,4%
Costanera	ARG	94.888	75.194	36.516	43.842	1,0%	20,1%
Chocon	ARG	36.687	30.174	15.254	14.969	0,4%	-1,9%
Cachoeira	BRA	117.445	158.965	105.026	52.788	2,0%	-49,7%
Fortaleza	BRA	168.871	210.793	91.293	78.785	2,7%	-13,7%
CIEN	BRA	67.689	70.800	31.831	34.016	0,9%	6,9%
Emgesa	COL	639.503	753.373	360.397	328.994	9,5%	-8,7%
Edegel	PER	283.806	353.795	168.289	172.496	4,5%	2,5%
Cemsa	ARG	1.591	1.281				
Docksud	ARG	41.186	61.606	31.206	34.264	0,8%	9,8%
Piura	PER	33.752	50.849	25.075	25.088	0,6%	0,1%
Distribution		**4.404.480**	**4.930.002**	**2.267.998**	**2.573.732**	**62,3%**	**13,5%**
Chilectra & subs.	CHI	975.024	1.127.893	524.505	602.071	14,3%	14,8%
Edesur	ARG	528.653	371.412	156.690	291.728	4,7%	86,2%
Edelnor	PER	413.911	478.700	234.210	262.755	6,0%	12,2%
Ampla	BRA	945.131	1.092.282	503.890	537.721	13,8%	6,7%
Coelce	BRA	688.981	876.944	377.334	435.264	11,1%	15,4%
Codensa	COL	852.780	982.771	471.369	444.193	12,4%	-5,8%
Result before adj.		**6.845.600**	**7.913.411**	**3.689.707**	**4.095.961**	**100,0%**	**11,0%**
(-): consolidation adj.		-581.154	-659.534	-310.276	-352.867	-9,1%	13,7%
Result after adj.		**6.264.446**	**7.253.877**	**3.379.431**	**3.743.094**	**100%**	**11%**
Chile Dx		975.024	1.127.893	524.505	602.071	14,3%	
Americas Dx		3.429.456	3.802.109	1.743.493	1.971.661	48,0%	
Chile Gx		955.702	1.216.579	556.822	736.987	15,4%	
Americas Gx		1.485.418	1.766.830	864.887	785.242	22,3%	
Dx		4.404.480	4.930.002	2.267.998	2.573.732	62,3%	
Gx		2.441.120	2.983.409	1.421.709	1.522.229	37,7%	
Chile		1.930.726	2.344.472	1.081.327	1.339.058	29,6%	
Americas		4.914.874	5.568.939	2.608.380	2.756.903	70,4%	

(*) As % of the result before adjustments

Source: Enersis anual report 2014

Valuation Memorandum "Corporate Reorganization"

18

©2015 Deloitte Advisory Limitada

Courtesy translation
Section Page
I. Executive Summary 6
II. Introduction Enersis Group 12
III. Understanding the Proposed Transaction 19
IV. Description of the Entities 23
V. Main subsidiaries and their markets 31
VI. Valuation methodologies 56
VII. Inputs for the DCF valuation 60
VIII. Outcome of the DCF valuation 66
IX. Market multiples and stock capitalization 76
X. Tax effects of the Proposed Transaction 84
XI. Summary 86
Valuation Memorandum “Corporate Reorganization”
19
©2015 Deloitte Advisory Limitada

Courtesy
translation
Understanding the Proposed Operation
Current Structure
Description of the Proposed Transaction - Current Structure
Background
As has been Reported to the market via the SVS – Significant events, of April 22 and 28 and July 21 and 27 of this year, Enersis is currently studying the feasibility and convenience of implementing a company restructuring process involving the main Chilean companies of the Enersis Group in Chile, i.e. Enersis and its subsidiaries Endesa Chile and Chilectra S.A.. This would consist of separating the Generation and Distribution activities in Chile from the other activities carried out by the Group outside Chile.
Summary of the Stages of the Proposed Transaction
As specified, the Proposed Transaction would be broken down into two successive stages or phases.
• Stage one, which approves spin-offs for Endesa Chile and Chilectra, and subsequently a spin-off for Enersis.
• Stage two, which would approve the merger of the companies grouping together investmetns outside Chile.
The stages of the Proposed Transaction and the final pro-forma company structure are presented below:
Current corporate structure (1)
Enel
Group (2)
60,6%
Enersis
99,1% 60,0%
Endesa
Chilectra Chile
ARG BRA CHI COL PER
Source; Administration
(1) As of June 30, 2015
(2) Through Enel Latinoamérica SA and Enel Iberoamérica SRL
Valuation Memorandum “Corporate Reorganization”
20
©2015 Deloitte Advisory Limitada

Understanding the Proposed Operation
Courtesy translation
Stage One – Spin-off

Description of the Proposed Transaction – Spin-off

Stage One: Spin-off of Chilectra, Endesa Chile and Enersis

According to Management, the first stage of the Proposed Operation would be implemented through the following company operations:

1. Both Chilectra and Endesa Chile would be divided, giving rise to: (i) a new company from the Chilectra spin-off ("Chilectra Américas") to which would be assigned the equity investments and other associated assets and liabilities held by Chilectra outside Chile; and (ii) a new company from the Endesa Chile spin-off ("Endesa Américas") to which would be assigned the equity investments and other associated assets and liabilities held by Endesa Chile outside Chile. Each of the companies would keep all of the respective business currently being undertaken in Chile, including the assets, liabilities and administrative authorizations currently held by each of the companies in Chile.
2. Enersis would be divided, giving rise to a new company ("Enersis Chile") to which would be assigned the equity investments and associated assets and liabilities of Enersis in Chile, including its interests in each of the divided Chilectra and Endesa Chile; the company Enersis (which, after the spin-off, will be called "Enersis Américas" for these intents and purposes) will retain Enersis' equity investments outside Chile, including those held in each of Chilectra Américas and Endesa Américas, and the liabilities associated with them.

Pro-forma corporate structure Stage 1 after spin-off (1)


Enel Group(2)
60,6%
60,6%
Enersis Chile
Enersis Américas
99,1%
60,0%
99,1%
60,0%
Chilectra
Endesa Chile
Chilectra Américas
Endesa Américas
CHILE Distribution
CHILE Generation
ARG
BRA
COL
PER

Source: Administration
(1) Before the merger (stage 2)
(2) Through Enel Latinoamérica SA and Enel Iberoamérica SRL

Valuation Memorandum "Corporate Reorganization"
21
©2015 Deloitte Advisory Limitada

Understanding the Proposed Operation
Courtesy translation
Second Stage - Merger

Description of the Proposed Operation - Merger in Enersis Américas

Second Stage: Merger in Enersis Américas

Once the spin-offs have been completed, "Chilectra Américas" and "Endesa Américas" would be merged in Enersis Américas, grouping together all of the international interests of the Group.

The Transaction would result in two independent Enersis Chilean Entities trading in the same markets as the current Entities forming part of the Transaction.

- "Enersis Chile": A wholly Chilean operator to manage all of the electricity Generation and Distribution activities in Chile.
- "Enersis Américas": A Chilean investment vehicle, grouping together the Group's international interests.

Capital increase

The final company structure will be established via a capital increase in Enersis Américas (Company making the takeover). The merger will be made by means of a line-by-line consolidation of the Entities' balance sheets, and the increase in the number of shares in the Company making the takeover will be calculated proportionally to the economic values of the Entities.

Pro forma corporate structure after merger (Stage 2)


Enel Group (2)
60,6%
(1)
Enersis Chile
Enersis Américas
99,1%
60,0%
Chilectra
Endesa Chile
ARG
BRA
COL
PER
CHILE Distribution
CHILE Generation
Generation and Distribution

Source:Administration
(1) Subject to the number of initial shares of the acquiring Entity and capital increase due to the incorporation of the acquired companies
(2) Through Enel Latinoamérica SA y Enel Iberoamérica SRL

Valuation Memorandum "Corporate Reorganization"
22
©2015 Deloitte Advisory Limitada

Courtesy translation
Section Page
I. Executive Summary 6
II. Introduction Enersis Group 12
III. Understanding the Proposed Transaction 19
IV. Description of the Entities 23
V. Main subsidiaries and their markets 31
VI. Valuation methodologies 56
VII. Inputs for the DCF valuation 60
VIII. Outcome of the DCF valuation 66
IX. Market multiples and stock capitalization 76
X. Tax effects of the Proposed Transaction 84
XI. Summary 86
Valuation Memorandum “Corporate Reorganization” 23 ©2015 Deloitte Advisory Limitada

Description of the Entities Courtesy translation Endesa Américas

Endesa Américas: General description of the pro-forma balance sheet at September 30, 2015

General description

As a result of the spin-off of Endesa Chile, a new company Endesa Américas would be created, with all of the equity investments held by Endesa Chile in companies incorporated outside Chile, and other associated assets and liabilities that Endesa Chile holds, respectively, outside Chile being assigned to it.

Pro-forma balance sheet at September 30, 2015

The pro-forma balance sheet of Endesa Américas at September 30, 2015, showing the assignment of the assets and liabilities to Endesa Américas and to the Endesa Chile is shown on the right.

This balance sheet at September 30 is presented by way of illustration, insofar as the valuation of Endesa Américas was performed based on projections and balance sheets at June 30, 2015.

Consolidated balance sheet: Endesa y Endesa Américas as of september 30, 2015

Mill CLP	Endesa sep-15 (1)	Pro forma Endesa Amer. sep-15 (2)	Weight (2) / (1) (%)
Cash & cash equivalents	182.095	167.950	92,2%
Other current financial assets	14.304	12.786	89,4%
Trade and current receivables	531.950	194.760	36,6%
Current accounts receivable from related companies	98.474	38.562	39,2%
Inventories	55.285	23.636	42,8%
Current tax assets	18.842	120	0,6%
Other current assets	28.825	18.224	63,2%
Current assets	**929.775**	**456.038**	**49,0%**
Trade and non current receivable	119.841	119.792	100,0%
Non current receivable from related companies	-	-	-
Investment (equity method)	476.099	428.411	90,0%
Intangible assets other than goodwill	50.878	31.494	61,9%
Goodwill	131.030	106.170	81,0%
Property, plant and equipment	5.389.258	2.724.603	50,6%
Deferred tax assets	39.017	20.981	53,8%
Other non current assets	30.719	4.542	14,8%
Non current assets	**6.236.841**	**3.435.992**	**55,1%**
Asset	**7.166.617**	**3.892.030**	**54,3%**
Other current financial liabilities	287.524	256.059	89,1%
Trade and current payables	469.203	241.126	51,4%
Current accounts payable to related companies	377.750	43.467	11,5%
Current tax liabilities	34.570	30.707	88,8%
Other current liabilities	161.555	130.312	80,7%
Current liabilities	**1.330.601**	**701.671**	**52,7%**
Other non current financial liabilities	1.797.444	887.228	49,4%
Trade and non current payables	-	-	-
Deferred tax liabilities	370.392	160.777	43,4%
Other non current liabilities	172.316	97.579	56,6%
Non current liabilities	**2.340.152**	**1.145.584**	**49,0%**
Liabilities	**3.670.753**	**1.847.254**	**50,3%**
Equity atributable to shareholders	**2.625.346**	**1.207.215**	**46,0%**
Non controlling interests	**870.517**	**837.561**	**96,2%**
Equity	**3.495.864**	**2.044.776**	**58,5%**
Liabilities & Equity	**7.166.617**	**3.892.030**	**54,3%**

Source: Administration

Valuation Memorandum "Corporate Reorganization" 24
©2015 Deloitte Advisory Limitada

Description of the Entities
Courtesy translation
Endesa Américas
Endesa Américas: Net financial debt at June 30, 2015
Net financial debt at June 30, 2015
The valuation of the subsidiaries, and, therefore, of the Entities was made based on the financial statements at June 30, 2015, and the financial debt of Enersis Américas, Endesa Américas and Chilectra Américas coincides with that date. In this context, the net financial debt used in estimating the value of the equity of Endesa Américas is presented below:
Balance Américas Mill CLP Américas 30 jun. 2015 allocation(%)
ENDESA AMERICAS
CASH & CASH EQUIVALENTS 59.075 34,0% 20.086
DEBT 1.338.216 0,0% 0
NET FINANCIAL DEBT ENDESA AMERICAS -20.086
Source: Administration
Valuation Memorandum “Corporate Reorganization” 25 ©2015 Deloitte Advisory Limitada

Description of the Entities
Courtesy translation
Chilectra Américas

Chilectra Américas: General description of the pro-forma balance sheet at September 30, 2015

General description

As a result of the spin-off of Chilectra, a new Entity Chilectra Américas would be created, with all of the equity investments held by Chilectra in companies incorporated outside Chile, and other associated assets and liabilities that Chilectra holds, respectively, outside Chile being assigned to it.

Pro-forma balance sheet

The pro-forma balance sheet of Chilectra Américas at September 30, 2015, showing the assignment of the assets and liabilities to Chilectra Américas and to the Chilectra Chile is shown on the right.

This balance sheet at September 30 is presented by way of illustration, insofar as the valuation of Chilectra Américas was performed based on projections and balance sheets at June 30, 2015.

Consolidated balance sheet: Chilectra y Chilectra Américas as of september 30, 2015

Mill CLP	Chilectra sep-15 (1)	Pro forma Chilectra Amer. sep-15 (2)	Weight (2) / (1) (%)
Cash & cash equivalents	3.847	1.365	35,5%
Other current financial assets	1.279	1.254	98,1%
Trade and current receivables	238.461	2	0,0%
Current accounts receivable from related companies	19.425	11.737	60,4%
Inventories	1.406	-	-
Current tax assets	3.573	417	11,7%
Other current assets	6.333	-	-
Current assets	**274.324**	**14.775**	**5,4%**
Trade and non current receivable	6.741	-	-
Non current receivable from related companies	-	-	-
Investment (equity method)	441.782	441.727	100,0%
Intangible assets other than goodwill	20.136	-	-
Goodwill	2.240	-	-
Property, plant and equipment	704.049	-	-
Deferred tax assets	390	47	12,1%
Other non current assets	1.165	-	-
Non current assets	**1.176.504**	**441.774**	**37,5%**
Asset	**1.450.828**	**456.549**	**31,5%**
Other current financial liabilities	87	87	100,0%
Trade and current payables	121.731	11	0,0%
Current accounts payable to related companies	52.748	285	0,5%
Current tax liabilities	15	-	-
Other current liabilities	9.629	245	2,5%
Current liabilities	**184.210**	**629**	**0,3%**
Other non current financial liabilities	-	-	-
Trade and non current payables	-	-	-
Deferred tax liabilities	21.522	-	-
Other non current liabilities	28.560	323	1,1%
Non current liabilities	**50.082**	**323**	**0,6%**
Liabilities	**234.292**	**951**	**0,4%**
Equity atributable to shareholders	**1.216.531**	**455.597**	**37,5%**
Non controlling interests	**4**	**-**	**-**
Equity	**1.216.536**	**455.597**	**37,5%**
Liabilities & Equity	**1.450.828**	**456.549**	**31,5%**

Source: Administration

Valuation Memorandum "Corporate Reorganization" 26
©2015 Deloitte Advisory Limitada

Courtesy translation
Description of the Entities
Chilectra Américas
Chilectra Américas: Net financial debt at June 30, 2015
Net financial debt at June 30, 2015
The valuation of the subsidiaries, and, therefore, of the Entities, was made based on the financial statements at June 30, 2015, and the net financial debt of Enersis Américas, Endesa Américas and Chilectra Américas coincides with that date.
In this context, the net financial debt used in estimating the value of the equity of Chilectra Américas is presented below:
Balance Américas Mill CLP Américas
30 jun. 2015 allocation(%)
CHILECTRA AMERICAS
CASH & CASH EQUIVALENTS 15.271 37,0% 5.650
DEBT 22.473 0,0% 0
NET FINANCIAL DEBT CHILECTRA AMERICAS -5.650
Source: Administration
Valuation Memorandum “Corporate Reorganization” 27 ©2015 Deloitte Advisory Limitada

Description of the Entities

Courtesy translation

Enersis Américas

Enersis Américas: General description of the pro-forma balance sheet at September 30, 2015

General description

As a result of the spin-off of Enersis

1. the new company Enersis Chile would be created, with the equity investments held by Enersis in Endesa Chile and Chilectra Chile, and any other interests and associated assets and liabilities that it may hold in Chile, as well as also the liabilities linked to those assets, being assigned to it; and
2. the equity investments held by Enersis in companies incorporated outside Chile would be kept in Enersis Américas, including, in the same proportion. its interests that it held in Endesa Américas and Chilectra Américas, as well as also the liabilities associated with them, as well as all of the other assets and liabilities not expressly assigned to Enersis Chile.

Pro-forma balance sheet

The pro-forma balance sheet of Enersis Américas at September 30, 2015, showing the assignment of the assets and liabilities to Enersis Américas and to the Enersis Chile is shown on the right.

This balance sheet at September 30 is presented by way of illustration, insofar as the valuation of Enersis Américas was performed based on projections and balance sheets at June 30, 2015.

Consolidated balance sheet: Enersis y Enersis Américas as of september 30, 2015

Mill CLP	Enersis sep-15 (1)	Pro forma Enersis Amer. sep-15 (2)	Weight (2) / (1) (%)
Cash & cash equivalents	1.067.284	982.124	92,0%
Other current financial assets	97.830	96.250	98,4%
Trade and current receivables	1.656.911	1.076.500	65,0%
Current accounts receivable from related companies	23.278	317.011	1361,8%
Inventories	136.628	101.078	74,0%
Current tax assets	44.352	21.699	48,9%
Other current assets	139.995	122.469	87,5%
Current assets	**3.166.278**	**2.717.131**	**85,8%**
Trade and non current receivable	263.357	256.428	97,4%
Non current receivable from related companies	497	497	100,0%
Investment (equity method)	79.842	32.154	40,3%
Intangible assets other than goodwill	985.643	947.918	96,2%
Goodwill	1.331.764	444.506	33,4%
Property, plant and equipment	8.503.787	5.154.672	60,6%
Deferred tax assets	130.179	110.029	84,5%
Other non current assets	538.442	511.101	94,9%
Non current assets	**11.841.669**	**7.457.304**	**63,0%**
Asset	**15.007.947**	**10.174.435**	**67,8%**
Other current financial liabilities	481.068	449.603	93,5%
Trade and current payables	1.660.659	1.299.890	78,3%
Current accounts payable to related companies	37.032	17.235	46,5%
Current tax liabilities	75.206	71.279	94,8%
Other current liabilities	358.828	311.237	86,7%
Current liabilities	**2.612.793**	**2.149.244**	**82,3%**
Other non current financial liabilities	3.019.431	2.109.215	69,9%
Trade and non current payables	276.439	276.439	100,0%
Deferred tax liabilities	447.626	220.096	49,2%
Other non current liabilities	535.019	419.873	78,5%
Non current liabilities	**4.278.516**	**3.025.623**	**70,7%**
Liabilities	**6.891.309**	**5.174.868**	**75,1%**
Equity atributable to shareholders	**6.022.827**	**3.494.871**	**58,0%**
Non controlling interests	**2.093.810**	**1.504.697**	**71,9%**
Equity	**8.116.637**	**4.999.568**	**61,6%**
Liabilities & Equity	**15.007.947**	**10.174.435**	**67,8%**

Source: Administration

Valuation Memorandum "Corporate Reorganization" 28
©2015 Deloitte Advisory Limitada

Courtesy translation
Description of the Entities
Enersis Américas
Enersis Américas: Net financial debt at June 30, 2015
Financial debt
The valuation of the subsidiaries, and, therefore, of the Entities, was made based on the financial statements at June 30, 2015, and the net financial debt of Enersis Américas, Endesa Américas and Chilectra Américas coincides with that date.
In this context, the net financial debt used in estimating the value of the equity of Enersis Américas is presented below:
Balance Américas Mill CLP
Américas 30 jun. 2015 allocation(%)
ENERSIS AMERICAS
CASH & CASH EQUIVALENTS 896.027
Cash & cash equivalents: Balance 948.534 0,0% 0
Cash & cash equivalents: Capital increase 823.517 100,0% 823.517
Cash & cash equivalents difference 125.017 58,0% 72.510
DEBT 310.599 310.599
Financial debt 229.208 100,0% 229.208
Derivatives liabilities 81.391 100,0% 81.391
NET FINANCIAL DEBT ENERSIS AMERICAS -585.427
Source: Administration
Valuation Memorandum “Corporate Reorganization” 29 ©2015 Deloitte Advisory Limitada

Description of the Entities

Courtesy translation

Equity investments

The Entities' main equity investments in subsidiaries

Summary of equity investments

At December 2014, Emgesa, the main Generating company in Colombia, 37,7% controlled by Enersis and 26,9% by Endesa, is the subsidiary reporting the best operating performance, representing 25,4% of the total EBIT.

The most relevant figures of the main subsidiaries in Colombia, Peru, Brazil and Argentina, as well as the interests in those companies are presented below:

Mill CLP	Main business	Revenues FY14	EBIT FY14	EBIT margin (%)	EBIT weight (%)	Enersis Part. (%)	Endesa Part. (%)	Chilectra Part. (%)
COLOMBIA								
Emgesa	Generation	753.385	449.490	59,7%	25,4%	37,7%	26,9%	-
Codensa	Distribution	982.771	261.975	26,7%	14,8%	48,4%	-	9,4%
PERU								
Edegel	Generation	319.347	121.655	38,1%	6,9%	58,6%	62,5%	-
Edelnor	Distribution	478.695	90.973	19,0%	5,1%	75,5%	-	15,6%
Piura	Generation	50.849	17.588	34,6%	1,0%	96,5%	-	-
BRASIL								
Coelce	Distribution	876.944	117.380	13,4%	6,6%	64,9%	21,9%	6,3%
Ampla	Distribution	1.092.282	183.846	16,8%	10,4%	92,0%	17,4%	36,6%
Fortaleza	Generation	210.793	36.994	17,5%	2,1%	84,4%	37,1%	11,3%
Cachoeira	Generation	158.965	71.853	45,2%	4,1%	84,2%	37,0%	11,2%
Cien	Transmission	70.800	42.121	59,5%	2,4%	84,4%	37,1%	11,3%
ARGENTINA								
Edesur	Distribution	371.412	-51.229	-13,8%	-2,9%	71,6%	0,5%	34,1%
Chocon	Generation	30.173	14.337	47,5%	0,8%	39,2%	65,4%	-
Costanera	Generation	75.194	13.702	18,2%	0,8%	45,4%	75,7%	-
Docksud	Generation	61.606	9.465	15,4%	0,5%	40,3%	-	-
CHILE								
Chilectra	Distribution	1.127.893	152.858	13,6%	8,6%	99,1%	-	-
Endesa Chile & subs.	Generation	1.236.136	256.675	20,8%	14,5%	60,0%	-	-
Others								
Other subsidiaries	-	-643.369	-20.358		-1%	n/a	n/a	n/a
Results		7.253.876	1.769.325		100%			

Source: Enersis annual report 2014

Valuation Memorandum "Corporate Reorganization" 30
©2015 Deloitte Advisory Limitada

Courtesy translation
Section Page
I. Executive Summary 6
II. Introduction Enersis Group 12
III. Understanding the Proposed Transaction 19
IV. Description of the Entities 23
V. Main subsidiaries and their markets 31
VI. Valuation methodologies 56
VII. Inputs for the DCF valuation 60
VIII. Outcome of the DCF valuation 66
IX. Market multiples and stock capitalization 76
X. Tax effects of the Proposed Transaction 84
XI. Summary 86
Colombia
Peru
Brazil
Argentina
Valuation Memorandum “Corporate Reorganization” 31 ©2015 Deloitte Advisory Limitada

Courtesy translation
Description of the market and main subsidiaries Colombia
Colombia: Economic outlook and energy sector
Economic outlook
Colombia is an emerging economy mainly based on the production of basic commodities for export and the production of consumption goods for the internal market.
GDP growth for Colombia is forecasted to be 3,4% in 2016, while the expected GDP average growth for the period 2017-2019 is estimated to be around 4,2%. The main risks considered to GDP growth are: the high dependency of Colombia on the price of basic products (mainly commodities) and the devaluation of the Colombian peso. Average annual inflation between 2016 and 2020 is estimated at 3,4%.
Energy sector
The electric energy in Colombia largely comes from hydraulic power plants (approximately 70%) and in a smaller proportion from thermal power plants (approximately by 18%).
During 2014 the demand registered by the energy sector in Colombia was of 63.571 GWh, which showed a 4,4% growth compared to 2013. At the end of
2014, the net effective installed capacity (“CEN”) of the Colombian National
Interconnected System (“SIN”) amounted to 15.489 MW, an increase of 930 MW compared to 2013 or 6,4%.
It is estimated that energy generation in Colombia will grow by 4,1% on average per annum during the period 2015-2020 whereas electricity consumption would grow on average by 3,5%.
It has been noted that the growth in energy consumption has a two-way relationship with the actual GDP growth.
Source: EIU, Enersis 2014 Annual Report, Colombian electric information system, XM.
Main indicators of the country and industry
(Gwh)
160.000 140.000 120.000 100.000 80.000 60.000 40.000 20.000 0
2012 2013 2014 2015e 2016e 2017e 2018e 2019e 2020e
8,0% 7,0% 6,0% 5,0% 4,0% 3,0% 2,0% 1,0% 0,0%
Electric generation (Gwh) Electric consumption (Gwh)
Electric consumption (var.) Real GDP (var.)
Source: Economist Intelligence Unit
Colombia - Energy spot price
(USDMWh)
250 200 150 100 50 0
Jan-13 Mar-13 May-13 Jul-13 Sep-13 Nov-13 Jan-14 Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15
Source: XM S.A. -Banco Central de Colombia
Valuation Memorandum “Corporate Reorganization” 32 ©2015 Deloitte Advisory Limitada

Courtesy translation
Description of the market and main subsidiaries Colombia
Regulation in the Colombian market
General
The Wholesale Electric Market in Colombia (“MEM”) is based on a competitive and open market model. It is run by a main agency referred to as the Manager of Commercial Exchange System (Administrador del Sistema de Intercambios Comerciales (“ASIC”).
The Colombian SIN includes the power plants, the interconnection network, regional transmission lines, distribution lines and end consumers.
The main regulators are:
• The Ministry of Mines and Energy (“MME”): responsible for establishing the policies for the energy sector.
• The Energy Mining Planning Agency (“UPME”): responsible for planning the expansion of power generation and transmission networks.
• The Economic and Social Policy Board (“CONPES”): the maximum authority for domestic planning.
• Energy and Gas Regulation Commission(“CREG”): implements the industry principles established in the Colombian Electricity Law.
Colombian Energy Market Chart
Generators
Pool market
Spot price
Bilateral price
Distributors
Bid price
Traders
Regulated price
Negotiated price
Regulated customers
Unregulated customers
> 55 MWh – 100 kW
Source: 2014 20F Report of Enersis and Enersis 2014 Annual Report.
Energy Generation
In the Colombian market the purchase and sale of energy may occur between generators, distributors (acting as traders), mere traders (those that do not generate or distribute energy) and non-regulated customers. New participants are not restricted from entering the market as long as they comply with the applicable laws and regulations.
• In the non-regulated market generation companies and non-regulated customers enter into agreements with freely established terms and prices.
• The regulated market is served by distributors acting as traders or by mere traders that invoice all service costs with prices established and regulated by CREG. These distributors are subject to tender processes every 3 or 5 years. CREG is the authority that establishes the formula for total service cost with the objective of transferring transmission, distribution and trading costs as well as losses costs to the regulated market.
Energy Distribution
In the energy distribution market, CREG regulates prices that allow the distribution companies to recover costs, including operating, maintenance and capital costs, under efficient operating conditions. CREG reviews tariffs every 5 years.
Valuation Memorandum “Corporate Reorganization” 33 ©2015 Deloitte Advisory Limitada

Main subsidiaries and their markets

Courtesy translation

Colombia - Emgesa

Shareholding in subsidiary		
Américas	Américas	Américas
37,7%	26,9%	n/a

Emgesa (Colombia, Generation)

Emgesa - operating results

Mill CLP	FY2013	FY2014	1H2014	1H2015
Operating Revenues	639.460	753.385	360.397	328.994
Procurement and Services	(204.521)	(220.460)	(105.187)	(99.194)
Contribution Margin	**434.939**	**532.925**	**255.210**	**229.800**
Other Costs	(33.458)	(38.840)	(17.156)	(25.398)
Gross Operating Income (EBITDA)	**401.481**	**494.085**	**238.054**	**204.402**
Depreciation and Amortization	(37.552)	(44.594)	(20.123)	(18.424)
Reversal of impairment profit	-	-	-	-
Operating Income	**363.929**	**449.490**	**217.932**	**185.978**
As % of operating revenues				
Contribution Margin	*68,0%*	*70,7%*	*70,8%*	*69,8%*
EBITDA	*62,8%*	*65,6%*	*66,1%*	*62,1%*
Operating Income	*56,9%*	*59,7%*	*60,5%*	*56,5%*
Other KPIs				
GWh Produced	12.748	13.559	6.113	6.642
Mw installed	2.926	3.059	3.059	3.059
GWh Sold	16.090	15.773	7.397	8.026
Market Share	18,4%	19,4%	17,8%	18,8%
Revenue / GWh Produced	50,2	55,6	59,0	49,5
EBITDA / GWh Produced	31,5	36,4	38,9	30,8

Emgesa - as % of Enersis

	FY2013	FY2014	1H2014	1H2015
Total assets	13,0%	14,8%	n/a	12,9%
EBITDA	17,8%	20,8%	n/a	17,3%
Other KPIs				
ROA	*21,6%*	*22,3%*	n/a	n/a
Leverage	*30,9%*	*32,1%*	n/a	*45,6%*

Source: 2014 Enersis 20F and 2014 Enersis Annual Report.

General description

Emgesa is mainly engaged in the trading of energy on the Wholesale Market from sale of energy to large customers, block sales to power generators and energy traders as well as transaction in the spot market (Energy Exchange).

Emgesa is located in the City of Bogota in Colombia. The Company has twelve power plants totaling power of 3.059 MW, out of which ten are hydroelectric power plants (installed capacity of 2.482 MW) and two thermal power plants (installed capacity of 444 MW). During 2014, Emgesa's energy sales accounted for 19,4% of total sales of energy in the Colombian market.

Its main competitors are: Empresa Pública de Medellín, Isagen, Corelca, EPSA and Chivor.

Operating performance

Emgesa's installed capacity increased by 133 MW during 2014 whereas its market share of total energy sales in Colombia increased to 19,4%.

During 2014, Emgesa improved its contribution margin compared to the previous year, which resulted in an increase of 2,8 percentage points in the EBITDA margin in the same year. During the first half of 2015, Emgesa's EBITDA margin decreased but was above the level registered in 2013.

Valuation Memorandum "Corporate Reorganization" 34
©2015 Deloitte Advisory Limitada

Main subsidiaries and their markets

Courtesy translation

Colombia - Codensa

Shareholding in subsidiary

Américas	Américas	Américas
48,4%	n/a	9,4%

Codensa (Colombia, Distribution)

Codensa - operating results

Mill CLP	FY2013	FY2014	1H2014	1H2015
Operating Revenues	852.780	982.771	471.369	444.193
Procurement and Services	(464.475)	(547.594)	(269.157)	(247.098)
Contribution Margin	**388.305**	**435.177**	**202.212**	**197.095**
Other Costs	(85.355)	(98.801)	(44.955)	(48.285)
Gross Operating Income (EBITDA)	**302.950**	**336.375**	**157.257**	**148.810**
Depreciation and Amortization	(62.062)	(74.400)	(34.887)	(31.032)
Reversal of impairment profit	-	-	-	-
Operating Income	**240.888**	**261.975**	**122.371**	**117.777**
As % of operating revenues				
Contribution Margin	*45,5%*	*44,3%*	*42,9%*	*44,4%*
EBITDA	*35,5%*	*34,2%*	*33,4%*	*33,5%*
Operating Income	*28,2%*	*26,7%*	*26,0%*	*26,5%*
Other KPIs				
Customers (Th)	2.687	2.772	2.733	2.821
GWh Sold	13.342	13.667	6.696	6.798
Market Share	n/a	n/a	n/a	24,0%
Energy Losses %	7,0%	7,2%	7,3%	7,2%
Revenue / Customers	317,4	354,5	172,5	157,4
EBITDA / Customers	112,8	121,3	57,5	52,7

Codensa - as % of Enersis

	FY2013	FY2014	1H2014	1H2015
Total assets	8,0%	8,3%	n/a	6,8%
EBITDA	13,5%	14,2%	n/a	12,9%
Other KPIs				
ROA	*11,8%*	*11,6%*	n/a	n/a
Leverage	*10,3%*	*11,2%*	n/a	*21,5%*

Source: 2014 Enersis 20F and 2014 Enersis Annual Report.

General description

Codensa is mainly engaged in the distribution and trading of electric energy, as well as activities related to this type of business, e.g., energy design and consulting and trading of products among other activities.

The Company distributes and trades energy in Bogota, Colombia and 103 townships in the Cundinamarca, Boyaca and Tolima departments covering an area of 14.456 km^2 where it provides services to approximately 2,8 million customers. For the year 2014, Codensa owned 1.247 Km of transmission lines.

Codensa is mainly focused on providing services to regulated customers although it also provides services to industrial and trading customers and public street lighting companies in townships.

Its main competitors are: EEPP Medellin, Empresa Distribuidora del Pacifico and Electrificadora del Caribe.

Operating performance

The number of clients to which Codensa distributed energy in 2014 rose by 3,2% YoY up to 2.772.000, which resulted in a 2,4% increase in terms of GWh sold.

With respect to the contribution margin, this dropped by approximately 1 percentage point during 2014 and remained stable during the first half of 2015. We noted a similar decrease in the EBITDA margin during 2014 maintaining the downward trend during the first half of 2015 as well.

Valuation Memorandum "Corporate Reorganization" 35
©2015 Deloitte Advisory Limitada

Courtesy translation
Section Page I. Executive Summary 6 II. Introduction Enersis Group 12 III. Understanding the Proposed Transaction 19 IV. Description of the Entities 23 V. Main subsidiaries and their markets 31 Colombia VI. Valuation methodologies 56 Peru VII. Inputs for the DCF valuation 60 Brazil VIII. Outcome of the DCF valuation 66 Argentina IX. Market multiples and stock capitalization 76 X. Tax effects of the Proposed Transaction 84 XI. Summary 86

Valuation Memorandum “Corporate Reorganization”	36	©2015 Deloitte Advisory Limitada

Courtesy translation
Description of the market and main subsidiaries		Peru

Peru: Economic outlook and energy sector
Economic outlook
The Peruvian economy is mainly based on the exploitation, processing and export of natural resources mainly mineral, agricultural and fishing resources. However, over the last years the service and light industry sector has become more relevant.
Peru’s GDP is forecasted to grow 3,9% in 2016 and 4,6% on average per annum for the period 2017 to 2018, while decreasing 4,4% in 2019. Main risks affecting the GDP growth are: commodity prices and the dependence of exports on growth in China. The average annual inflation is estimated at 3,1% between 2016 and 2020.
Energy sector
The electric energy in Peru is generated mainly by thermal power plants (approximately 65%) and to a lesser extent by hydroelectric plants (approximately 33%).
During 2014 the energy consumption in Peru amounted to 42.425 GWh, posting a 6% growth as compared to 2013. As at the end of 2014 the total installed capacity in Peru reached 11.203 MW while the energy production reached 45.550 GWh.
For the period between 2015 and 2020, it has been estimated that energy Generation in Peru will grow at an annual average of 2,7%; whereas the electric consumption would grow by an annual average of 4,8%.
It is estimated that energy generation in Peru will grow by 2,7% on average per annum during the period 2015-2020 whereas electricity consumption would grow on average by 3,5%.
It has been noted that the growth in energy consumption has a two-way relationship with the actual GDP growth.
Source: EIU, Enersis 2014 Annual Report, MINEM Peru, COES
Main indicators of the country and industry
(Gwh)
120.000
105.000
90.000
75.000
60.000
45.000
30.000
15.000
0
2012 2013 2014 2015e 2016e 2017e 2018e 2019e 2020e
8,0%
7,0%
6,0%
5,0%
4,0%
3,0%
2,0%
1,0%
0,0%
Electric generation (Gwh) Electric consumption (Gwh)
Electric consumption (var.) Real GDP (var.)
Source: Economist Intelligence Unit
Peru – Unregulated energy Price
(USD/MWh)
62
61
61
60
60
59
59
58
58
Jan-14
Feb-14
Mar-14
Apr-14
May-14
Jun-14
Jul-14
Aug-14
Sep-14
Oct-14
Nov-14
Dec-14
Jan-15
Feb-15
Mar-15
Apr-15
May-15
Source: Osinergmin – Banco Central de Reservas del Perú

Valuation Memorandum “Corporate Reorganization”	37	©2015 Deloitte Advisory Limitada

Courtesy translation

Description of the market and main subsidiaries		Peru

Regulation in the Peruvian market
General
The Wholesale Electric Market (“MEM”) has four domestic agent categories: generators, transmission companies, distribution companies and large customers. According with that established in the Electric Concession Law, its regulations and standards are complementary.
Generation, transmission and distribution companies as well as large customers comprise the Economic Operating Committee of the Peruvian National Interconnected System (COES SINAC). The Committee’s mission is to coordinate the operation of the electric system at minimum cost, to ensure the safe supply and better use of energy resources, as well as to plan the development of the transmission of the Peruvian Domestic Interconnected Electric System (“SEIN”) and manage the short-term market.
The main regulating agents are as follows:
• The Ministry of Energy and Mines (MINEM): defines the energy policy applicable at domestic level.
• The Peruvian Superintendence of Energy and Mines (Osinergmin): regulating entity that controls and verifies the compliance with legal and technical standards related to electricity and hydrocarbon activities.
Peruvian Energy Market Chart
Market spot
Node Price / Bid Price
Regulated price
Generators
Distributors
Regulated customers <200kW*
Unregulated customers >2.500kW*
Between 200 & 2.500kW could choose
Source: 2014 Enersis 20F and Annual Report.
Energy Generation
Electricity generating companies that have or operate a power plant with installed capacity exceeding 500 KW require an indefinite concession granted by the MINEM. COES controls the coordination of the dispatch of electric operations, the calculation of the spot prices as well as the control and management of the economic transactions occurring within the SEIN.
Generators may sell their energy directly to large consumers and buy the deficit or transfer electricity surpluses between the energy sold via contracts and actual energy production, via an energy pool at spot price. Sales to non-regulated customers are conducted at prices and under conditions that are mutually agreed, which include toll charges and compensations for the use of transmission systems and, if required, to distribution companies for the use of their networks.
Energy Distribution
The electricity tariff to regulated customers includes charges for voltage and energy, for the generation and transmission as well as for the Distribution Added-Value (“VAD”), which considers a regulated return on investments, fixed operating and maintenance charges and a standard percentage related to losses of energy being distributed.
The VAD is fixed every four years. The actual return on the investment of a distribution company depends on its performance with respect to the standards fixed by the Osinergmin based on hypothetical model company. Preliminary tariffs are determined using as basis the results of the study engaged by companies, corrected per the observations in the study engaged by the Osinergmin. Preliminary tariffs are confirmed to ensure that the average annual internal rate of return for the entire industry is 12% with a variance of ±4%.

Valuation Memorandum “Corporate Reorganization”	38	©2015 Deloitte Advisory Limitada

Main subsidiaries and their markets
Courtesy translation
Peru - Edegel

Shareholding in subsidiary

Américas	Américas	Américas
58,6%	62,5%	n/a

Edegel (Peru, Generation)

Edegel - operating results

Mill CLP	FY2013	FY2014	1H2014	1H2015
Operating Revenues	283.806	353.795	168.289	172.496
Procurement and Services	(95.080)	(133.735)	(63.690)	(64.808)
Contribution Margin	**188.726**	**220.060**	**104.599**	**107.688**
Other Costs	(31.408)	(35.298)	(17.505)	(17.440)
Gross Operating Income (EBITDA)	**157.318**	**184.762**	**87.094**	**90.248**
Depreciation and Amortization	(45.126)	(43.605)	(20.856)	(22.883)
Reversal of impairment profit	-	-	-	-
Operating Income	**112.192**	**141.158**	**66.237**	**67.365**
As % of operating revenues				
Contribution Margin	*66,5%*	*62,2%*	*62,2%*	*62,4%*
EBITDA	*55,4%*	*52,2%*	*51,8%*	*52,3%*
Operating Income	*39,5%*	*39,9%*	*39,4%*	*39,1%*
Other KPIs				
GWh Produced	8.391	8.609	4.397	4.143
Mw installed	1.540	1.652	1.652	1.652
GWh Sold	8.903	9.320	4.618	4.333
Market Share	25,0%	24,9%	24,8%	22,2%
Revenue / GWh Produced	33,8	41,1	38,3	41,6
EBITDA / GWh Produced	18,7	21,5	19,8	21,8

Edegel - as % of Enersis

	FY2013	FY2014	1H2014	1H2015
Total assets	5,0%	5,2%	n/a	5,3%
EBITDA	6,1%	6,8%	n/a	7,2%
Other KPIs				
ROA	*10,6%*	*12,9%*	n/a	n/a
Leverage	*11,8%*	*11,4%*	n/a	*14,1%*

Source: 2014 Enersis 20F and 2014 Enersis Annual Report

General

Edegel is a private company engaged in the generation and trading of electricity.

The Company is located in the city of Lima, Peru. It has seven hydraulic and two thermal power plants with a total installed capacity of 1.652 MW out of which 45,7% corresponds to hydraulic generation and 54,3% to thermal generation (natural gas and diesel).

In 2014 the company's net electricity generation totaled 8.609 GWh and physical sales reached 9.320 GWh.

Its main competitors are: Electroperu S.A., Kallpa Generacion and Enersur.

Operating performance

The company's installed capacity increased by 112 MW during 2014. At year-end, its held a 24,9% market share with respect to the total energy sold in Peru.

During the first half of 2015, the EBITDA margin was maintained at prior year's level.

Valuation Memorandum "Corporate Reorganization" 39
©2015 Deloitte Advisory Limitada

Main subsidiaries and their markets

Courtesy translation

Peru - Eepsa

Shareholding in subsidiary

Américas	Américas	Américas
96,5%	n/a	n/a

EEPSA (Peru, Generation)

EE Piura - operating results

Mill CLP	FY2013	FY2014	1H2014	1H2015
Operating Revenues	33.752	50.849	25.075	25.088
Procurement and Services	(19.030)	(20.916)	(10.098)	(11.568)
Contribution Margin	**14.722**	**29.933**	**14.978**	**13.520**
Other Costs	(4.504)	(6.434)	(2.895)	(2.990)
Gross Operating Income (EBITDA)	**10.217**	**23.499**	**12.083**	**10.530**
Depreciation and Amortization	(2.968)	(5.911)	(2.679)	(2.679)
Reversal of impairment profit	-	-	-	-
Operating Income	**7.249**	**17.588**	**9.404**	**7.851**
As % of operating revenues				
Contribution Margin	*43,6%*	*58,9%*	*59,7%*	*53,9%*
EBITDA	*30,3%*	*46,2%*	*48,2%*	*42,0%*
Operating Income	*21,5%*	*34,6%*	*37,5%*	*31,3%*
Other KPIs				
GWh Produced	98	453	106	213
Mw installed	302	297	297	297
GWh Sold	594	596	250	303
Market Share	1,7%	1,6%	1,3%	1,6%
Revenue / GWh Produced	345,7	112,4	235,8	118,0
EBITDA / GWh Produced	104,6	51,9	113,6	49,5

EE Piura - as % of Enersis

	FY2013	FY2014	1H2014	1H2015
Total assets	0,7%	0,8%	n/a	0,8%
EBITDA	0,6%	1,0%	n/a	1,0%
Other KPIs				
ROA	*3,2%*	*7,5%*	n/a	n/a
Leverage	*34,5%*	*21,7%*	n/a	*25,8%*

Source: 2014 Enersis 20F and 2014 Enersis Annual Report.

General

Empresa Eléctrica de Piura S.A. (EEPSA) is a company engaged in the generation of electric energy. At the end of 2014, the company had an installed capacity of 297 MW divided into two power plants, located in the province of Talara, department of Piura, north of Peru: Malacas 2 power plant and Malacas 3 power plant.

Operating performance

During 2014, 453 GWh were produced translating into a 355 GWh increase in on a yearly basis given that Malacas 3 power plant started operations on May 13, 2014.

The company's EBITDA reached $23.499 million at the end of 2014, reflecting an increase of $13.289 million YoY.

During the first half of 2015, the EBITDA of EE Piura decreased by 9,7% compared to the first half of 2014 and ended the period with market share of 1,6% in the energy sold in Peru.

Valuation Memorandum "Corporate Reorganization" 40
©2015 Deloitte Advisory Limitada

Main subsidiaries and their markets

Courtesy translation

Peru - Edelnor

Shareholding in subsidiary

Américas	Américas	Américas
75,5%	n/a	15,6%

Edelnor (Peru, Distribution)

Edelnor - operating results

Mill CLP	FY2013	FY2014	1H2014	1H2015
Operating Revenues	413.907	478.695	234.210	262.755
Procurement and Services	(266.450)	(315.116)	(155.028)	(177.083)
Contribution Margin	**147.457**	**163.579**	**79.182**	**85.672**
Other Costs	(38.537)	(44.349)	(21.462)	(21.056)
Gross Operating Income (EBITDA)	**108.919**	**119.231**	**57.719**	**64.616**
Depreciation and Amortization	(24.822)	(28.257)	(13.539)	(14.644)
Reversal of impairment profit	-	-	-	-
Operating Income	**84.097**	**90.973**	**44.181**	**49.972**
As % of operating revenues				
Contribution Margin	*35,6%*	*34,2%*	*33,8%*	*32,6%*
EBITDA	*26,3%*	*24,9%*	*24,6%*	*24,6%*
Operating Income	*20,3%*	*19,0%*	*18,9%*	*19,0%*
Other KPIs				
Customers (Th)	1.255	1.294	1.277	1.319
GWh Sold	7.045	7.360	3.668	3.829
Market Share	n/a	n/a	n/a	30,0%
Energy Losses %	7,9%	8,0%	8,0%	8,4%
Revenue / Customers	329,9	370,1	183,5	199,3
EBITDA / Customers	86,8	92,2	45,2	49,0

Edelnor - as % of Enersis

	FY2013	FY2014	1H2014	1H2015
Total assets	0,7%	0,8%	*n/a*	0,8%
EBITDA	0,6%	1,0%	*n/a*	1,0%
Other KPIs				
ROA	*3,2%*	*7,5%*	*n/a*	*n/a*
Leverage	*34,5%*	*21,7%*	*n/a*	*25,8%*

Source: 2014 Enersis 20F and 2014 Enersis Annual Report.

General

Empresa de Distribución Eléctrica de Lima Norte S.A.A. (Edelnor) is a utility company engaged in the distribution and trading of electricity.

During 2014 the company covered a total area of 1.517 km^2, which corresponds mainly to area north of Lima and Callao, and delivered electricity to 1.293.503 customers out of which 94,6% were residential customers, 3,2% commercial customers, 0,1% industrial customers and 2,1% other types.

Its main competitors are : Luz del Sur, Electro Sur, Electrocentro, ENOSA, Hidrandina and ENSA.

Operating performance

During 2014, Edelnor increased its customer base by 3,1% compared to the previous year, which resulted in a 4,5% growth in GWh sold.

With respect to the contribution margin, this increased by 10,9% during 2014, trend that continued during the first half of 2015.

Edelnor ended the first half of 2015 with a 30% market share in Peru.

Valuation Memorandum “Corporate Reorganization” 41
©2015 Deloitte Advisory Limitada

Courtesy translation
Section Page
I. Executive Summary 6
II. Introduction Enersis Group 12
III. Understanding the Proposed Transaction 19
IV. Description of the Entities 23
V. Main subsidiaries and their markets 31 Colombia
VI. Valuation methodologies 56 Peru
VII. Inputs for the DCF valuation 60 Brazil
VIII. Outcome of the DCF valuation 66 Argentina
IX. Market multiples and stock capitalization 76
X. Tax effects of the Proposed Transaction 84
XI. Summary 86

Valuation Memorandum “Corporate Reorganization”	42	©2015 Deloitte Advisory Limitada

Courtesy translation
Description of the market and main subsidiaries Brazil
Brazil: Economic outlook and energy sector
Economic outlook
Brazil has abundant natural resources and its economy is relatively diversified. Its economy is based on the agricultural (coffee, sugar cane, oranges), mining (iron, aluminum), manufacturing and utility sectors. The utility sector represents approximately two thirds of the GDP, highlighting the aeronautics and telecommunications.
The forecasted decrease in the GDP for Brazil for 2016 is 0,7%. However, the expected average for growth in GDP for the 2017-2019 period is approximately 2%. Main risks considered in growth of GDP are the effectiveness of structural reforms and the increase in Brazilian productivity. It has been estimated that the average annual inflation between 2016 and 2020 will amount to 5,5%.
Energy sector
Electric energy in Brazil comes mainly from hydraulic Generation (61%) and to a lower extent from thermal Generation (31%).
During 2014, electric consumption in Brazil amounted to 536.304 GWh reflecting growth of 3,2% compared to 2013.
It has been estimated that for the years between 2015 and 2020 electric energy
Generation in Brazil will show an annual average grow of 3,1%; whereas electric consumption would record annual average growth of 0,8% for the same period.
It has been noted that growth in electric consumption has a two-way relationship with the actual GDP growth rate.
Source: EIU, 2014 Enersis Annual Report, ONS, CCEE.
Main indicators of the country and industry
800.000 700.000 600.000 500.000 400.000 300.000 200.000 100.000
0
(Gwh)
2012 2013 2014
2015e 2016e 2017e 2018e 2019e 2020e
8,0% 6,0% 4,0% 2,0% 0,0% -2,0% -4,0%
Electric generation (Gwh)
Electric consumption (var.)
Electric consumption (Gwh)
Real GDP (var.)
Source: Economist Intelligence Unit
Brazil – Energy spot price (PLD) by submarket
400 350 300 250 200 150 100 50 0
(USD/MWh)
Jan-13
Mar-13
May-13
Jul-13
Sep-13
Nov-13
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
Sur
Noreste
Norte
Sudeste / Centro-Poniente
: CCEE—IMF
Valuation Memorandum “Corporate Reorganization” 43 ©2015 Deloitte Advisory Limitada

Courtesy translation
Description of the market and main subsidiaries Brazil
Regulation in the Brazilian market
General
The electric industry in Brazil is organized as a large interconnected electric system, the Brazilian SIN in addition to several other small and isolated systems. The Generation sector is organized on a competitive basis with independent generators that sell their production through private agreements with distributors, traders and non-regulated customers. Differences are sold in the spot market at Price Adjustments for Differences (PLD).
All contracts between agents involved in the SIN must be registered with the Electric Energy Commercialization Chamber (”CCEE”). Such registration includes amounts of energy and terms. The energy price agreed is not registered with the CCEE, but specified by the parties involved in its bilateral agreements.
The main regulating agencies are:
• The Brazilian Ministry of Mines and Energy (“MME”): setting the policies, guidelines and standards for the sector.
• The Brazilian National Electric Energy Agency (ANEEL): implementing regulating policies.
Brazilian Energy Market Chart
Private contracts
Generators and Traders
Negotiated price
Short-term market (Spot market) At PLD
Unregulated customer at ACL
Regulated customer at ACR
Unregulated customers >3.000 kW
Distributor customers >500 kW
Distributors
Regulated price
Regulated customers
Source: 2014 Enersis 20F and 2014 Enersis Annual Report.
Energy Generation
Generation agents may sell energy within two engaging environments: the regulated and free environments.
The Regulated Engaging Environment (ACR) where Distribution companies operate, in which the purchase of energy must be performed by virtue of a tender process coordinated by ANEEL.
The Free Engaging Environment (ACL) where the conditions for the purchase of energy are negotiated directly by the suppliers and their customers.
Regardless of the ACR or ACL, sales agreements from generators are registered with the CCEE and are a part of the basis for the accounting for and determination of difference adjustments in the short-term market.
Distribution of energy
In the regulated market, Distribution companies purchase electricity through tender processes, which are regulated by ANEEL and organized by CCEE. Distributors must buy electricity at public tender processes.
The Concession Act establishes three types of reviews or adjustments of tariffs to end consumers: the Tariff Repositioning Index (IRT), which assumes an adjustment of the tariff because of the inflation rate; the Ordinary Tariff Review
(RTO) to be performed every four or five years considering each concession contract and the Extraordinary Tariff Review (RTE), which is performed in the sector when there is a significant event that has an important impact on the tariff amount.
Valuation Memorandum “Corporate Reorganization”
44
©2015 Deloitte Advisory Limitada

Main subsidiaries and their markets

Courtesy translation

Brazil - Fortaleza

Shareholding in subsidiary

Américas	Américas	Américas
84,4%	37,1%	11,3%

Fortaleza (Brazil, Generation)

Fortaleza - operating results

Mill CLP	FY2013	FY2014	1H2014	1H2015
Operating Revenues	168.871	210.793	91.293	78.785
Procurement and Services	(106.806)	(158.318)	(74.868)	(61.554)
Contribution Margin	**62.066**	**52.475**	**16.425**	**17.231**
Other Costs	(7.030)	(8.789)	(4.126)	(3.981)
Gross Operating Income (EBITDA)	**55.035**	**43.685**	**12.298**	**13.250**
Depreciation and Amortization	(5.996)	(6.691)	(3.261)	(3.075)
Reversal of impairment profit	-	-	-	-
Operating Income	**49.039**	**36.994**	**9.037**	**10.175**
As % of operating revenues				
Contribution Margin	*36,8%*	*24,9%*	*18,0%*	*21,9%*
EBITDA	*32,6%*	*20,7%*	*13,5%*	*16,8%*
Operating Income	*29,0%*	*17,5%*	*9,9%*	*12,9%*
Other KPIs				
GWh Produced	2.588	2.484	1.183	1.061
Mw installed	322	322	322	322
GWh Sold	3.262	3.205	1.461	1.610
Market Share	0,7%	0,7%	0,6%	0,7%
Revenue / GWh Produced	65,3	84,9	77,2	74,3
EBITDA / GWh Produced	21,3	17,6	10,4	12,5

Fortaleza - as % of Enersis

	FY2013	FY2014	1H2014	1H2015
Total assets	1,5%	1,5%	n/a	1,3%
EBITDA	2,4%	1,8%	n/a	1,1%
Other KPIs				
ROA	*18,3%*	*10,2%*	*n/a*	*n/a*
Leverage	*(18,4%)*	*(29,1%)*	*n/a*	*(23,9%)*

Source: 2014 Enersis 20F and 2014 Enersis Annual Report.

General

Central Geradora Termelétrica Endesa Fortaleza S.A. is located in the Caucaia township, 50 km from the capital of the State of Ceara. This is a thermal 322 MW combined cycle power plant that uses natural gas. This location is strategic to drive regional growth and improve the feasibility of the implementation of other industries. Its main customers are Coelce and Petrobras.

Together with Cachoeira, these two power plants, a thermal and a hydroelectric power plant provide total voltage of 987 MW, representing 0,7% of the Brazilian SIN capacity.

Other generators connected to the Brazilian SIN are : CHESF, Furnas, Cemig, Electronorte, Cesp, Copel, Eletrobras and Eletropaulo

Operating performance

The company's EBITDA for 2014 amounted to $43.685 million, which decreased by $11.350 compared to 2013. At the end of 2014, market share was 0,7% with respect to energy sold in Brazil.

During the first half of 2015, the company increased its sales of electricity by 149 GWh compared to the first half of 2014.

Valuation Memorandum "Corporate Reorganization"

45

©2015 Deloitte Advisory Limitada

Main subsidiaries and their markets
Courtesy translation
Brazil - Cachoeira

Shareholding in subsidiary

Américas	Américas	Américas
84,2%	37,0%	11,2%

Cachoeira (Brazil, Generation)

Cachoeira - operating results

Mill CLP	FY2013	FY2014	1H2014	1H2015
Operating Revenues	117.445	158.965	105.026	52.788
Procurement and Services	(23.086)	(72.989)	(35.958)	(5.327)
Contribution Margin	**94.359**	**85.976**	**69.068**	**47.461**
Other Costs	(6.054)	(7.343)	(3.362)	(3.740)
Gross Operating Income (EBITDA)	**88.304**	**78.633**	**65.706**	**43.722**
Depreciation and Amortization	(6.496)	(6.781)	(2.965)	(2.699)
Reversal of impairment profit	-	-	-	-
Operating Income	**81.808**	**71.853**	**62.741**	**41.023**
As % of operating revenues				
Contribution Margin	*80,3%*	*54,1%*	*65,8%*	*89,9%*
EBITDA	*75,2%*	*49,5%*	*62,6%*	*82,8%*
Operating Income	*69,7%*	*45,2%*	*59,7%*	*77,7%*
Other KPIs				
GWh Produced	2.404	2.741	1.290	995
Mw installed	665	665	665	665
GWh Sold	3.564	3.903	2.171	1.574
Market Share	0,8%	0,8%	0,9%	0,7%
Revenue / GWh Produced	48,9	58,0	81,4	53,0
EBITDA / GWh Produced	36,7	28,7	50,9	43,9

Cachoeira - as % of Enersis

	FY2013	FY2014	1H2014	1H2015
Total assets	0,9%	1,0%	n/a	0,8%
EBITDA	3,9%	3,3%	n/a	3,6%
Other KPIs				
ROA	*61,8%*	*45,5%*	*n/a*	*n/a*
Leverage	*(19,8%)*	*(22,1%)*	*n/a*	*(21,5%)*

Source: 2014 Enersis 20F and 2014 Enersis Annual Report.

General

Centrais Eléctricas Cachoeira Dourada S.A. is located in the State of Goias, 240 km south of Goiania. It has ten units with total installed capacity of 665 MW. This is a run-of-river hydroelectric power plant and uses the water of the Paranaiba river.

Together with Fortaleza these two power plats a hydroelectric and thermal power plant total voltage of 987 MW, representing 0,7% of the Brazilian SIC capacity.

Other generators connected to the Brazilian SIC are: CHESF, Furnas, Cemig, Electronorte, Cesp, Copel, Eletrobras and Eletropaulo.

Operating performance

GWh produced by the Company during 2014 amounted to 2.741, an increase of 337 GWh compared to production in 2013 and at year-end its market share was 0,8% with respect to energy sold in Brazil.

During the first half of 2015, its EBITDA operating margin decreased by $21.984 million and energy produced reduced by 295 GWh compared to the first half of 2014.

Valuation Memorandum "Corporate Reorganization"
46
©2015 Deloitte Advisory Limitada

Main subsidiaries and their markets

Courtesy translation

Brazil - Ampla

Ampla (Brazil, Distribution)

Shareholding in subsidiary

Américas	Américas	Américas
92,0%	17,4%	36,6%

Ampla - operating results

Mill CLP	FY2013	FY2014	1H2014	1H2015
Operating Revenues	945.131	1.092.282	503.890	537.721
Procurement and Services	(574.463)	(707.301)	(336.426)	(427.805)
Contribution Margin	**370.668**	**384.981**	**167.464**	**109.916**
Other Costs	(114.397)	(127.404)	(67.439)	(72.000)
Gross Operating Income (EBITDA)	**256.271**	**257.577**	**100.025**	**37.916**
Depreciation and Amortization	(51.402)	(51.202)	(25.081)	(21.175)
Reversal of impairment profit	(32.670)	(22.529)	(17.122)	(14.436)
Operating Income	**172.199**	**183.846**	**57.822**	**2.304**
As % of operating revenues				
Contribution Margin	*39,2%*	*35,2%*	*33,2%*	*20,4%*
EBITDA	*27,1%*	*23,6%*	*19,9%*	*7,1%*
Operating Income	*18,2%*	*16,8%*	*11,5%*	*0,4%*
Other KPIs				
Customers (Th)	2.801	2.875	2.842	2.945
GWh Sold	11.049	11.701	5.913	5.891
Market Share	n/a	n/a	n/a	6,0%
Energy Losses %	19,8%	20,1%	20,6%	21,0%
Revenue / Customers	337,4	379,9	177,3	182,6
EBITDA / Customers	91,5	89,6	35,2	12,9

Ampla - as % of Enersis

	FY2013	FY2014	1H2014	1H2015
Total assets	8,7%	9,5%	n/a	8,7%
EBITDA	11,5%	10,9%	n/a	3,1%
Other KPIs				
ROA	*9,6%*	*3,3%*	*n/a*	*n/a*
Leverage	*14,4%*	*19,8%*	*n/a*	*26,5%*

Source: 2014 Enersis 20F and 2014 Enersis Annual Report.

General

Ampla Energía e Servicos S.A. is a Distribution company which has presence of 73,3% in the Rio de Janeiro State, which corresponds to an area of 32.615 km2.

During 2014, Ampla delivered electric energy services to 2.875.292 customers, an increase of 2,6% compared to 2013. From the total, 91% correspond to residential customers, 6% to commercial customers and 3% to other users. Energy sales reached a total of 11.701 GWh, with significant share in residential customers that represent 41% de of physical sales, followed by commercial customers with 19%, free customers with 14%, industrial customers with 8%, public lighting and government with 13% and other customers with 5%.

The main distributors comprising the electric system are: CPFL, Brasiliana de Energía, AES Elpa, Cemig, Light, Coelba and Copel.

Operating performance

During 2014, Ampla had an increase of 5,9% in GWh sold, which led to an increase of 10,6% in its revenue compared to 2013.

In the first half of 2015, the company's EBITDA decreased by 62% compared to the first half of 2014.

Valuation Memorandum "Corporate Reorganization" 47

©2015 Deloitte Advisory Limitada

Main subsidiaries and their markets

Courtesy translation

Brazil - Coelce

Shareholding in subsidiary

Américas	Américas	Américas
64,9%	21,9%	6,3%

Coelce (Brazil, Distribution)

Coelce - operating results

Mill CLP	FY2013	FY2014	1H2014	1H2015
Operating Revenues	688.981	876.944	377.334	435.264
Procurement and Services	(485.732)	(606.422)	(291.690)	(304.894)
Contribution Margin	**203.249**	**270.522**	**85.644**	**130.369**
Other Costs	(88.468)	(99.292)	(49.049)	(44.136)
Gross Operating Income (EBITDA)	**114.781**	**171.230**	**36.595**	**86.234**
Depreciation and Amortization	(35.481)	(48.049)	(18.968)	(15.549)
Reversal of impairment profit	(17.883)	(5.802)	(1.064)	(5.032)
Operating Income	**61.417**	**117.380**	**16.563**	**65.652**
As % of operating revenues				
Contribution Margin	*29,5%*	*30,8%*	*22,7%*	*30,0%*
EBITDA	*16,7%*	*19,5%*	*9,7%*	*19,8%*
Operating Income	*8,9%*	*13,4%*	*4,4%*	*15,1%*
Other KPIs				
Customers (Th)	3.500	3.625	3.559	3.685
GWh Sold	10.718	11.177	5.390	5.564
Market Share	n/a	n/a	n/a	n/a
Energy Losses %	12,5%	12,7%	12,3%	12,9%
Revenue / Customers	196,8	241,9	106,0	118,1
EBITDA / Customers	32,8	47,2	10,3	23,4

Coelce - as % of Enersis

	FY2013	FY2014	1H2014	1H2015
Total assets	5,4%	6,2%	n/a	5,7%
EBITDA	5,1%	7,2%	n/a	7,1%
Other KPIs				
ROA	*5,1%*	*5,8%*	*n/a*	*n/a*
Leverage	*17,6%*	*19,1%*	*n/a*	*17,4%*

Source: 2014 20F and 2014 Enersis Annual Report.

General

Companhia Energética do Ceará S.A. is the Distribution company of the State of Ceara, at northeast of Brazil and covers a concession zone of 148.921 km2. The company provides services to a population of over 8 million inhabitants. Energy sales in 2014 amounted to 11.177 GWh and the number of customers increased to 3.625.208 or 3,6% compared to the end of 2013. The classification by type of customers indicate that 77% of sales were performed to residential customers, 15% to rural customers, 6% to commercial customers and the remaining percentage corresponds to other customers.

The main distributors comprising the electric system are: CPFL, Brasiliana de Energía, AES Elpa, Cemig, Light, Coelba and Copel.

Operating performance

During 2014, the company had an increase of 4,3% in its GWh sold, which led to an increase of 49% in its EBITDA compared to 2013.

With respect to the first half of 15%, EBITDA had an increase of 135% compared to the first half of 2014 reaching 5.564 GWh sold at the end of the period.

Valuation Memorandum "Corporate Reorganization" 48

©2015 Deloitte Advisory Limitada

Courtesy translation
Section Page
I. Executive Summary 6
II. Introduction Enersis Group 12
III. Understanding the Proposed Transaction 19
IV. Description of the Entities 23
V. Main subsidiaries and their markets 31 Colombia
VI. Valuation methodologies 56 Peru
VII. Inputs for the DCF valuation 60 Brazil
VIII. Outcome of the DCF valuation 66 Argentina
IX. Market multiples and stock capitalization 76
X. Tax effects of the Proposed Transaction 84
XI. Summary 86
Valuation Memorandum “Corporate Reorganization” 49 ©2015 Deloitte Advisory Limitada

Courtesy translation
Description of the market and main subsidiaries
Argentina
Argentina: Economic outlook and energy sector
Economic outlook
The Argentine economy is characterized by strong agricultural exporting sector (production of grain and soya) and cattle (mainly cows). The manufacturing sector is the sector that provides the largest contribution to the GDP.
GDP growth projections for Argentina for 2016 are established at 1,7%, and in average for the period between 2017 and 2020, GDP will grow by an annual 3,7. Main risks considered in GDP growth projections are: the Government’s ability to reduce such economic distortions as the inflation and uncontrolled devaluation of the Argentine peso. It has been estimated that the annual average inflation between 2016 and 2020 will amount to 17,3%.
Energy sector
Electric energy in Argentina mainly comes from thermal power plants (by approximately 63%) and to a lesser extent of thermal power plants (by approximately 30%).
During 2014, the energy demand in the energy sector in Argentina amounted to 131.205 GWh. At the end of 2014, installed voltage amounted to 31.405 MW. It has been estimated that for the period between 2015 and 2020m,, energy Generation and consumption in Argentina will show average annual growth of 3,4%,
It has been noted that the growth in energy consumption has a two-way relationship with the actual GDP growth rate.
Source: EIU, Enersis 2014 Annual Report, CAMMESA
Main indicators of the country and industry
(Gwh)
240.000
210.000
180.000
150.000
120.000
90.000
60.000
30.000
0
2012 2013 2014 2015e 2016e 2017e 2018e 2019e 2020e
8,0%
7,0%
6,0%
5,0%
4,0%
3,0%
2,0%
1,0%
0,0%
Electric generation (Gwh)
Electric consumption (var.)
Electric consumption (Gwh)
Real GDP (var.)
Source: Economist Intelligence Unit
Argentina – Energy spot price
(USD/MWh)
30
25
20
15
10
5
0
Jan-13 Mar-13 May-13 Jul-13 Sep-13 Nov-13 Jan-14 Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15
Source: CAMMESA – Banco central de la República Argentina
Valuation Memorandum “Corporate Reorganization” 50 ©2015 Deloitte Advisory Limitada

Courtesy translation
Description of the market and main subsidiaries
Argentina
Regulation in the Argentine market
General
In the Wholesale Electric Market (“MEM”) there are four categories of local agents (generators, transmission companies, distributors and large customers), and foreign agents (Generation traders and demand traders), which are authorized to buy and sell electricity.
Compañía Administradora del Mercado Mayorista Eléctrico S.A. (“CAMMESA”), a market operator is the only buyer / seller of fuel required for plant operations, from which large customers buy directly. Generators receive regulated income, which covers fixed and variable costs in addition to include additional income.
Main agents
• The Argentine Interconnection System (“SADI”)
• CAMMESA: responsible for the coordination and dispatch of operations and establishing wholesale prices.
• The Ministry of Federal Planning, Public Investments and Services: is the main responsible for studying and analyzing the behavior of energy markets.
Argentine Energy Market Chart
Spot price
Generators
Unregulated price
Spot market
Contracts market
Seasonal price
Spot price
Negotiated price
Distributors
Regulated price
Regulated price
Regulated customers
Large customers
Source: 2014 Enersis 20F and 2014 Enersis Annual Report.
Energy Generation
CAMMESA controls the dispatch of operations and administration of economic transactions of the Argentine MEM. All generators that are agents of the MEM must be connected to the Argentine SIN and are obliged to comply with the dispatch order to generate and deliver energy to the Argentine SIN.
There is a limit for the sale spot price of 120 Ar$/MWh. Distribution, trading companies and large customers which have entered into private supply contracts with Generation companies, pay the contractual price directly to the generator and also a toll charge to the transmission and Distribution companies for the use of their systems.
Energy Distribution
Distributors are obligated to supply all the demand for electricity in its exclusive area of concession, at the prices or tariffs and under the conditions established in the relevant local regulations. Concessions are delivered for Distribution and retail sales under specific conditions for the concessionaire as established in the contract.
Distributors may acquire electricity from the MEM spot market at the so-called “seasonal prices” as defined by the Argentine Secretariat of Energy as limit for costs of electricity acquired by distributors and which can be transferred to regulated customers.
Valuation Memorandum “Corporate Reorganization”
51
©2015 Deloitte Advisory Limitada

Main subsidiaries and their markets

Courtesy translation

Argentina – Endesa Costanera

Shareholding in subsidiary

Américas	Américas	Américas
45,4%	75,7%	n/a

Endesa Costanera (Argentina, Generation)

Endesa Costanera - operating results

Mill CLP	FY2013	FY2014	1H2014	1H2015
Operating Revenues	94.888	75.194	36.516	43.842
Procurement and Services	(24.318)	(6.777)	(3.848)	(2.218)
Contribution Margin	**70.570**	**68.416**	**32.668**	**41.624**
Other Costs	(30.764)	(38.797)	(15.439)	(24.079)
Gross Operating Income (EBITDA)	**39.805**	**29.619**	**17.229**	**17.545**
Depreciation and Amortization	(18.662)	(15.918)	(8.146)	(11.116)
Reversal of impairment profit	-	-	-	-
Operating Income	**21.144**	**13.702**	**9.083**	**6.429**
As % of operating revenues				
Contribution Margin	*74,4%*	*91,0%*	*89,5%*	*94,9%*
EBITDA	*41,9%*	*39,4%*	*47,2%*	*40,0%*
Operating Income	*22,3%*	*18,2%*	*24,9%*	*14,7%*
Other KPIs				
GWh Produced	8.523	6.972	3.408	4.494
Mw installed	2.324	2.324	2.324	2.324
GWh Sold	8.962	7.051	3.459	4.495
Market Share	7,2%	5,6%	5,5%	6,8%
Revenue / GWh Produced	11,1	10,8	10,7	9,8
EBITDA / GWh Produced	4,7	4,2	5,1	3,9

Endesa Costanera - as % of Enersis

	FY2013	FY2014	1H2014	1H2015
Total assets	1,1%	1,2%	n/a	1,2%
EBITDA	1,8%	1,3%	n/a	1,3%
Other KPIs				
ROA	*(14,6%)*	*24,9%*	*n/a*	*n/a*
Leverage	*48,6%*	*3,2%*	*n/a*	*15,5%*

Source: 2014 Enersis 20F and 2014 Enersis Annual Report

General

Endesa Costanera S.A. is located in the city of Buenos Aires and has six turbo steam power plants totaling 1.138 MW, which can generate energy using natural gas or fuel oil. It also operates two combined cycle plants of 859 MW and 327 MW, respectively, totaling installed capacity of 2.324 MW.

The company's installed capacity represented 7,4% of total installed capacity in the Argentine Sin at December 2014.

Other generators connected to the Argentine SIN are: AES Alicura, Sadesa, Capex, Petrobras, Pampa Generación and Pluspetrol.

Operating performance

During 2014, production reduced by 1.551 GWh compared to 2013, resulting in a reduction of $10.186 million in its EBITDA. The company's market share was 5,6% with respect to energy sold in Argentina, representing a reduction of 1,6% during a year.

During the first half of 2015, we noted a growth in GWh sold compared to the first half of 2014, reaching 4.494 GWh.

Valuation Memorandum "Corporate Reorganization"

52

©2015 Deloitte Advisory Limitada

Main subsidiaries and their markets

Courtesy translation

Argentina - Hidroeléctrica El Chocón

Shareholding in subsidiary

Américas	Américas	Américas
39,2%	65,4%	n/a

Hidroeléctrica El Chocón (Argentina, Generation)

Hidroeléctrica el Chocón - operating results

Mill CLP	FY2013	FY2014	1H2014	1H2015
Operating Revenues	36.687	30.174	15.254	14.969
Procurement and Services	(12.160)	(8.427)	(3.945)	(3.932)
Contribution Margin	**24.526**	**21.747**	**11.309**	**11.036**
Other Costs	(8.081)	(5.656)	(2.927)	(3.303)
Gross Operating Income (EBITDA)	**16.445**	**16.091**	**8.382**	**7.734**
Depreciation and Amortization	(2.209)	(1.752)	(875)	(890)
Reversal of impairment profit	-	-	-	-
Operating Income	**14.236**	**14.338**	**7.507**	**6.844**
As % of operating revenues				
Contribution Margin	*66,9%*	*72,1%*	*74,1%*	*73,7%*
EBITDA	*44,8%*	*53,3%*	*54,9%*	*51,7%*
Operating Income	*38,8%*	*47,5%*	*49,2%*	*45,7%*
Other KPIs				
GWh Produced	2.317	2.632	1.268	1.288
Mw installed	1.328	1.328	1.328	1.328
GWh Sold	3.392	3.391	1.704	1.591
Market Share	2,7%	2,7%	2,7%	2,4%
Revenue / GWh Produced	15,8	11,5	12,0	11,6
EBITDA / GWh Produced	7,1	6,1	6,6	6,0

Hidroeléctrica el Chocón - as % of Enersis

	FY2013	FY2014	1H2014	1H2015
Total assets	1,1%	1,0%	n/a	1,2%
EBITDA	0,7%	0,7%	n/a	0,7%
Other KPIs				
ROA	*6,6%*	*7,0%*	*n/a*	*n/a*
Leverage	*(63,0%)*	*(58,8%)*	*n/a*	*(55,5%)*

Source: 2014 Enersis 20F and 2014 Enersis Annual Report.

General

Hidroeléctrica El Chocón S.A. is a energy Generation company operating the El Chocón and Arroyito exploitations located in the Limay river. It is located in the provinces of Neuquén and Río Negro. The hydroelectric complex has total installed capacity of 1.328 MW, and comprises the El Chocón power plant with installed voltage of 1.200 MW (artificial reservoir hydroelectric power plant) and Arroyito power plant with installed capacity of 128 MW, using both the water from the Limay and Collón Curá rivers for Generation purposes.

El Chocón represented approximately 4,2% of the capacity installed in the Argentine SIN s of December 31, 2014.

Other generators connected to the Argentine Sin are: AES Alicura, Sadesa, Capex, Petrobras, Pampa Generación and Pluspetrol

Operating performance

GWh produced by the company during 2014 amounted to 2.632, reflecting an increase of 315 GWh with respect to the production for 2013.

During the first half of 2015, El Chocon EBITDA decreased by $648 million and energy produced was reduced by 113 GWh compared to the first half of 2014.

As of June 2015, market share was 2,4% with respect to energy sold in Argentina.

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Main subsidiaries and their markets
Courtesy translation
Argentina – Dock Sud

Docksud (Argentina, Generation)

Shareholding in subsidiary

Américas	Américas	Américas
40,3%	n/a	n/a

Dock Sud - operating results

Mill CLP	FY2013	FY2014	1H2014	1H2015
Operating Revenues	41.186	61.606	31.206	34.264
Procurement and Services	(23.933)	(34.977)	(20.616)	(25.836)
Contribution Margin	**17.253**	**26.629**	**10.590**	**8.428**
Other Costs	(8.614)	(11.442)	(5.587)	(4.916)
Gross Operating Income (EBITDA)	**8.640**	**15.187**	**5.002**	**3.512**
Depreciation and Amortization	(11.175)	(5.722)	(2.877)	(2.849)
Reversal of impairment profit	-	-	-	-
Operating Income	**(2.535)**	**9.465**	**2.125**	**662**
As % of operating revenues				
Contribution Margin	*41,9%*	*43,2%*	*33,9%*	*24,6%*
EBITDA	*21,0%*	*24,7%*	*16,0%*	*10,2%*
Operating Income	*(6,2%)*	*15,4%*	*6,8%*	*1,9%*
Other KPIs				
GWh Produced	3.582	4.786	2.479	1.626
Mw installed	870	870	870	870
GWh Sold	4.195	4.834	2.508	1.629
Market Share	3,4%	3,8%	4,0%	2,5%
Revenue / GWh Produced	11,5	12,9	12,6	21,1
EBITDA / GWh Produced	2,4	3,2	2,0	2,2

Dock Sud - as % of Enersis

	FY2013	FY2014	1H2014	1H2015
Total assets	0,7%	0,6%	n/a	0,9%
EBITDA	0,5%	0,6%	n/a	0,3%
Other KPIs				
ROA	*(33,4%)*	*(24,7%)*	*n/a*	*n/a*
Leverage	*46,7%*	*(40,9%)*	*n/a*	*(31,1%)*

Source: 2014 Enersis 20F and 2014 Enersis Annual Report.

General

Central Dock Sud S.A. located in the Avellaneda district in the city of Buenos Aires. Dock Sud has and operates a power Generation plant with two power plants with total capacity of 870 MW. The Dock Sud power Generation plant has four gas turbines and a steam turbine. Two of the gas turbines and the steam turbine comprise a combined cycle power plant. As of December 31, 2014, the company's installed capacity represented 2,8% of total Argentine SIN installed capacity.

Other generators connected to the Argentine SIN are: AES Alicura, Sadesa, Capex, Petrobras, Pampa Generación and Pluspetrol

Operating performance

GWh produced by the company during 2014 2014 amounted to 4.786, representing an increase of 1.204 GWh compared to the production for 2013. Accordingly, its EBITDA increased by 75,8% in the aforementioned period. At the end of 2014, the company's market share was 3,8% with respect to energy sold in Argentina, reflecting an increase of 1,2% in one year.

During the first half of 2015, the company's EBITDA decreased by $2.162 million and its energy produced reduced by 853 GWh compared to the first half of 2014.

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Main subsidiaries and their markets
Courtesy translation
Argentina - Edesur

Shareholding in subsidiary

Américas	Américas	Américas
71,6%	0,5%	34,1%

Edesur (Argentina, Distribution)

Edesur - operating results

Mill CLP	FY2013	FY2014	1H2014	1H2015
Operating Revenues	528.653	371.412	156.690	291.728
Procurement and Services	(169.802)	(161.995)	(79.798)	(79.471)
Contribution Margin	**358.851**	**209.417**	**76.893**	**212.257**
Other Costs	(221.992)	(247.314)	(117.750)	(172.457)
Gross Operating Income (EBITDA)	**136.859**	**(37.897)**	**(40.857)**	**39.800**
Depreciation and Amortization	(12.909)	(10.772)	(5.253)	(5.936)
Reversal of impairment profit	(1.952)	(2.560)	(1.008)	(1.165)
Operating Income	**121.998**	**(51.229)**	**(47.119)**	**32.699**
As % of operating revenues				
Contribution Margin	*67,9%*	*56,4%*	*49,1%*	*72,8%*
EBITDA	*25,9%*	*(10,2%)*	*(26,1%)*	*13,6%*
Operating Income	*23,1%*	*(13,8%)*	*(30,1%)*	*11,2%*
Other KPIs				
Customers (Th)	2.444	2.464	2.455	2.470
GWh Sold	18.137	18.025	8.911	9.228
Market Share	n/a	n/a	n/a	20,0%
Energy Losses %	10,8%	10,7%	10,5%	11,0%
Revenue / Customers	216,3	150,7	63,8	118,1
EBITDA / Customers	56,0	(15,4)	(16,6)	16,1

Edesur - as % of Enersis

	FY2013	FY2014	1H2014	1H2015
Total assets	3,7%	5,0%	n/a	4,7%
EBITDA	6,1%	-1,6%	n/a	3,0%
Other KPIs				
ROA	*17,4%*	*(10,8%)*	*n/a*	*n/a*
Leverage	*1,1%*	*(3,0%)*	*n/a*	*(4,6%)*

Source: 2014 Enersis 20F and 2014 Enersis Annual Report.

General

Empresa Distribuidora Sur S.A. is mainly engaged in the Distribution and trading of energy in the Buenos Aires city area comprising two thirds pf the city of Buenos Aires and twelve portions of the province of Buenos Aires, covering 3.309 km2.

In 2014, Edesur delivered energy to 2.464.117 customers. From the total, 88% are residential customers, 11% commercial customers, 1% industrial customers and 0,4% other users. Market share, with respect to physical sales was approximately 20%. Energy sales amounted to 18.025 GWh being distributed as follows: 43,3% to the residential sector, 24,4% to the commercial sector, 7,8% to the industrial sector and 24,5% to other users.

Other distributors of the Argentine electric system are: Empresa Jujeña de Energía (EJESA), Empresa de Distribución de Energía de Tucumán (EDET), Empresa Distribuidora de Energía de Santiago del Estero (EDESE), Empresa Distribuidora y Comercializadora Norte (EDENOR) and Empresa de Distribución de la Plata (EDELAP).

Operating performance

During 2014, the company's revenue amounted to $371.412 million reflecting a decrease of $157.241 million compared to revenue in 2013. This had an effect on EBITDA margin, which was negative.

During the first half of 2015, the company's EBITDA amounted to $39.800 million, showing a recovery compared to the first half of 2014 where this showed a negative figure.

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Courtesy translation
Section Page
I. Executive Summary 6
II. Introduction Enersis Group 12
III. Understanding the Proposed Transaction 19
IV. Description of the Entities 23
V. Main subsidiaries and their markets 31
VI. Valuation methodologies 56
VII. Inputs for the DCF valuation 60
VIII. Outcome of the DCF valuation 66
IX. Market multiples and stock capitalization 76
X. Tax effects of the Proposed Transaction 84
XI. Summary 86
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Courtesy translation
Valuation methodologies
Sum of the parts
Valuation process: Valuation of the Entities as sum of the parts
Valuation process
The valuation process has been described as a systematic analysis of the factors that impact the value of a property and typically considers at least one of the three valuation approaches widely recognized and commonly applied:
• Income approach
• Market approach and
• Cost Approach.
Within each approach, there are a variety of methodologies that allow valuating a business. In our work we evaluated the consideration of each of the three valuation approaches.
Valuation by Sum of the parts
Given the nature of the Entities and their operations we estimate the Estimated value of 100% of the equity of the Entities as the sum of the parts, which involved:
- estimate the enterprise value of each of the main subsidiaries of the group;
- estimate the equity value of each of the main subsidiaries subtracting the value of the net debt and adding the value of other non-operating net assets per subsidiary according to the respective balance sheets (value of 100% of equity per subsidiary);
- estimate the value of shareholdings (direct and indirect) of each company, multiplying the value of 100% of the assets with the percentage of participation provided by the Management;
- consider the net financial debt and the value of investments and other assets at the level of each parent in order to estimate the estimated value of the three Entities at the valuation date.
Valuation approaches and methodologies
Income
approach
• Discounted cash flow / Free Cash Flow
• Dividends
• Adjusted present value
• Excess return
Market
Approach
• Multiples of comparable companies
• Multiples of comparable transactions
Cost
Approach
• Reproduction Cost New
• Replacement Cost New
Reconciliation of the results
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Courtesy translation
Valuation methodologies
Selection of methodologies
Selection of valuation methodologies
Income approach
Given the nature of the operations and the availability of historical and projected financial information, we used the income approach in our analysis. Specifically, we selected the method of discounted cash flow (hereinafter “DCF”) within the income approach.
Discounted Cash Flow
This method determines the value of an asset through the present value of expected future cash flows that incorporate the operational features of the asset based on a prospective analysis.
• We analyzed the business plan and estimates of the future performance of the operations, based on projections made by the Management; underlying hypothesis, assumptions and also the risk factors that could affect the planned performance.
• Furthermore, we analyzed the discount rate of the risk associated to the estimated cash flows.
• Finally is subtracted the value of liabilities with financial cost, long-term operating liabilities, minority interest and preferred shares to estimate the value of the company’s equity.
• The method of discounted cash flow is globally the most widely used methodology and is particularly applicable in the assessment of going concern operations.
Market approach
We also used the market approach in our analysis. Within the market approach, we use both the method of comparable companies and method of comparable transactions. Additionally, we analyzed the market capitalization of Enersis, Endesa Chile and Chilectra as a way of reconciling the values obtained.
Multiples of comparable companies
The method of comparable companies is based on estimating the value by comparison with the value of other similar companies traded on a free and open market.
• The intention is to identify listed companies and which are comparable in order to calculate subsequently multiples showing the relationship between the value of each of those companies and some measurement of its financial performance.
• This multiple is then applied to the same extent to the result of the companies, thus obtaining a comparative valuation.
Multiples of comparable transactions
The comparable transactions method has very similar characteristics to the method of comparable companies. This method consists of analyzing the price paid in previous transactions by comparable companies, in order to obtain hereby an estimate of the price that might be willing to be paid for the companies.
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Courtesy translation
Valuation methodologies
Selection of methodologies
Selection of valuation methodologies
Market approach (cont.)
Market capitalization
The market capitalization could represent the public consensus on the value of a company. A company, including all of its assets, can be bought and sold freely through the sale of shares, which will determine the price of shares in the company. The market capitalization is the share price multiplied by the number of shares that have been issued, giving a total value of shares in the company and therefore for the company as a whole.
We analyze the market capitalization of Enersis, Endesa Chile and Chilectra and of of the listed subsidiaries, as for example Edegel, Edelnor, Piura, Coelce and Ampla.
This analysis included:
• Averages of the last month, last 6 months and 12 months (as of the Valuation Date)
• Liquidity (number of shares traded)
• Implicit multiples
Cost approach
Within the Cost approach, a common methodology is the adjusted book value, in which operating assets and liabilities of the company are identified. For those assets and liabilities where the carrying amount does not represent a reasonable approximation of the market value, is performed a valuation analysis to adjust these assets and liabilities to market value.
However, we did not use this method because we believe that is not applicable given the nature of the operation of these companies.
Reconciliation of values
Before concluding the estimated value of the companies, we assessed and reconciled the results of the methods selected based on the relative merits of each one and the quantity and quality of information collected.
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Courtesy translation
Section Page
I. Executive Summary 6
II. Introduction Enersis Group 12
III. Understanding the Proposed Transaction 19
IV. Description of the Entities 23
V. Main subsidiaries and their markets 31
VI. Valuation methodologies 56
VII. Inputs for the DCF valuation 60
VIII. Outcome of the DCF valuation 66
IX. Market multiples and stock capitalization 76
X. Tax effects of the Proposed Transaction 84
XI. Summary 86
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Courtesy translation
Inputs for the valuation by cash flow
Main Inputs
Inputs for the valuation by cash flow
General Valuation Procedure
Our valuation was mainly determined based on discounted cash flows (Revenue approach / DCF Method).
The baseline scenario considered the cash flows provided by Management for years 2015-2020 of the last business Plan approved by the Enersis Management and Board. From 2021 to 2025 we normalized these flows. For calculating the residual value we used a perpetual growth rate, with the exception of those cases where the renewal of concessions is not expected. The values obtained through the baseline scenario were sensitized according to certain parameters, such as the perpetual rate and the discount rate (WACC).
Residual Value
For calculating a residual value we used a perpetual growth rate equal to long-term inflation estimated by EIU for the countries where the subsidiaries operate. An exception to this assumption are those subsidiaries where the renewal of their concessions is not expected and for which their terminal values were considered a reimbursement cost, calculated as the value of their non-depreciated assets. These are:
-Chocón (Argentina)
-Fortaleza (Brazil)
-Cachoeira (Brazil)
-CIEN (Brazil)
Special cases
Central Térmica Quillabamba (Edegel): a project that is being tendered in Peru to design, build, operate, maintain and finance a thermal power plant. The awarding date is the fourth quarter of 2015. Its flows are included in the Edegel projections provided by Management. As a baseline scenario, only approved projects were considered, subtracting the present value of the Quillabamba project’s cash flows from the value of Edegel.
Market Analysts Benchmark
To evaluate the reasonableness of the Client’s projections in the baseline scenario, we compared these projections with the market analysts’ expectations for Enersis and Endesa (there is insufficient information from market analysts on Chilectra).
We obtained projected Revenues and EBITDA as of 2015 from the following information sources:
-Bloomberg
-Capital IQ
-Investment banks
We use the median of the market estimates obtained to compare the Client’s projected annual revenues and EBITDA, and we concluded that they are in line with Management’s projections, without significant differences.
Discount rate (WACC)
An estimate of the WACC discount rate, and its main variables for the Power Generation and Distribution industry are detailed bellow.
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Inputs for the valuation by cash flows

Courtesy translation

Discount rate

Discount rate - Theory and range for the Power Generation business

Cost of capital summary

The discount rate represents the estimated cost of capital that generates revenue flows. The Free Cash Flow to Equity (CFE) is usually discounted using the discount rate on equity, which can be calculated using the Capital Asset Pricing Model ("CAPM"), or other methods. The free cash flow for the Firm (FCFF) is usually discounted using a weighted average cost of capital (WACC). The definitions of CAPM and WACC are:

- **CAPM:** Model that assumes that the cost of capital of any share or portfolio of shares is equal to the risk-free rate plus a risk premium that is proportional to the systematic risk of the share or the portfolio of shares.
- **WACC:** The cost of capital (discount rate) is determined by the weighted average, at market value, of the cost of financing sources according to the capital structure of the business.

When using the revenue approach to measure an ownership interest in a business, it is important not only to clearly define the flows that represent the expected economic benefits, but also to ensure the use of an appropriate discount or capitalization rate that for the type of flow defined.

Capital Asset Pricing Model


Managed Portfolio
α
SML
E(Rm)
Market Portfolio
E(Rm) Expected return of the market
β Sensitivity of an asset to market returns
α Realized return over expected market risk
Rf Risk free return of the asset
SML Security Market Line
Rf
0
β
1

Discount rate - Generation business

USD nominal	Latinoamerica			
	Perú	Colombia	Brazil	Argentina
Unlevered Beta	0,38	0,38	0,38	0,38
Debt to Equity	79,8%	79,8%	79,8%	79,8%
Selected Subject Tax Rate	26,0%	33,0%	34,0%	35,0%
Relevered Equity Beta	0,60	0,58	0,58	0,58
Risk-Free Rate	2,8%	2,8%	2,8%	2,8%
Equity Risk Premium	6,3%	6,3%	6,3%	6,3%
Levered Equity Beta	0,60	0,58	0,58	0,58
Cost of Equity	6,6%	6,5%	6,5%	6,4%
Country Risk Premium	3,0%	4,0%	4,0%	11,0%
Unsystematic Risk Factors				
Size Premium	1,1%	1,1%	1,1%	1,1%
Adjusted Cost of Equity	**10,7%**	**11,5%**	**11,5%**	**18,5%**
Cost of Equity Capital	**10,7%**	**11,5%**	**11,5%**	**18,5%**
U.S. Corporate Bond Rate	3,9%	3,9%	3,9%	3,9%
Govt. Bond Differential	1,2%	1,7%	2,4%	7,4%
Subject's Estimated Pre-Tax Cost of Debt Capital	5,1%	5,5%	6,2%	11,3%
Tax Rate Pais	26,0%	33,0%	34,0%	35,0%
After-Tax Cost of Debt	**3,8%**	**3,7%**	**4,1%**	**7,3%**
Debt to Capital	44,4%	44,4%	44,4%	44,4%
Equity to Capital	55,6%	55,6%	55,6%	55,6%
Conclusion	7,6%	8,0%	8,2%	13,6%
Weighted Average Cost of Capital (USD)	**7,6%**	**8,0%**	**8,2%**	**13,6%**
Weighted Average Cost of Capital (Local Crncy)	**8,7%**	**9,3%**	**11,8%**	**25,6%**

Discount rate sensitivity

	Perú	Colombia	Brazil	Argentina
2,3%	8,4%	9,0%	11,6%	25,3%
Rf 2,8%	8,7%	9,3%	11,8%	25,6%
3,1%	8,8%	9,5%	12,0%	25,7%

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Inputs for the valuation by cash flows

Courtesy translation

Discount rate

Discount rate - Theory and range for the Distribution business

Discount rate - Distribution business

USD nominal	Perú	Colombia	Brazil	Argentina
	Latinoamerica			
Unlevered Beta	0,34	0,34	0,34	0,34
Debt to Equity	78,5%	78,5%	78,5%	78,5%
Selected Subject Tax Rate	26,0%	33,0%	34,0%	35,0%
Relevered Equity Beta	0,54	0,52	0,52	0,51
Risk-Free Rate	2,8%	2,8%	2,8%	2,8%
Equity Risk Premium	6,3%	6,3%	6,3%	6,3%
Levered Equity Beta	0,54	0,52	0,52	0,51
Cost of Equity	6,2%	6,1%	6,1%	6,0%
Country Risk Premium	3,0%	4,0%	4,0%	11,0%
Unsystematic Risk Factors				
Size Premium	1,1%	1,1%	1,1%	1,1%
Adjusted Cost of Equity	**10,3%**	**11,1%**	**11,1%**	**18,1%**
Cost of Equity Capital	**10,3%**	**11,1%**	**11,1%**	**18,1%**
U.S. Corporate Bond Rate	3,9%	3,9%	3,9%	3,9%
Govt. Bond Differential	1,2%	1,7%	2,4%	7,4%
Subject's Estimated Pre-Tax Cost of Debt Capital	5,1%	5,5%	6,2%	11,3%
Tax Rate Pais	26,0%	33,0%	34,0%	35,0%
After-Tax Cost of Debt	**3,8%**	**3,7%**	**4,1%**	**7,3%**
Debt to Capital	43,4%	43,4%	43,4%	43,4%
Equity to Capital	56,6%	56,6%	56,6%	56,6%
Conclusion	7,4%	7,9%	8,1%	13,4%
Weighted Average Cost of Capital (USD)	**7,4%**	**7,9%**	**8,1%**	**13,4%**
Weighted Average Cost of Capital (Local Crncy)	**8,5%**	**9,2%**	**11,7%**	**25,4%**

Discount rate sensitivity

	Perú	Colombia	Brazil	Argentina
2,3%	8,2%	8,9%	11,4%	25,1%
Rf 2,8%	8,5%	9,2%	11,7%	25,4%
3,1%	8,7%	9,3%	11,8%	25,6%

Discount rate or WACC

We evaluated the discount rate with an estimate of the weighted average cost of capital or WACC and obtained a range of rates for the region according to the industry sector of the business:

Local currency	Argentina	Brasil	Colombia	Perú
Generation	25,6%	11,8%	9,3%	8,7%
Distribution	25,4%	11,7%	9,2%	8,5%

- The cost of equity was estimated based on the CAPM model.
- The risk-free rate is the rate of return available in the market for credit risk-free investment, the best estimate are US Government Bonds. UU. - 20 years. Additionally, 10 and 30-year risk-free rates are shown. (Source: Capital IQ)
- β = Beta is the measure of systematic risk that represents the covariance between the expected return on an investment in shares and the market rate of return. The consensus and common practice among valuation specialists and market analysts suggests a beta calculation with a five-year horizon and monthly or weekly observations for a two-year period (Source: Brealey Myers; Stephen Ross). For our calculation of the discount rate we have chosen a baseline scenario with a five-year horizon and monthly observations. The median of the sample is a unlevered beta of 0,38 for the Generation business and 0,34 for the Distribution business. Refer to "Section IX" of this Report for details of this calculation. (Source: Capital IQ)

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Inputs for the valuation by cash flows
Courtesy translation
Discount rate

Discount rate - Benchmarking with market analysts' studies

Discount rate or WACC (cont.)

- The risk premium of equity is the additional yield, which the market as a whole has historically had, over the risk-free rate as compensation for market risk. The market risk premium is estimated at 6,3%. (Source: Deloitte Research)
- To estimate country risk, it was adjusted according to the Country Spread Model method where the spread of comparable risk-free rates of two countries are adjusted according to the volatility of the stock and bond markets. The estimated country risk by country was:

	Argentina	Brasil	Colombia	Perú
Country risk premium	11,0%	4,0%	4,0%	3,0%

Source: Bloomberg and Deloitte Research

- To estimate the cost of the debt we considered corporate bonds of comparable companies at the Valuation Date. Based on the risk profile of the set of comparable companies, we selected from Bloomberg a synthetic corporate bond from the "Utilities" industry categorized with BBB risk for both lines of business.
- Based on the sample of comparable companies, a long-term average capital structure of the industry was used of 79,8% debt to capital ratio for companies in the Generation industry and 78,5% for companies in the Distribution industry. (Source: Capital IQ)
- The tax rates considered are the expected long-term rates for each region, which are detailed below:

	Argentina	Brasil	Colombia	Perú
Tax rate	35,0%	34,0%	33,0%	26,0%

Source: Deloitte Tax rate 2014; Ministerio de Hacienda (Chile); SUNAT(Perú)

Market Analyst Estimates

We also studied the discount rate, in each county's local currency, that market analysts use for the Power Generation and Distribution industry, and observed the following:

Analyst	Date	Main business	Argentina	Brasil	Colombia	Perú
Corpresearch	12-30-14		25,4%	11,5%	9,9%	8,8%
Credicorp	04-09-15	Generation	25,6%	15,7%	10,0%	9,5%
Banchile Inversiones	01-27-15				8,9%	9,2%
Corpresearch	12-30-14		31,7%	13,7%	9,9%	9,3%
Credicorp	04-09-15	Distribution	26,0%	14,7%	9,6%	9,3%
Banchile Inversiones	01-27-15			12,1%		

Source: Analyst reports; Administration

We consider that the discount rates estimated by the market analysts for both lines of business are aligned and within our sensitizing range.

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Inputs for the valuation by cash flows Courtesy translation Discount rate
Discount rate - Risk-free rate and market risk premium
Market risk premium and risk free rate
9,0% 8,0% 7,0% 6,0% 5,0% 4,0% 3,0% 2,0% 1,0% 0,0%
nov-08 feb-09 may-09 ago-09 nov-09 feb-10 may-10 ago-10 nov-10 feb-11 may-11 ago-11 nov-11 feb-12 may-12 ago-12 nov-12 feb-13 may-13 ago-13 nov-13 feb-14 may-14 ago-14 nov-14 feb-15 may-15 ago-15
—30Y
— 20Y
—10Y
—PRM
Source: Capital lQ; Deloitte-FAS Research
The graph shows the evolution of the risk-free rate and market risk premium including:
• The evolution of the risk-free rate of the United States, with 10, 20 and 30-year maturities. Historically it has been within the 1,5% - 4,7% range.
• For the discount rate calculation it was sensitized with 10, 20 and 30-year bonds. The risk free rate is the one that best fits the projects time horizon and therefore, more representative for calculating the cost of capital. At the valuation date, considering a baseline scenario with a 20Y maturity, the risk-free rate is 2,5%.
• The market risk premium used is 6,3%. Historically it has been within the 5,5% - 7,8% range.
EMBI region
20,0% 18,0% 16,0% 14,0% 12,0% 10,0% 8,0% 6,0% 4,0% 2,0% 0,0%
nov-08 feb-09 may-09 ago-09 nov-09 feb-10 may-10 ago-10 nov-10 feb-11 may-11 ago-11 nov-11 feb-12 may-12 ago-12 nov-12 feb-13 may-13 ago-13 nov-13 feb-14 may-14 ago-14 nov-14 feb-15 may-15 ago-15
Argentina
Brasil
Colombia
Perú
Chile
Source: Capital 1Q; Deloitte-FAS Research
The EMBI (Emerging Markets Bonds Index) is a commonly used country risk indicator calculated by JP Morgan Chase. It is the difference in the interest rate paid by dollar-denominated bonds issued by emerging countries and U.S. Treasury Bonds. This differential represents the probability that the emerging country that issues the debt will not meet its payment obligations.
The EMBI is in line with the country risk estimate obtained through the Country Spread Model method, where the spread of comparable risk-free rates of two countries are adjusted according to the volatility of the stock and bond markets. At the valuation date, both methodologies concur in assigning the region’s highest country risk premiums to Argentina followed by Brazil.
Valuation Memorandum “Corporate Reorganization” 65 ©2015 Deloitte Advisory Limitada

Courtesy translation
Section Page
I. Executive Summary 6
II. Introduction Enersis Group 12
III. Understanding the Proposed Transaction 19
IV. Description of the Entities 23
V. Main subsidiaries and their markets 31
VI. Valuation methodologies 56
VII. Inputs for the DCF valuation 60
VIII. Outcome of the DCF valuation 66
IX. Market multiples and stock capitalization 76
X. Tax effects of the Proposed Transaction 84
XI. Summary 86
Valuation Memorandum “Corporate Reorganization”
66
©2015 Deloitte Advisory Limitada

Valuation results

Courtesy translation

Emgesa

Results of the Enersis Américas, Endesa Américas and Chilectra Américas Subsidiaries

Main results of Subsidiaries

The results obtained through the valuation by discounted cash flows as of June 30, 2015, for the main subsidiaries: Enersis Américas, Endesa Américas and Chilectra Américas, and the main assumptions used, are as follows:

-Key assumptions used

-Sensitivity analysis of 100% of equity value

-Implied multiples of the valuation:

- Enterprise Value/EBITDA 2015
- Price/Earnings 2015
- Enterprise value/book value of Operating Assets 2015

The values are 100% of the business and equity value of the subsidiaries; the latter presented as a minimum and maximum range as result of our sensitivity analysis.

Valuation Results (Trillions of CLP)	Country	Core business	BEV (100%)	BEV / EBITDA 2015 Implied	Estimated Value of 100% of Equity		
					Low	Mid	High
COLOMBIA			5,2		3,7	4,1	4,7
Emgesa	COL	Generación	3,4	8,0x	2,2	2,5	2,8
Codensa	COL	Distribución	1,8	6,2x	1,4	1,6	1,8
PERÚ			2,6		1,9	2,2	2,5
Edegel	PER	Generación	1,3	8,1x	1,1	1,2	1,3
Edelnor	PER	Distribución	0,9	7,0x	0,6	0,7	0,8
Chinango	PER	Generación	0,2	9,0x	0,2	0,2	0,2
Piura	PER	Generación	0,1	5,1x	0,1	0,1	0,1
BRASIL			2,2		1,6	1,7	1,9
Coelce	BRA	Distribución	0,6	4,2x	0,4	0,5	0,5
Ampla	BRA	Distribución	0,8	9,4x	0,3	0,4	0,5
Fortaleza	BRA	Generación	0,3	7,7x	0,3	0,3	0,3
Cachoeira	BRA	Generación	0,3	4,7x	0,3	0,3	0,3
Cien	BRA	Transmisión	0,2	3,3x	0,1	0,1	0,1
ARGENTINA			0,0		0,0	0,0	0,0
Edesur	ARG	Distribución	0,0	0,0x	0,0	0,0	0,0
Chocon	ARG	Generación	0,0	0,0x	0,0	0,0	0,0
Costanera	ARG	Generación	0,0	0,0x	0,0	0,0	0,0
Docksud	ARG	Generación	0,0	0,0x	0,0	0,0	0,0
Sum of the Parts (Trillion CLP)			10,0			8,0	
Other subsidiaries			0,0			0,2	

Valuation Memorandum "Corporate Reorganization"

67

©2015 Deloitte Advisory Limitada

Courtesy translation
Valuation results
Emgesa
Valuation results and sensitivity analysis: Emgesa
Main inputs and assumptions
Emgesa
Installed Capacity (year 2014) MW 3.059,0
Energy produced (year 2014) GWh 13.559
Energy sales (año 2014) GWh 15.773
Concession expiration Year Indefinite
Functional currency $ COP
CAGR Revenues (2016-2020) % 1,9%
Historical EBITDA margin (avg. 2013-2015) % 56,8%
Historical ROIC (avg. 2013-2015) % 16%
WACC % 9,3%
Perpetuity Yes
Long term growth rate % 3,20%
34% of Enersis
Américas total
business value
100% Business Enterprise Value (Bill CLP) - Main Subsidiaries
4,0 3,5 3,0 2,5 2,0 1,5 1,0 0,5 0,0 Emgesa Codensa Edegel Edelnor Chinango Piura Coelce Ampla Fortaleza Cachoeira Cien Edesur Chocon Costanera Docksud Other subsidiaries
Sensitivity analysis: 100% Equity (Trillion CLP)
Long term growth rate
3,0% 3,1% 3,2% 3,3% 3,5%
8,8% 2,7 2,7 2,8 2,8 2,8
9,1% 2,6 2,6 2,6 2,7 2,7
WACC 9,3% 2,4 2,5 2,5 2,5 2,6
9,6% 2,3 2,3 2,4 2,4 2,4
9,8% 2,2 2,2 2,3 2,3 2,3
Sensitivity analysis: BEV / EBITDA 2015e multiple
Long term growth rate
3,0% 3,1% 3,2% 3,3% 3,5%
8,8% 8,4x 8,5x 8,6x 8,7x 8,8x
9,1% 8,1x 8,2x 8,3x 8,4x 8,5x
WACC 9,3% 7,8x 7,9x 8,0x 8,1x 8,2x
9,6% 7,6x 7,6x 7,7x 7,8x 7,9x
9,8% 7,3x 7,4x 7,5x 7,5x 7,6x
Sensitivity analysis: P / E 2015e multiple
Long term growth rate
3,0% 3,1% 3,2% 3,3% 3,5%
8,8% 11,8x 12,0x 12,2x 12,3x 12,5x
9,1% 11,2x 11,4x 11,6x 11,7x 11,9x
WACC 9,3% 10,7x 10,9x 11,0x 11,1x 11,3x
9,6% 10,2x 10,4x 10,5x 10,6x 10,8x
9,8% 9,8x 9,9x 10,0x 10,1x 10,3x
Sensitivity analysis: Múltiplo BEV / Operational assets book value 2015e multiple
Long term growth rate
3,0% 3,1% 3,2% 3,3% 3,5%
8,8% 2,0x 2,0x 2,0x 2,0x 2,1x
9,1% 1,9x 1,9x 1,9x 2,0x 2,0x
WACC 9,3% 1,8x 1,9x 1,9x 1,9x 1,9x
9,6% 1,8x 1,8x 1,8x 1,8x 1,8x
9,8% 1,7x 1,7x 1,7x 1,8x 1,8x
Valuation Memorandum “Corporate Reorganization” 68 ©2015 Deloitte Advisory Limitada

Valuation results Courtesy translation Codensa Valuation results and sensitivity analysis: Codensa
Main inputs and assumptions
Codensa
N° of Clients (year 2014) MW 2,8
Transmission Lines (year 2014) GWh 1.247
Energy sales (año 2014) GWh 13.667
Concession expiration Year Indefinite
Functional currency $ COP
CAGR Revenues (2016-2020) % 5,5%
Historical EBITDA margin (avg. 2013-2015) % 34,3%
Historical ROIC (avg. 2013-2015) % 24%
WACC % 9,2%
Perpetuity Yes
Long term growth rate % 3,20%
18% of Enersis
Américas total
business value
100% Business Enterprise Value (Bill CLP) - Main Subsidiaries 4,0 3,5 3,0 2,5 2,0 1,5 1,0 0,5 0,0 Emgesa Codensa Edegel Edelnor Chinango Piura Coelce Ampla Fortaleza Cachoeira Cien Edesur Chocon Costanera Docksud Other subsidiaries
Sensitivity analysis: 100% Equity (Trillion CLP)
Long term growth rate
3,0% 3,1% 3,2% 3,3% 3,5%
8,7% 1,7 1,8 1,8 1,8 1,8
8,9% 1,7 1,7 1,7 1,7 1,7
WACC 9,2% 1,6 1,6 1,6 1,6 1,7
9,4% 1,5 1,5 1,5 1,6 1,6
9,7% 1,4 1,5 1,5 1,5 1,5
Sensitivity analysis: BEV / EBITDA 2015e multiple
Long term growth rate
3,0% 3,1% 3,2% 3,3% 3,5%
8,7% 6,5x 6,6x 6,7x 6,8x 6,9x
8,9% 6,3x 6,3x 6,4x 6,5x 6,6x
WACC 9,2% 6,0x 6,1x 6,2x 6,2x 6,3x
9,4% 5,8x 5,9x 5,9x 6,0x 6,1x
9,7% 5,6x 5,6x 5,7x 5,8x 5,8x
Sensitivity analysis: P / E 2015e multiple
Long term growth rate
3,0% 3,1% 3,2% 3,3% 3,5%
8,7% 14,6x 14,8x 15,0x 15,2x 15,5x
8,9% 13,9x 14,1x 14,3x 14,5x 14,7x
WACC 9,2% 13,3x 13,5x 13,6x 13,8x 14,0x
9,4% 12,7x 12,9x 13,0x 13,2x 13,3x
9,7% 12,2x 12,3x 12,5x 12,6x 12,8x
Sensitivity analysis: Múltiplo BEV / Operational assets book value 2015e multiple
Long term growth rate
3,0% 3,1% 3,2% 3,3% 3,5%
8,7% 2,4x 2,5x 2,5x 2,5x 2,6x
8,9% 2,3x 2,4x 2,4x 2,4x 2,4x
WACC 9,2% 2,2x 2,3x 2,3x 2,3x 2,3x
9,4% 2,2x 2,2x 2,2x 2,2x 2,2x
9,7% 2,1x 2,1x 2,1x 2,1x 2,2x
Valuation Memorandum “Corporate Reorganization” 69 ©2015 Deloitte Advisory Limitada

Valuation results Courtesy translation Edegel
Valuation results and sensitivity analysis: Edegel
Main inputs and assumptions
Edegel
Installed Capacity (year 2014) MW 1.652,0
Energy produced (year 2014) GWh 8.609
Energy sales (año 2014) GWh 9.320
Concession expiration Year Indefinite
Functional currency $ PEN
CAGR Revenues (2016-2020) % 8,0%
Historical EBITDA margin (avg. 2013-2015) % 51,2%
Historical ROIC (avg. 2013-2015) % 16%
WACC % 8,7%
Perpetuity Yes
Long term growth rate % 3,00%
13% of Enersis
Américas total
business value
100% Business Enterprise Value (Bill CLP) - Main Subsidiaries 4,0 3,5 3,0 2,5 2,0 1,5 1,0 0,5 0,0 Emgesa Codensa Edegel Edelnor Chinango Piura Coelce Ampla Fortaleza Cachoeira Cien Edesur Chocon Costanera Docksud Other subsidiaries
Sensitivity analysis: 100% Equity (Trillion CLP)
Long term growth rate
2,8% 2,9% 3,0% 3,1% 3,3%
8,2% 1,3 1,3 1,3 1,3 1,3
8,4% 1,2 1,2 1,2 1,3 1,3
WACC 8,7% 1,2 1,2 1,2 1,2 1,2
8,9% 1,1 1,1 1,1 1,2 1,2
9,2% 1,1 1,1 1,1 1,1 1,1
Sensitivity analysis: BEV / EBITDA 2015e multiple
Long term growth rate
2,8% 2,9% 3,0% 3,1% 3,3%
8,2% 8,6x 8,7x 8,9x 9,0x 9,1x
8,4% 8,3x 8,4x 8,5x 8,6x 8,7x
WACC 8,7% 8,0x 8,0x 8,1x 8,2x 8,3x
8,9% 7,7x 7,7x 7,8x 7,9x 8,0x
9,2% 7,4x 7,4x 7,5x 7,6x 7,7x
Sensitivity analysis: P / E 2015e multiple
Long term growth rate
2,8% 2,9% 3,0% 3,1% 3,3%
8,2% 13,7x 13,9x 14,1x 14,3x 14,5x
8,4% 13,1x 13,3x 13,5x 13,6x 13,8x
WACC 8,7% 12,6x 12,7x 12,9x 13,0x 13,2x
8,9% 12,0x 12,2x 12,3x 12,5x 12,6x
9,2% 11,6x 11,7x 11,8x 11,9x 12,1x
Sensitivity analysis: Múltiplo BEV / Operational assets book value 2015e multiple
Long term growth rate
2,8% 2,9% 3,0% 3,1% 3,3%
8,2% 2,2x 2,2x 2,2x 2,2x 2,3x
8,4% 2,1x 2,1x 2,1x 2,1x 2,2x
WACC 8,7% 2,0x 2,0x 2,0x 2,1x 2,1x
8,9% 1,9x 1,9x 1,9x 2,0x 2,0x
9,2% 1,8x 1,9x 1,9x 1,9x 1,9x
Valuation Memorandum “Corporate Reorganization” 70 ©2015 Deloitte Advisory Limitada

Courtesy translation Valuation results Edelnor
Valuation results and sensitivity analysis: Edelnor
Main inputs and assumptions
Edelnor
N° of Clients (year 2014) MW 1,3
Transmission Lines (year 2014) GWh 534
Energy sales (año 2014) GWh 7.360
Concession expiration Year Indefinite
Functional currency $ PEN
CAGR Revenues (2016-2020) % 7,5%
Historical EBITDA margin (avg. 2013-2015) % 25,8%
Historical ROIC (avg. 2013-2015) % 16%
WACC % 8,5%
Perpetuity Yes
Long term growth rate % 3,00%
9% of Enersis
Américas total
business value
100% Business Enterprise Value (Bill CLP) - Main Subsidiaries
4,0 3,5 3,0 2,5 2,0 1,5 1,0 0,5 0,0
Emgesa Codensa Edegel Edelnor Chinango Piura Coelce Ampla Fortaleza Cachoeira Cien Edesur Chocon Costanera Docksud Other subsidiaries
Sensitivity analysis: 100% Equity (Trillion CLP)
Long term growth rate
2,8% 2,9% 3,0% 3,1% 3,3%
8,0% 0,7 0,8 0,8 0,8 0,8
8,2% 0,7 0,7 0,7 0,7 0,8
WACC
8,5% 0,6 0,7 0,7 0,7 0,7
8,7% 0,6 0,6 0,6 0,6 0,7
9,0% 0,6 0,6 0,6 0,6 0,6
Sensitivity analysis: BEV / EBITDA 2015e multiple
Long term growth rate
2,8% 2,9% 3,0% 3,1% 3,3%
8,0% 7,5x 7,6x 7,7x 7,8x 8,0x
8,2% 7,1x 7,2x 7,3x 7,4x 7,6x
WACC
8,5% 6,8x 6,9x 7,0x 7,1x 7,2x
8,7% 6,5x 6,6x 6,7x 6,7x 6,8x
9,0% 6,2x 6,3x 6,4x 6,5x 6,5x
Sensitivity analysis: P / E 2015e multiple
Long term growth rate
2,8% 2,9% 3,0% 3,1% 3,3%
8,0% 10,7x 10,9x 11,2x 11,4x 11,7x
8,2% 10,0x 10,2x 10,4x 10,7x 10,9x
WACC
8,5% 9,4x 9,6x 9,8x 10,0x 10,2x
8,7% 8,8x 9,0x 9,2x 9,3x 9,5x
9,0% 8,3x 8,5x 8,6x 8,8x 8,9x
Sensitivity analysis: Múltiplo BEV / Operational assets book value 2015e multiple
Long term growth rate
2,8% 2,9% 3,0% 3,1% 3,3%
8,0% 1,6x 1,6x 1,7x 1,7x 1,7x
8,2% 1,5x 1,6x 1,6x 1,6x 1,6x
WACC
8,5% 1,5x 1,5x 1,5x 1,5x 1,6x
8,7% 1,4x 1,4x 1,4x 1,5x 1,5x
9,0% 1,4x 1,4x 1,4x 1,4x 1,4x
Valuation Memorandum “Corporate Reorganization”
71
©2015 Deloitte Advisory Limitada

Valuation results Courtesy translation Coelce
Valuation results and sensitivity analysis: Coelce
Main inputs and assumptions
Coelce
N° of Clients (year 2014) MW 3,6
Transmission Lines (year 2014) GWh 5.069
Energy sales (año 2014) GWh 11.177
Concession expiration Year 2028
Functional currency $ BRL
CAGR Revenues (2016-2020) % 3,1%
Historical EBITDA margin (avg. 2013-2015) % 17,8%
Historical ROIC (avg. 2013-2015) % 17%
WACC % 11,7%
Perpetuity Yes
Long term growth rate % 5,40%
6% of Enersis
Américas total
business value
100% Business Enterprise Value (Bill CLP) - Main Subsidiaries
4,0 3,5 3,0 2,5 2,0 1,5 1,0 0,5 0,0
Emgesa Codensa Edegel Edelnor Chinango Piura Coelce Ampla Fortaleza Cachoeira Cien Edesur Chocon Costanera Docksud Other subsidiaries
Sensitivity analysis: 100% Equity (Trillion CLP)
Long term growth rate
5,2% 5,3% 5,4% 5,5% 5,7%
11,2% 0,5 0,5 0,5 0,5 0,5
11,4% 0,5 0,5 0,5 0,5 0,5
WACC
11,7% 0,5 0,5 0,5 0,5 0,5
11,9% 0,5 0,5 0,5 0,5 0,5
12,2% 0,4 0,4 0,5 0,5 0,5
Sensitivity analysis: BEV / EBITDA 2015e multiple
Long term growth rate
5,2% 5,3% 5,4% 5,5% 5,7%
11,2% 4,4x 4,4x 4,4x 4,5x 4,5x
11,4% 4,2x 4,3x 4,3x 4,3x 4,4x
WACC
11,7% 4,1x 4,1x 4,2x 4,2x 4,2x
11,9% 4,0x 4,0x 4,0x 4,1x 4,1x
12,2% 3,9x 3,9x 3,9x 3,9x 4,0x
Sensitivity analysis: P / E 2015e multiple
Long term growth rate
5,2% 5,3% 5,4% 5,5% 5,7%
11,2% 9,0x 9,1x 9,2x 9,3x 9,4x
11,4% 8,6x 8,7x 8,8x 8,9x 9,0x
WACC
11,7% 8,3x 8,4x 8,5x 8,5x 8,6x
11,9% 8,0x 8,0x 8,1x 8,2x 8,3x
12,2% 7,7x 7,7x 7,8x 7,9x 8,0x
Sensitivity analysis: Múltiplo BEV / Operational assets book value 2015e multiple
Long term growth rate
5,2% 5,3% 5,4% 5,5% 5,7%
11,2% 1,3x 1,4x 1,4x 1,4x 1,4x
11,4% 1,3x 1,3x 1,3x 1,3x 1,3x
WACC
11,7% 1,3x 1,3x 1,3x 1,3x 1,3x
11,9% 1,2x 1,2x 1,2x 1,3x 1,3x
12,2% 1,2x 1,2x 1,2x 1,2x 1,2x
Valuation Memorandum “Corporate Reorganization”
72
©2015 Deloitte Advisory Limitada

Valuation results Courtesy translation Ampla
Valuation results and sensitivity analysis: Ampla
Main inputs and assumptions
Ampla
N° of Clients (year 2014) MW 2,9
Transmission Lines (year 2014) GWh 2.351
Energy sales (año 2014) GWh 11.701
Concession expiration Year 2026
Functional currency $ BRL
CAGR Revenues (2016-2020) % 4,8%
Historical EBITDA margin (avg. 2013-2015) % 19,8%
Historical ROIC (avg. 2013-2015) % 17%
WACC % 11,7%
Perpetuity Yes
Long term growth rate % 5,40%
8% of Enersis Américas total business value
100% Business Enterprise Value (Bill CLP) - Main Subsidiaries
4,0 3,5 3,0 2,5 2,0 1,5 1,0 0,5 0,0
Emgesa Codensa Edegel Edelnor Chinango Piura Coelce Ampla Fortaleza Cachoeira Cien Edesur Chocon Costanera Docksud Other subsidiaries
Sensitivity analysis: 100% Equity (Trillion CLP)
Long term growth rate
5,2% 5,3% 5,4% 5,5% 5,7%
11,2% 0,5 0,5 0,5 0,5 0,5
11,4% 0,4 0,5 0,5 0,5 0,5
WACC
11,7% 0,4 0,4 0,4 0,4 0,5
11,9% 0,4 0,4 0,4 0,4 0,4
12,2% 0,3 0,4 0,4 0,4 0,4
Sensitivity analysis: BEV / EBITDA 2015e multiple
Long term growth rate
5,2% 5,3% 5,4% 5,5% 5,7%
11,2% 10,0x 10,2x 10,3x 10,5x 10,7x
11,4% 9,5x 9,7x 9,8x 10,0x 10,1x
WACC
11,7% 9,1x 9,2x 9,4x 9,5x 9,6x
11,9% 8,7x 8,8x 8,9x 9,0x 9,2x
12,2% 8,3x 8,4x 8,5x 8,6x 8,7x
Sensitivity analysis: P / E 2015e multiple
Long term growth rate
5,2% 5,3% 5,4% 5,5% 5,7%
11,2% n/a n/a n/a n/a n/a
11,4% n/a n/a n/a n/a n/a
WACC
11,7% n/a n/a n/a n/a n/a
11,9% n/a n/a n/a n/a n/a
12,2% n/a n/a n/a n/a n/a
Sensitivity analysis: Múltiplo BEV / Operational assets book value 2015e multiple
Long term growth rate
5,2% 5,3% 5,4% 5,5% 5,7%
11,2% 1,0x 1,0x 1,0x 1,0x 1,1x
11,4% 1,0x 1,0x 1,0x 1,0x 1,0x
WACC
11,7% 0,9x 0,9x 0,9x 0,9x 1,0x
11,9% 0,9x 0,9x 0,9x 0,9x 0,9x
12,2% 0,8x 0,8x 0,9x 0,9x 0,9x
Valuation Memorandum “Corporate Reorganization”
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©2015 Deloitte Advisory Limitada

Valuation results Courtesy translation Fortaleza
Valuation results and sensitivity analysis: Fortaleza
Main inputs and assumptions
Fortaleza
Installed Capacity (year 2014) MW 322,0
Energy produced (year 2014) GWh 2.484
Energy sales (año 2014) GWh 3.205
Concession expiration Year 2031
Functional currency $ BRL
CAGR Revenues (2016-2020) % -3,6%
Historical EBITDA margin (avg. 2013-2015) % 25,7%
Historical ROIC (avg. 2013-2015) % 25%
WACC % 11,8%
Perpetuity No
Long term growth rate % n/a
3% of Enersis Américas total business value
100% Business Enterprise Value (Bill CLP) - Main Subsidiaries
4,0 3,5 3,0 2,5 2,0 1,5 1,0 0,5 0,0
Emgesa Codensa Edegel Edelnor Chinango Piura Coelce Ampla Fortaleza Cachoeira Cien Edesur Chocon Costanera Docksud Other subsidiaries
Sensitivity analysis: 100% Equity (Trillion CLP)
Long term growth rate
5,2% 5,3% 5,4% 5,5% 5,7%
11,3% 0,3 0,3 0,3 0,3 0,3
11,6% 0,3 0,3 0,3 0,3 0,3
WACC
11,8% 0,3 0,3 0,3 0,3 0,3
12,1% 0,3 0,3 0,3 0,3 0,3
12,3% 0,3 0,3 0,3 0,3 0,3
Sensitivity analysis: BEV / EBITDA 2015e multiple
Long term growth rate
5,2% 5,3% 5,4% 5,5% 5,7%
11,3% 7,9x 7,9x 7,9x 7,9x 7,9x
11,6% 7,8x 7,8x 7,8x 7,8x 7,8x
WACC
11,8% 7,7x 7,7x 7,7x 7,7x 7,7x
12,1% 7,6x 7,6x 7,6x 7,6x 7,6x
12,3% 7,5x 7,5x 7,5x 7,5x 7,5x
Sensitivity analysis: P / E 2015e multiple
Long term growth rate
5,2% 5,3% 5,4% 5,5% 5,7%
11,3% 15,4x 15,4x 15,4x 15,4x 15,4x
11,6% 15,2x 15,2x 15,2x 15,2x 15,2x
WACC
11,8% 15,0x 15,0x 15,0x 15,0x 15,0x
12,1% 14,8x 14,8x 14,8x 14,8x 14,8x
12,3% 14,6x 14,6x 14,6x 14,6x 14,6x
Sensitivity analysis: Múltiplo BEV / Operational assets book value 2015e multiple
Long term growth rate
5,2% 5,3% 5,4% 5,5% 5,7%
11,3% 2,8x 2,8x 2,8x 2,8x 2,8x
11,6% 2,8x 2,8x 2,8x 2,8x 2,8x
WACC
11,8% 2,7x 2,7x 2,7x 2,7x 2,7x
12,1% 2,7x 2,7x 2,7x 2,7x 2,7x
12,3% 2,6x 2,6x 2,6x 2,6x 2,6x
Valuation Memorandum “Corporate Reorganization”
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©2015 Deloitte Advisory Limitada

Valuation results Courtesy translation Argentina
Valuation results and sensitivity analysis: Subsidiaries in Argentina
Conclusion on the value of the subsidiaries in Argentina
Given the current context of the economy, we conducted a sensitivity analysis of the estimated equity values of the subsidiaries with various financial projection scenarios. Some of these scenarios have included the reversal of the current context, while others do not consider a change in the current condition of the country and of the assets.
Given the uncertainty regarding the development of these scenarios, our baseline analysis did not include assigning a value to the subsidiaries in Argentina.
Valuation Memorandum “Corporate Reorganization”
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©2015 Deloitte Advisory Limitada

Courtesy translation
Section Page
I. Executive Summary 6
II. Introduction Enersis Group 12
III. Understanding the Proposed Transaction 19
IV. Description of the Entities 23
V. Main subsidiaries and their markets 31
VI. Valuation methodologies 56
VII. Inputs for the DCF valuation 60
VIII. Outcome of the DCF valuation 66
IX. Market multiples and stock capitalization 76
X. Tax effects of the Proposed Transaction 84
XI. Summary 86
Valuation Memorandum “Corporate Reorganization”
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©2015 Deloitte Advisory Limitada

Courtesy translation
Market multiples and equity market capitalization
Comparable companies
Selection of comparable companies
Stages of the search process
The process of identifying comparable companies was carried out through the screening tool of the electronic database Capital IQ. By this means the relevant filters were performed to identify the companies that better represent the business of the companies that are being valued.
First were selected public companies that are listed on the stock exchange and thus present both a market price as other financial indicators. From the universe of 61.075 public companies resulting from the previous selection, a filter was performed by geography to companies of developed markets using the classifications “US and Canada”, “Developed European Markets” and “Asian Developed Markets” of Capital IQ, limiting the universe of companies to 40.227. The next step was to choose companies operating in the industry of the target companies based on the following industry classifications: “Electricity Generation by fossil fuel”, “Electricity Generation others” and “Power Distribution”. The result was a universe of 112 companies which were separated in Generation and Distribution as their primary industry. Considering the scarcity of companies dedicated solely to Generation and Distribution, were selected some companies in emerging markets with similar characteristics of the target companies.
From the executed filters, were ordered the potentially comparable companies by equity market capitalization. Companies with the largest equity market capitalization have better pricing as they have analyst coverage and their industry expectations are transparent.
Finally were analyzed the sales segments of 27 companies from the initial screening plus the selection of companies in emerging markets. Their business descriptions were analyzed to conclude in the identification of 9 comparable companies for the Generation business and 9 for the Distribution business.
In addition to the analysis of market multiples, a sample was generated with large companies that operate both lines of business in developed markets
(USA), which was compared with a group of representative companies of the region where the companies under valuation operate.
Criteria for the identification of comparable companies
removed companies
remaining companies
Public companies 61.075
Developed countries
United States and Canada 20.848 40.227
European developed markets
Asian developed markets
Industry classification
Electric power Generation by fossil fuels 40.115 112
Electric power Generation, others
Electric power Distribution
Others
Market capitalization 27 85
Key words
Business segments
Comparable companies identified 27
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©2015 Deloitte Advisory Limitada

Market multiples and equity market capitalization

Courtesy translation

Valuation multiples

Market approach - multiples for the Generation and Distribution business

Market multiple: Comparable companies in the Generation business

Company	Country	Levered		Unlevered		EV/EBITDA			
		2Y weekly	5Y monthly	2Y weekly	5Y monthly	2014	LTM	2015e	2016e
Developed and emerging countries									
Exelon Corporation	United States	0,60	0,62	0,39	0,40	7,4x	5,9x	7,7x	7,4x
CLP Holdings Ltd.	Hong Kong	0,48	0,50	0,36	0,38	12,5x	12,0x	11,3x	10,9x
Chubu Electric Power Company	Japan	0,72	0,50	0,27	0,19	17,3x	9,0x	11,9x	9,1x
Federal Hydro-Generating Company	Russia	1,20	1,13	0,73	0,69	6,0x	6,1x	5,6x	4,8x
Alpiq Holding AG	Switzerland	0,31	0,81	0,13	0,34	12,1x	12,5x	14,0x	14,6x
EVN AG	Austria	0,73	0,58	0,43	0,34	40,8x	22,3x	9,0x	9,6x
AES Gener S.A.	Chile	0,72	0,67	0,45	0,42	13,0x	12,5x	13,5x	12,5x
Colbun S.A.	Chile	0,54	0,40	0,42	0,30	11,3x	12,1x	11,1x	9,6x
Tractebel Energia S.A.	Brazil	0,76	0,69	0,68	0,61	7,4x	7,7x	12,0x	8,5x
Empresa Nacional de Electricidad S.A.	Chile	0,70	0,64	0,55	0,50	9,3x	9,4x	9,7x	8,2x
1st quartile		0,54	0,50	0,36	0,34	7,4x	7,7x	9,0x	8,5x
Average		0,67	0,66	0,43	0,41	14,2x	11,1x	10,7x	9,7x
Median		**0,72**	**0,62**	**0,42**	**0,38**	**12,1x**	**12,0x**	**11,3x**	**9,6x**
3rd quartile		0,73	0,69	0,45	0,42	13,0x	12,5x	12,0x	10,9x

Market multiple: Comparable companies in the Distribution business

Company	Country	Levered		Unlevered		EV/EBITDA			
		2Y weekly	5Y monthly	2Y weekly	5Y monthly	2014	LTM	2015e	2016e
Developed and emerging countries									
PPL Corporation	United States	0,81	0,60	0,47	0,34	8,0x	8,0x	9,7x	9,4x
PG&E Corporation	United States	0,67	0,50	0,47	0,35	8,5x	8,6x	7,7x	6,4x
Pepco Holdings, Inc.	United States	0,63	0,50	0,40	0,32	10,4x	10,4x	9,9x	9,2x
Fortis Inc.	Canada	0,46	0,51	0,21	0,24	12,9x	11,5x	10,7x	10,1x
AES Elpa S.A.	Brazil	1,27	0,55	0,43	0,19	9,7x	3,9x	n/a	n/a
Manila Electric Co.	Philippines	0,29	1,02	0,28	0,96	7,9x	8,1x	10,8x	11,6x
Luz del Sur S.A.A.	Peru	0,20	0,47	0,17	0,39	10,3x	10,2x	n/a	n/a
COELBA	Brazil	0,26	0,34	0,17	0,22	6,7x	6,9x	n/a	n/a
Hidrandina S.A.	Peru	0,38	0,68	0,34	0,60	4,0x	3,7x	n/a	n/a
Chilectra S.A.	Chile	0,10	0,63	0,10	0,63	14,8x	16,0x	n/a	n/a
1st quartile		0,29	0,50	0,21	0,24	7,9x	6,9x	9,7x	9,2x
Average		0,55	0,58	0,32	0,40	8,7x	7,9x	9,8x	9,4x
Median		**0,46**	**0,51**	**0,34**	**0,34**	**8,5x**	**8,1x**	**9,9x**	**9,4x**
3rd quartile		0,67	0,60	0,43	0,39	10,3x	10,2x	10,7x	10,1x

Source: Capital IQ

Market multiple: Comparable companies in the Generation and Distribution business

Company	Country	Levered		Unlevered		EV/EBITDA			
		2Y weekly	5Y monthly	2Y weekly	5Y monthly	2014	LTM	2015e	2016e
Developed countries									
Duke Energy Corporation	United States	0,55	0,45	0,35	0,28	10,2x	10,2x	9,7x	9,2x
NextEra Energy, Inc.	United States	0,83	0,57	0,58	0,40	11,0x	9,9x	11,0x	10,1x
Southern Company	United States	0,54	0,40	0,37	0,27	11,1x	10,7x	9,7x	9,3x
American Electric Power Co., Inc.	United States	0,71	0,58	0,47	0,38	9,2x	8,9x	8,3x	8,1x
PPL Corporation	United States	0,81	0,60	0,46	0,34	8,0x	8,0x	9,7x	9,4x
Edison International	United States	0,64	0,61	0,44	0,42	8,0x	7,4x	7,8x	7,1x
Xcel Energy Inc.	United States	0,66	0,50	0,41	0,31	9,5x	9,7x	9,1x	8,5x
Eversource Energy	United States	0,68	0,62	0,43	0,39	11,0x	10,2x	9,9x	9,4x
FirstEnergy Corp.	United States	0,72	0,50	0,32	0,22	14,9x	12,4x	9,0x	8,4x
Entergy Corporation	United States	0,65	0,51	0,38	0,30	6,5x	7,0x	7,9x	7,4x
Enersis S.A.	Chile	0,73	0,66	0,60	0,54	6,3x	6,5x	6,9x	6,2x
1st quartile		0,65	0,50	0,37	0,29	8,3x	8,2x	8,5x	8,2x
Average		0,68	0,53	0,42	0,33	9,9x	9,4x	9,2x	8,7x
Median		**0,67**	**0,54**	**0,42**	**0,33**	**9,8x**	**9,8x**	**9,4x**	**8,9x**
3rd quartile		0,72	0,59	0,46	0,39	11,0x	10,2x	9,7x	9,3x

Market multiple: Comparable companies in the Generation and Distribution business

Company	Country	Levered		Unlevered		EV/EBITDA			
		2Y weekly	5Y monthly	2Y weekly	5Y monthly	2014	LTM	2015e	2016e
Emerging countries									
AES Gener S.A.	Chile	0,72	0,67	0,45	0,42	13,0x	12,5x	13,5x	12,5x
Colbun S.A.	Chile	0,54	0,40	0,42	0,30	11,3x	12,1x	11,1x	9,6x
Isagen S.a. E.s.p.	Colombia	0,31	0,47	-	-	4,1x	3,2x	3,0x	3,1x
E-CL S.A.	Chile	0,65	0,65	0,46	0,46	6,7x	6,5x	6,4x	6,8x
Tractebel Energia S.A.	Brazil	0,76	0,69	0,68	0,61	7,4x	7,7x	12,0x	8,5x
Companhia Energética de São Paulo	Brazil	0,61	0,71	0,54	0,62	1,4x	2,3x	5,1x	9,9x
Eletrobras	Brazil	0,87	1,05	0,24	0,29	13,7x	17,2x	56,0x	42,5x
Minera Valparaiso S.A.	Chile	0,37	0,46	0,24	0,29	16,9x	17,8x	n/a	n/a
Companhia Energética de Minas Gerais	Brazil	0,34	0,67	0,22	0,43	5,4x	7,0x	9,9x	14,0x
Enersis S.A.	Chile	0,73	0,66	0,60	0,54	6,3x	6,5x	6,9x	6,2x
1st quartile		0,37	0,47	0,24	0,29	5,4x	6,5x	6,1x	8,1x
Average		0,58	0,64	0,36	0,38	8,9x	9,6x	14,6x	13,4x
Median		**0,61**	**0,67**	**0,42**	**0,42**	**7,4x**	**7,7x**	**10,5x**	**9,8x**
3rd quartile		0,72	0,69	0,46	0,46	13,0x	12,5x	12,4x	12,9x

Source: Capital IQ

Valuation Memorandum "Corporate Reorganization"

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©2015 Deloitte Advisory Limitada

Courtesy translation
Market multiples and equity market capitalization
Valuation multiples
Market approach - multiples for the Generation and Distribution business
Analysis of multiples
In our analysis, we assessed the reasonableness of the result of the valuation by Discounted Cash Flow (DCF) through the implied valuation multiples (BEV/EBITDA 2015E), which was compared to the market multiple of comparable companies.
For purposes of this analysis, were considered the public companies:
- Power generators and distributors in emerging markets (Latin America).
- Power generators and distributors in developed markets (USA).
As observed, the companies under analysis are generally within the interquartile range scoring of comparable companies in emerging countries. On the other hand, in companies in developed markets are generally observed BEV/EBITDA multiples that exceed the analyzed companies, but with a more limited interquartile range than the emerging countries, given the maturity and development of such market.
In the particular case of the company Cien (concession is being closed), which operates in the electricity transmission market, we believe that the BEV/EBITDA multiples are not comparable since it is a different business line than those of comparable companies considered for this analysis
BEV / EBITDA - Emerging countries 2015e
BEV / EBITDA
12,0
10,0
8,0
6,0
4,0
2,0
-
8,0
6,2
8,1
7,0
9,0
5,1
4,2
9,4
7,7
4,7
3,3
3rd quartile - 12,4
Median - 10,5
1st quartile - 6,1
Emgesa
Codensa
Edegel
Edelnor
Chinango
Piura
Coelce
Ampla
Fortaleza
Cachoeira
Cien
Source: Administration- Capital IQ
BEV / EBITDA - Developed countries 2015e
BEV / EBITDA
12,0
10,0
8,0
6,0
4,0
2,0
-
8,0
6,2
8,1
7,0
9,0
5,1
4,2
9,4
7,7
4,7
3,3
3rd quartile - 9,7
Median - 9,4
1st quartile - 8,5
Emgesa
Codensa
Edegel
Edelnor
Chinango
Piura
Coelce
Ampla
Fortaleza
Cachoeira
Cien
Source: Administration - Capital IQ
Valuation Memorandum “Corporate Reorganization” 79 ©2015 Deloitte Advisory Limitada

Market multiples and equity market capitalization
Courtesy translation
Equity market capitalization

Equity market capitalization

Analysis of the equity market capitalization

We analyze the equity market capitalization of Enersis, Endesa and Chilectra; in addition to subsidiaries listed in their respective countries, including: Edegel, Edelnor, Piura, Coelce and Ampla.

We obtained the equity market capitalization in millions of CLP at the Valuation Date, the average of the last month as of such date, and the average of the last six and twelve months.

In order to capture the public consensus on the value of the companies, we proceeded to sensitize the performance of these companies regarding their market value. This analysis is presented in the Appendixes to this Memorandum.

Market values of Enersis, Endesa and Chilectra

In addition to the values of the subsidiaries of Enersis Américas, Endesa Américas and Chilectra Américas we obtained the values of the Chilean subsidiaries, in order to obtain a value for Enersis, Endesa and Chilectra and reconcile our valuations with market values of the current companies.

Based on this analysis we can conclude that the indicative values of Enersis, Endesa and Chilectra are in line with their market values (equity market capitalization).

The following charts show the evolution of the market capitalization since 2014-2015.

Market Cap (Mill CLP)	Enersis	Endesa	Chilectra	Edegel	Edelnor	Piura	Coelce	Ampla
June 30, 2015	9.976.633	7.261.423	2.301.369	1.683.483	724.878	98.686	664.647	831.424
Avg. Last 12 Months	9.761.530	7.449.875	1.889.237	1.575.845	700.174	96.362	673.170	990.998
Avg. Last 6 Months	10.051.745	7.616.573	2.085.104	1.710.217	711.722	94.117	655.712	874.123
Avg. Last 1 Months	10.003.845	7.411.961	2.301.451	1.660.606	730.857	97.037	664.675	817.948
Daily Volume 6 month avg. (Th)	23.153,5	4.134,9	1,3	98,2	58,7	3,1	21,5	1.197,6

Note: The market capitalization of Edegel includes its 80% interest in Chinango and 3,996% in Endesa Brasil

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©2015 Deloitte Advisory Limitada

Courtesy translation
Equity market capitalization
Enersis S.A.
Equity market capitalization and traded volume: Enersis S.A.
Enersis - Market capitalization / Volume
13,5
12,0
10,5
9,0
7,5
6,0
4,5
3,0
1,5
0,0
(CLP Bill)
Jan-14 Feb-14 Mar-14 Apr-14 May-14 Jun-14 Jul-14 Aug-14 Sept-14 Oct-14 Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15
100
90
80
70
60
50
40
30
20
10
0
Mill
Volume (N° stock - mill)
Market Capitalization
Source: Capital IQ
April 28 2015
“The Board of Enersis has decided to initiate the analysis of a reorganization of its Generation and Distribution activities in Chile and South America.”
February 17, 2014
“Increased participation to 74% of Coelce distributor”
Market Cap: CLP 8 bn
September 3, 2014
“Enersis successfully finalized the purchase of 21.1% of the Peruvian generator Edegel”
Market Cap: CLP 10,3 bn
October 2, 2014
“Enersis launches operation to capitalize on the generator Central Dock Sud in Argentina”
Market Cap: CLP 9 bn
January 29, 2015
“Sale of the real estate project ENEA (55%)”
Market Cap: CLP 9,6 bn
June 20, 2015
“Resignation of Enersis president Jorge Rosenblut”
Market Cap: CLP 9,9 bn
Valuation Memorandum “Corporate Reorganization” 81 ©2015 Deloitte Advisory Limitada

Courtesy translation
Equity market capitalization Endesa S.A
Equity market capitalization and traded volume: Endesa S.A.
Endesa - Market capitalization / Volume
(CLP Bill)
9,0 14
8,0 12
7,0
6,0 10
5,0 8
4,0 6
3,0 4
2,0
1,0 2
0,0 0
Jan-14 Feb-14 Mar-14 Apr-14 May-14 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15
April 28 2015
“The Board of Enersis has decided to initiate the analysis of a reorganization of its Generation and Distribution activities in Chile and South America.”
Volume (No stock - mill) Market Capitalization
January 17 2014
“Supreme Court approves the environmental project of Punta Alcalde”
Market Cap: CLP 6,5 bn
March 31, 2014
“Acquisition of Gas Atacama (US$309 M), reaching 1000 MW capacity in the north of Chile”
Market Cap: CLP 6,5 bn
April 1, 2014
“Endesa invests US$660 M for the construction of Central los Cóndores (150 MW capacity)”
Market Cap: CLP 6,58 bn
January 29, 2015 “Suspension of the Punta Alcalde project” Market Cap: CLP 7,4 bn
Valuation Memorandum “Corporate Reorganization” 82 ©2015 Deloitte Advisory Limitada

Courtesy translation
Equity market capitalization Chilectra S.A.
Equity market capitalization and traded volume: Chilectra S.A.
Chilectra - Market capitalization / Volume
(CLP Bill) Mill
2,7 0,1
2,4 0,0
2,1 0,0
1,8 0,0
1,5 0,0
1,2 0,0
0,9 0,0
0,6 0,0
0,3 0,0
0,0 0,0
April 28 2015
“The Board of Enersis has decided to initiate the analysis of a reorganization of its Generation and Distribution activities in Chile and South America.”
Jan-14 Feb-14 Mar-14 Apr-14 May-14 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14
Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15
Volume (No stock - mill) Market Capitalization
Source: Capital IQ
December 12, 2014
“Supreme Court upholds fine of CLP$104 M to Chilectra, for the blackouts in 2012”
Market Cap: CLP 1,7 bn
May 25, 2015
“chilectra connects a new substation to the electrical system of Chicureo, Metropolitan Region”
Market Cap: CLP 2,3 bn
Valuation Memorandum “Corporate Reorganization” 83 ©2015 Deloitte Advisory Limitada

Courtesy translation
Section Page
I. Executive Summary 6
II. Introduction Enersis Group 12
III. Understanding the Proposed Transaction 19
IV. Description of the Entities 23
V. Main subsidiaries and their markets 31
VI. Valuation methodologies 56
VII. Inputs for the DCF valuation 60
VIII. Outcome of the DCF valuation 66
IX. Market multiples and stock capitalization 76
X. Tax effects of the Proposed Transaction 84
XI. Summary 86
Valuation Memorandum “Corporate Reorganization” 84 ©2015 Deloitte Advisory Limitada

Courtesy
translation
Tax effects of the Proposed Transaction
Management estimates
Tax costs of the Proposed Transaction
Tax cost
According to information provided by Management the following tax costs are anticipated for the Proposed Transaction:
First stage: Spin-off
The spin-offs do not generate tax effects in Chile, Brazil and Colombia.
In Peru and Argentina the foreign spin-offs are subject to taxes when the international perimeter is transmitted.
In Argentina, preliminary assuming a null value assets over the basis, it is estimated that no taxes need to be paid. However, this could change based on the new valuations of the Argentinean companies.
In Peru, based on their preliminary valuations Management estimates that the cost of these taxes would amount to approx. USD 278 million to be paid in 2016 once the spin-off is carried out (approx. USD 251 million for Endesa Chile and approx. USD 27 million for Chilectra).
Second stage: Merger
The merger of the Chilean companies that would make up the international perimeter is not affected by taxes in Chile, Brazil and Colombia.
In Peru the merger is not subject to taxes because the goodwill would have paid taxes with the spin-off (unless a new goodwill is generated due to the exchange rate differences applied to the valuations used to calculate the goodwill).
In Argentina it is not affected by taxes due to null value assumed in the context of the spin-off.
Adjustment to the exchange ratio for the fiscal cost effect
Since the fiscal costs of the first stage of the operation (spin-off) would have a negative impact on the value of Endesa Chile, Chilectra Chile and Enersis Chile
(ceteris paribus), and to avoid a dilution of the shareholders of the Entities due to such effect, Management has stated that it would be desirable for the shareholders of the merged Entities (Endesa Américas and Chilectra Américas) to adjust the estimated values of the Entities and hence the exchange ratio of shares in order to compensate the shareholders for the cost which the companies Endesa Chile and Chilectra would incur.
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©2015 Deloitte Advisory Limitada

Courtesy translation
Section
Page
I.
Executive Summary
6
II.
Introduction Enersis Group
12
III.
Understanding the Proposed Transaction
19
IV.
Description of the Entities
23
V.
Main subsidiaries and their markets
31
VI.
Valuation methodologies
56
VII.
Inputs for the DCF valuation
60
VIII. Outcome of the DCF valuation
66
IX.
Market multiples and stock capitalization
76
X.
Tax effects of the Proposed Transaction
84
XI. Summary
86
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©2015 Deloitte Advisory Limitada

Courtesy
translation
Summary
Estimated values
Estimated values of the Entities as of June 30, 2015
Valuation by Sum of the Parts
Given the nature of the Entities and their operations we calculated the Estimated Value of 100% of the equity of the Entities as the sum of the parts, which involved:
- estimate the enterprise value (“BEV”) of each of the main subsidiaries of each Entity;
- estimate the 100% equity value of each of the main subsidiaries by subtracting the value of the net debt and adding the value of other non-operating net assets per subsidiary according to the respective balance sheets (value of 100% of equity per subsidiary);
- estimate the equity value of each Entity, multiplying the value of 100% of the equity by the respective participation (direct and indirect) of each Entity in the subsidiary provided by the Management;
- subtract the net financial debt and add the value of investments and other assets at the level of each parent company in order to estimate the 100% equity value of each Entity at the valuation date.
Valuation Approach
Our estimated value was mainly determined based on a base scenario of discounted cash flow (Income approach). This value is within a sensitivity range, which was determined according to certain parameters that we consider reasonable.
Additionally, we analyzed market multiples (Market approach) and stock market value of the various listed companies. We observe that the results obtained through the income approach are in general within the ranges supported by market multiples.
Results
Based on our analysis, the estimated value of 100% of the equity of the three Entities as of the Valuation Date is estimated within the following range:
Range of the Estimated Value of Equity as of June
Trillions of CLP
30, 2015 (1)
Low
Mid
High
Enersis Americas
4,8
5,2
5,8
Endesa Americas
2,0
2,2
2,5
Chilectra Americas
0,5
0,6
0,7
Rango de Valor Estimativo del Patrimonio
Billions of USD (2)
al 30 de junio, 2015
Low
Mid
High
Enersis Americas
7,5
8,3
9,2
Endesa Americas
3,2
3,5
3,9
Chilectra Americas
0,8
0,9
1,0
Notes:
(1) Low-High valuation range obtained through sensitivity analysis of the discount rate (WACC), and perpetuity growth rate (where applicable). Additional sensitivity analysis are presented in Appendix I.
(2) Reference exchange rate (June 30, 2015): CLP/USD 634.58 (Source: Banco Central de Chile)
On the following pages the valuation results are presented in more details both in CLP trillion and USD billion.
Valuation Memorandum “Corporate Reorganization”
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©2015 Deloitte Advisory Limitada

Summary

Courtesy translation

Estimated values

Value ranges of the main subsidiaries in Colombia, Peru, Brazil and Argentina (Trillion CLP)

Value ranges

The value ranges obtained for each of the main subsidiaries and for 100% of the equity of each Entity as of the Valuation Date, in trillions of CLP, are as follows:

Valuation Results (Trillions of CLP)	Country	Core business	EBITDA weight over Enersis (2014)	BEV (100%)	BEV / EBITDA 2015 implied	Estimated Value of 100% of Equity			Enersis Americas				Endesa Americas				Chilectra Americas			
									Part. (%)	Equity Value			Part. (%)	Equity Value			Part. (%)	Equity Value		
						Low	Mid	High		Low	Mid	High		Low	Mid	High		Low	Mid	High
COLOMBIA				5,2		3,7	4,1	4,7		1,5	1,7	2,0		0,6	0,7	0,8		0,1	0,2	0,2
Emgesa	COL	Generación	20,8%	3,4	8,0x	2,2	2,5	2,8	37,7%	0,8	0,9	1,1	26,9%	0,6	0,7	0,8	-	-	0,0	-
Codensa	COL	Distribución	14,2%	1,8	6,2x	1,4	1,6	1,8	48,4%	0,7	0,8	0,9	-	-	0,0	-	9,4%	0,1	0,2	0,2
PERÚ				2,6		1,9	2,2	2,5		1,2	1,4	1,6		0,8	0,8	1,0		0,1	0,1	0,1
Edegel	PER	Generación	6,8%	1,3	8,1x	1,1	1,2	1,3	58,6%	0,6	0,7	0,8	62,5%	0,7	0,7	0,8	-	-	0,0	-
Edelnor	PER	Distribución	1,0%	0,9	7,0x	0,6	0,7	0,8	75,5%	0,4	0,5	0,6	-	-	0,0	-	15,6%	0,1	0,1	0,1
Chinango	PER	Generación		0,2	9,0x	0,2	0,2	0,2	46,9%	0,1	0,1	0,1	50,0%	0,1	0,1	0,1	-	-	0,0	-
Piura	PER	Generación	1,0%	0,1	5,1x	0,1	0,1	0,1	96,5%	0,1	0,1	0,1	-	-	0,0	-	-	-	0,0	-
BRASIL				2,2		1,6	1,7	1,9		1,3	1,4	1,6		0,4	0,5	0,5		0,2	0,3	0,3
Coelce	BRA	Distribución	7,2%	0,6	4,2x	0,4	0,5	0,5	64,9%	0,3	0,3	0,4	21,9%	0,1	0,1	0,1	6,3%	0,0	0,0	0,0
Ampla	BRA	Distribución	10,9%	0,8	9,4x	0,3	0,4	0,5	92,0%	0,3	0,4	0,5	17,4%	0,1	0,1	0,1	36,6%	0,1	0,2	0,2
Fortaleza	BRA	Generación	1,8%	0,3	7,7x	0,3	0,3	0,3	84,4%	0,3	0,3	0,3	37,1%	0,1	0,1	0,1	11,3%	0,0	0,0	0,0
Cachoeira	BRA	Generación	3,3%	0,3	4,7x	0,3	0,3	0,3	84,2%	0,3	0,3	0,3	37,0%	0,1	0,1	0,1	11,2%	0,0	0,0	0,0
Cien	BRA	Transmisión	0,0%	0,2	3,3x	0,1	0,1	0,1	84,4%	0,1	0,1	0,1	37,1%	0,0	0,0	0,0	11,3%	0,0	0,0	0,0
ARGENTINA				0,0		0,0	0,0	0,0		0,0	0,0	0,0		0,0	0,0	0,0		0,0	0,0	0,0
Edesur	ARG	Distribución	-1,6%	0,0	0,0x	0,0	0,0	0,0	71,6%	-	0,0	-	0,5%	-	0,0	-	34,1%	-	0,0	-
Chocon	ARG	Generación	0,7%	0,0	0,0x	0,0	0,0	0,0	39,2%	-	0,0	-	65,4%	-	0,0	-	-	-	0,0	-
Costanera	ARG	Generación	1,3%	0,0	0,0x	0,0	0,0	0,0	45,4%	-	0,0	-	75,7%	-	0,0	-	-	-	0,0	-
Docksud	ARG	Generación	0,6%	0,0	0,0x	0,0	0,0	0,0	40,3%	-	0,0	-	-	-	0,0	-	-	-	0,0	-
Sum of the Parts (Trillion CLP)				**10,0**			**8,0**			**4,0**	**4,5**	**5,1**		**1,8**	**2,0**	**2,2**		**0,5**	**0,5**	**0,6**
Other subsidiaries (2)				0,0			0,2			0,1	0,1	0,1		0,1	0,1	0,1		0,0	0,0	0,0
Parent company (incl. Holding net financial debt)										0,5	0,5	0,5		0,0	0,0	0,0		0,0	0,0	0,0
Total Américas (Trillion CLP)				**10,0**			**8,2**			**4,6**	**5,1**	**5,7**		**1,9**	**2,1**	**2,3**		**0,5**	**0,6**	**0,6**
Fiscal costs adjustments (3)										0,1	0,1	0,1		0,2	0,2	0,2		0,0	0,0	0,0
Values adjusted by fiscal costs (Trillion CLP)										**4,8**	**5,2**	**5,8**		**2,0**	**2,2**	**2,5**		**0,5**	**0,6**	**0,7**

Notes:
(1) Reference exchange rate (June 30, 2015): CLP/USD 634.58 (Source: Banco Central de Chile)
(2) Other subsidiaries: see Appendix II
(3) Tax effects: For more details see Section X "Tax effects of Proposed Transaction"
(4) Values consider decimals

Valuation Memorandum "Corporate Reorganization"

88

©2015 Deloitte Advisory Limitada

Courtesy
translation
Summary
Reference results
Composition of the Estimated Valued of the Entities as of June 30, 2015
Enersis Américas
Endesa Américas
Chilectra Américas
business
Enersis Americas business - Gx vs Dx/Tx
Endesa Americas business - Gx vs Dx/Tx
Chilectra Americas business - Gx vs Dx/Tx
Gx 49% Dx/Tx 51%
Gx 86% Dx/Tx 14%
Gx 9% Dx/Tx 91%
Country
Enersis Américas: countries
Endesa Américas: countries
Chilectra Américas: countries
COL 39% PER 30% BRA 31%
COL 38% PER 39% BRA 23%
COL 24% PER 19% BRA 57%
Comments
According to the results of our analysis:
- The values of the main business of Enersis Américas (Generation and Distribution) maintain equivalent positions.
- In terms of geographic composition, Colombia presents the highest value percentage.
- In the case of Endesa Américas we observed a higher value in Colombia en Peru.
- In the case of Chilectra Américas there exists a higher exposure in the Brazilian market.
Valuation Memorandum “Corporate Reorganization”
©2015 Deloitte Advisory Limitada

Summary

Courtesy translation

Reference results

Percentages of equity participation post-merger and range of the exchange ratio (Trillions of CLP)

Referential ownership interest

The ownership interests of the shareholders in Enersis Américas (post-merger) were calculated according to the ranges of the estimated values:

Grupo Enel's shareholding participation in Enersis Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 4,8	Medio 5,2	High 5,8
Low	2,0	0,5	51,7%	52,4%	53,2%
Medio	2,2	0,6	51,0%	51,8%	52,6%
High	2,5	0,7	50,1%	50,9%	51,8%

* Participation range post-merger

Non-controlling shareholders of Enersis Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 4,8	Medio 5,2	High 5,8
Low	2,0	0,5	33,6%	34,0%	34,5%
Medio	2,2	0,6	33,1%	33,6%	34,1%
High	2,5	0,7	32,6%	33,1%	33,6%

* Participation range post-merger

Non-controlling shareholders of Endesa Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 4,8	Medio 5,2	High 5,8
Low	2,0	0,5	14,6%	13,5%	12,2%
Medio	2,2	0,6	15,8%	14,5%	13,2%
High	2,5	0,7	17,2%	15,9%	14,5%

* Participation range post-merger

Non-controlling shareholders of Chilectra Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 4,8	Medio 5,2	High 5,8
Low	2,0	0,5	0,1%	0,1%	0,1%
Medio	2,2	0,6	0,1%	0,1%	0,1%
High	2,5	0,7	0,1%	0,1%	0,1%

* Participation range post-merger

Reference range of the exchange rate

According to the ranges of the estimated values we calculated the following exchange ratios:

- Increase in the No. of shares of Enersis Américas (millions): 7.532 – 9.327
- Shares of Enersis Américas per share of Endesa Américas: 2,3 – 2,8
- Shares of Enersis Américas per share of Chilectra Américas: 4,1 – 5,4

N° of shares increase (millions)

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 4,8	Medio 5,2	High 5,8
Low	2,0	0,5	8.455	7.680	6.880
Medio	2,2	0,6	9.255	8.407	7.532
High	2,5	0,7	10.268	9.327	8.357

* Exchange ratio of shares

Shares of Enersis Americas for each share of Endesa America

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 4,8	Medio 5,2	High 5,8
Low	2,0	0,5	2,55	2,35	2,10
Medio	2,2	0,6	2,80	2,55	2,30
High	2,5	0,7	3,10	2,80	2,55

* Exchange ratio of shares

Shares of Enersis Americas for each share of Chilectra America

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 4,8	Medio 5,2	High 5,8
Low	2,0	0,5	4,50	4,10	3,70
Medio	2,2	0,6	5,15	4,70	4,20
High	2,5	0,7	5,95	5,40	4,85

* Exchange ratio of shares

Valuation Memorandum "Corporate Reorganization" 90
©2015 Deloitte Advisory Limitada

Courtesy translation
Appendixes Page
I. Sensitivity analysis 91
II. List of subsidiaries considered in the valuation 95
III. Glossary 97
IV. General limitations and assumptions 99
Valuation Memorandum “Corporate Reorganization”
91
©2015 Deloitte Advisory Limitada

Sensitivity analysis

Courtesy translation

Potential upsides of sensitivity

Sensitivity analysis: Valuation of the Entities including potential upsides

Referential participation percentages

We sensitized the estimated value ranges according to the potential upsides in the subsidiaries in Argentina and Brazil. We calculated the following participation percentages in Enersis Américas (post-merger):

Grupo Enel's shareholding participation in Enersis Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value		
			Low 5,2	Medio 5,7	High 6,4
Low	2,3	0,6	51,4%	52,1%	52,9%
Medio	2,5	0,6	50,7%	51,5%	52,3%
High	2,8	0,7	49,9%	50,7%	51,6%

* Participation range post-merger

Non-controlling shareholders of Enersis Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value		
			Low 5,2	Medio 5,7	High 6,4
Low	2,3	0,6	33,4%	33,9%	34,4%
Medio	2,5	0,6	32,9%	33,4%	34,0%
High	2,8	0,7	32,4%	32,9%	33,5%

* Participation range post-merger

Non-controlling shareholders of Endesa Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value		
			Low 5,2	Medio 5,7	High 6,4
Low	2,3	0,6	15,1%	13,9%	12,7%
Medio	2,5	0,6	16,2%	15,0%	13,6%
High	2,8	0,7	17,6%	16,2%	14,8%

* Participation range post-merger

Non-controlling shareholders of Chilectra Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value		
			Low 5,2	Medio 5,7	High 6,4
Low	2,3	0,6	0,1%	0,1%	0,1%
Medio	2,5	0,6	0,1%	0,1%	0,1%
High	2,8	0,7	0,1%	0,1%	0,1%

* Participation range post-merger

Reference range of the exchange ratio

According to the ranges of the estimated sensitivity values are calculated the following exchange equations:

- Increase in the No. of shares of Enersis (millions): 8.000 – 9.579
- Per share of Endesa Américas: 2,40 – 2,90
- Per share of Chilectra Américas: 4,20 – 5,55

N° of shares increase (millions)

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value		
			Low 5,2	Medio 5,7	High 6,4
Low	2,3	0,6	8.806	8.000	7.168
Medio	2,5	0,6	9.576	8.699	7.794
High	2,8	0,7	10.545	9.579	8.583

* Exchange ratio of shares

Shares of Enersis Americas for each share of Endesa America

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value		
			Low 5,2	Medio 5,7	High 6,4
Low	2,3	0,6	2,65	2,40	2,15
Medio	2,5	0,6	2,90	2,65	2,35
High	2,8	0,7	3,20	2,90	2,60

* Exchange ratio of shares

Shares of Enersis Americas for each share of Chilectra America

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value		
			Low 5,2	Medio 5,7	High 6,4
Low	2,3	0,6	4,65	4,20	3,80
Medio	2,5	0,6	5,30	4,80	4,30
High	2,8	0,7	6,10	5,55	5,00

* Exchange ratio of shares

Valuation Memorandum "Corporate Reorganization" 92
©2015 Deloitte Advisory Limitada

Sensitivity analysis

Courtesy translation

Sensitivity by equity market capitalization

Sensitivity analysis using the equity market capitalization of the listed subsidiaries

Referential participation percentages

We sensitized the estimated value ranges according to the equity market capitalization of the listed subsidiaries. We calculated the following participation percentages in Enersis Américas (post-merger):

Grupo Enel's shareholding participation in Enersis Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 5,4	Medio 5,6	High 5,9
Low	2,3	0,7	51,7%	52,0%	52,3%
Medio	2,4	0,7	51,4%	51,7%	52,0%
High	2,5	0,7	51,0%	51,3%	51,7%

* Participation range post-merger

Non-controlling shareholders of Enersis Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 5,4	Medio 5,6	High 5,9
Low	2,3	0,7	33,6%	33,8%	34,0%
Medio	2,4	0,7	33,4%	33,6%	33,8%
High	2,5	0,7	33,1%	33,3%	33,6%

* Participation range post-merger

Non-controlling shareholders of Endesa Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 5,4	Medio 5,6	High 5,9
Low	2,3	0,7	14,7%	14,2%	13,6%
Medio	2,4	0,7	15,1%	14,7%	14,1%
High	2,5	0,7	15,8%	15,2%	14,7%

* Participation range post-merger

Non-controlling shareholders of Chilectra Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 5,4	Medio 5,6	High 5,9
Low	2,3	0,7	0,1%	0,1%	0,1%
Medio	2,4	0,7	0,1%	0,1%	0,1%
High	2,5	0,7	0,1%	0,1%	0,1%

* Participation range post-merger

Reference range of the exchange ratio

According to the ranges of the estimated sensitivity values are calculated the following exchange equations:

- Increase in the No. of shares of Enersis (millions): 8.171 – 8.898
- Per share of Endesa Américas: 2,45 – 2,70
- Per share of Chilectra Américas: 4,95 – 5,30

N° of shares increase (millions)

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 5,4	Medio 5,6	High 5,9
Low	2,3	0,7	8.493	8.171	7.800
Medio	2,4	0,7	8.829	8.494	8.109
High	2,5	0,7	9.249	8.898	8.494

* Exchange ratio of shares

Shares of Enersis Americas for each share of Endesa America

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 5,4	Medio 5,6	High 5,9
Low	2,3	0,7	2,55	2,45	2,35
Medio	2,4	0,7	2,65	2,55	2,45
High	2,5	0,7	2,80	2,70	2,55

* Exchange ratio of shares

Shares of Enersis Americas for each share of Chilectra America

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value: Low 5,4	Medio 5,6	High 5,9
Low	2,3	0,7	5,15	4,95	4,75
Medio	2,4	0,7	5,30	5,10	4,90
High	2,5	0,7	5,50	5,30	5,05

* Exchange ratio of shares

Valuation Memorandum "Corporate Reorganization"

93

©2015 Deloitte Advisory Limitada

Sensitivity analysis
Courtesy translation
Sensitivity according to carrying value

Sensitivity analysis using the carrying values of equity (pro forma) as of September 30, 2015

Referential participation percentages

We sensitized the estimated value ranges according to the carrying value of equity of the Entities. We calculated the following participation percentages in Enersis Américas (post-merger):

Grupo Enel's shareholding participation in Enersis Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value Low 4,5	Medio 5,0	High 5,5
Low	1,9	0,4	52,1%	52,7%	53,4%
Medio	2,0	0,5	51,3%	52,1%	52,7%
High	2,2	0,5	50,6%	51,3%	52,1%

* Participation range post-merger

Non-controlling shareholders of Enersis Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value Low 4,5	Medio 5,0	High 5,5
Low	1,9	0,4	33,8%	34,3%	34,7%
Medio	2,0	0,5	33,3%	33,8%	34,3%
High	2,2	0,5	32,8%	33,3%	33,8%

* Participation range post-merger

Non-controlling shareholders of Endesa Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value Low 4,5	Medio 5,0	High 5,5
Low	1,9	0,4	14,1%	12,9%	11,9%
Medio	2,0	0,5	15,2%	14,1%	12,9%
High	2,2	0,5	16,5%	15,2%	14,1%

* Participation range post-merger

Non-controlling shareholders of Chilectra Americas

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value Low 4,5	Medio 5,0	High 5,5
Low	1,9	0,4	0,1%	0,1%	0,1%
Medio	2,0	0,5	0,1%	0,1%	0,1%
High	2,2	0,5	0,1%	0,1%	0,1%

* Participation range post-merger

Reference range of the exchange ratio

According to the ranges of the estimated sensitized values are calculated the following exchange equations:

- Increase in the No. of shares of Enersis (millions): 7.342 – 8.883
- Per share of Endesa Américas: 2,45 – 2,70
- Per share of Chilectra Américas: 3,55 – 4,30

N° of shares increase (millions)

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value Low 4,5	Medio 5,0	High 5,5
Low	1,9	0,4	8.076	7.342	6.674
Medio	2,0	0,5	8.883	8.076	7.342
High	2,2	0,5	9.772	8.883	8.076

* Exchange ratio of shares

Shares of Enersis Americas for each share of Endesa America

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value Low 4,5	Medio 5,0	High 5,5
Low	1,9	0,4	2,45	2,25	2,00
Medio	2,0	0,5	2,70	2,45	2,25
High	2,2	0,5	2,95	2,70	2,45

* Exchange ratio of shares

Shares of Enersis Americas for each share of Chilectra America

Range of Estimated Value of Equity	Endesa Americas	Chilectra Americas	Enersis Americas range of value Low 4,5	Medio 5,0	High 5,5
Low	1,9	0,4	3,90	3,55	3,20
Medio	2,0	0,5	4,30	3,90	3,55
High	2,2	0,5	4,70	4,30	3,90

Valuation Memorandum "Corporate Reorganization" 94
©2015 Deloitte Advisory Limitada

Courtesy translation Appendixes Page I. Sensitivity analysis 91 II. List of subsidiaries considered in the valuation 95 III. Glossary 97 IV. General limitations and assumptions 99 Valuation Memorandum “Corporate Reorganization” 95 ©2015 Deloitte Advisory Limitada

Appendix Courtesy translation List of Subsidiaries List of subsidiaries considered in the valuation Filial Filial Colombia Argentina Codensa Edesur EEC Chocon Emgesa Docksud Soc_Portuaria Costanera Emgesa_Panamá Cemsa Perú Southern_Cone Edelnor EN_Brasil_com_y_serv Distrilima CTM Edegel Tesa Piura ICT Generandes Endesa_Argentina Caboblanco Hidroinvest Chinango Chile Generalima Enersis_AME Brasil Endesa_AME Ampla Chilectra_AME Coelce Fortaleza Cachoeira Cien Endesa_Brasil Valuation Memorandum “Corporate Reorganization” 96 ©2015 Deloitte Advisory Limitada

Courtesy translation Appendixes Page I. Sensitivity analysis 91 II. List of subsidiaries considered in the valuation 95 III. Glossary 97 IV. General limitations and assumptions 99 Valuation Memorandum “Corporate Reorganization” 97 ©2015 Deloitte Advisory Limitada

Courtesy translation

Glossary

The company	Enersis S.A.
The Companies	Enersis Américas S.A. / Endesa Américas S.A. / Chilectra Américas S.A.
Deloitte / Deloitte FAS	Deloitte Advisory Ltda. / Financial Advisory Services
Valuation date	June 30, 2015
OPEX	Operational expenditure
EBITDA	Earnings Before Interest and Tax Depreciation and Amortization
EBIT	Earnings Before Interest and Tax
DCF	Discounted Cash Flow
BEV	Business Enterprise Value
KPIs	Key performance indicators
ROA	Return Over Assets
Bill	Billones
Mill	Millones
GW	Gigawatt
GWh	Gigawatt hour
MW	Megawatt
MWh	Megawatt hour
KW	Kilowatt
KWh	Kilowatt hour
USD	US dollars
CLP	Chilean peso
COP	Colombian peso
BRL	Brazilian real
ARS	Argentine peso
PEN	Peruvian nuevo sol
EIU	Economist Intelligence Unit

CAGR	Compound Annual Growth Rate
CAPEX	Capital Expenditures
IAS	International Accounting Standards
IFRS	International Financial Reporting Standards
Market Cap.	Market capitalization
GDP	Gross Domestic Product
CAPM	Capital Asset Pricing Model
CoE	Cost of Equity
TGR	Terminal Growth Rate
WACC	Weighted Average Cost of Capital
Trillions CLP	10^{12}
Billions USD	10^{9}
SVS	Superintendencia de Valores y Seguros (Chile's securities and insurance regulator)

Valuation Memorandum "Corporate Reorganization" 98
©2015 Deloitte Advisory Limitada

Courtesy translation
Appendixes Page
I. Sensitivity analysis 91
II. List of subsidiaries considered in the valuation 95
III. Glossary 97
IV. General limitations and assumptions 99
Valuation Memorandum “Corporate Reorganization” 99 ©2015 Deloitte Advisory Limitada

Courtesy translation
Appendix Limitaciones y supuestos generales
Assumptions and limiting conditions
Limiting conditions to the scope of our service:
This Report has been prepared pursuant to the following general assumptions and general limiting conditions:
Our Service was provided based on the accounting, financial, tax and legal information and documentation provided by the Client. The performance of the Service does not constitute an audit conducted in accordance with generally accepted auditing standards, an examination of internal controls, or other attestation or review services in accordance with standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board (the “PCAOB”), or other regulatory body. The assumptions, considerations and assessments of the potential impacts that the restructuring would generated on the assets and liablities of the Entities were analyzed and presented by Management. In this regard, it was not in our scope performing an assessment and opinion on these.
We did not evaluate either the potential impact on the value of the assets and liabilities and the projected flows. Accordingly, Deloitte Advisory does not express any opinion or assurance regarding the (1) financial statements and/or pro forma balance sheets, (2) internal or operating controls of any entity included in the project at any date or period, and (3) future operations of any entity included in this work. Deloitte Advisory does not assume any responsibility for, nor does it guarantee, the accuracy of any received information or data. The Services and this Report do not constitute (1) a recommendation regarding the acquisition or financing of any business, assets, liabilities, or securities; (2) a market or financial feasibility study; (3) a fairness or solvency opinión. The engagement and the Deliverables are not intended to be and shall not be construed to be an investment advice.
The Service in this Report does not include the procedure normally carried out in a Due Diligence process.
Limiting conditions to the scope of our service, (cont.)
Due to its nature, the services are limited and do not include matters related to the Client that may be relevant or necessary for the evaluation of this
Report. Deloitte is not responsible for the adequacy of Services for the purposes of the Client. Also, Deloitte Advisory assumes no responsibility for performing services or procedures other than those specified in this proposal.
The analyses, advice, recommendations, opinions, or conclusions contained herein are valid only as of the indicated date and only for the indicated purpose.
The analyses, advice, recommendations, opinions, or conclusions contained herein are for the exclusive use of the Client for the sole and specific purposes noted herein and may not be used for any other purpose by the Client or any other party.
The Services provided by Deloitte Advisory were professional advisory services of consultancy type, which are based on the documents and records provided by the Client, and all decisions relating to this advice or recommendations will be made by the Client and are his sole responsibility , as well as any implementation or execution of the above.
The results of our Services will be based on information provided by the
Client. Deloitte Advisory will not qualify or question the accuracy, validity and completeness of such information. Deloitte Advisory does not assume nor will assume any responsibility for damages, direct or indirect, arising from untimely, inaccurate, misleading, incomplete or unreliable information that is provided by the Client.
Valuation Memorandum “Corporate Reorganization” 100 ©2015 Deloitte Advisory Limitada

Courtesy translation
Appendix Limitaciones y supuestos generales
Assumptions and limiting conditions
Limitaciones al alcance de nuestro trabajo, (cont.)
Deloitte Advisory does not express any opinion or assurance regarding the (1) financial statements, (2) internal or operating controls of any entity included in the project at any date or period, and (3) future operations of any entity included in this work. Deloitte Advisory does not assume any responsibility for, nor does it guarantee, the accuracy of any received information or data.
The Service does not constitute an audit conducted in accordance with generally accepted auditing standards, an examination of internal controls, or other attestation or review services in accordance with standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board (the “PCAOB”), or other regulatory body. Neither Deloitte Advisory nor the Client’s communications shall express any opinion or any other form of statement with respect to any matters arising from the rendering of the Services, including, without limitation, those regarding the financial statements of the Client or any financial information or otherwise, or internal or operation controls of the Client, taken as a whole, regardless of the date or period.
In performing our services, Deloitte Advisory did not make any assessment of internal procedures or controls for financial Reporting as a basis for the statements required by the Sarbanes-Oxley Act, or other similar required by regulatory bodies, that the Client can make. Accordingly, Deloitte Advisory is not responsible nor does it guarantee that the controls and procedures over financial Reporting and disclosure used by the Client meet certification requirements as demanded by the Sarbanes-Oxley regulations, including, but not limited to, Sections 302 and 404 of that Act, or other similar related regulation.
Limitaciones al alcance de nuestro trabajo (cont.)
The Services and this Report do not constitute (1) a recommendation regarding the acquisition or financing of any business, assets, liabilities, or securities; (2) a market or financial feasibility study; (3) a fairness or solvency opinion. The engagement and the Deliverables are not intended to be and shall not be construed to be an investment advice.
Our Service and Report shall be considered only as an additional and preliminary document regarding the internal restructuring under analysis. This is for the exclusive use of the Client. The concept of value used in the development of our service may or may not equal a sale price or transaction required in the event of the disposal of the assets being valued. This is because in the market may exist “special buyers” who might be willing to pay a higher price in order, for example, to eliminate competition, to ensure supplies of raw materials and / or reduce costs through synergies combination business. Normally, the final price of a transaction arises from a negotiation between the parties, in which, in addition to the value of the asset, are involved emotional aspects, emergencies and expectations, among other factors.
We assume no responsibility for any financial or tax Reporting requirements; such Reporting requirements are the responsibility of the Client for whom this analysis was prepared
Valuation Memorandum “Corporate Reorganization” 101 ©2015 Deloitte Advisory Limitada

Courtesy translation
Appendix Limitaciones y supuestos generales
Assumptions and limiting conditions
Limitaciones de utilización y distribución
Possession of this valuation opinion Report, or a copy thereof, does not carry with it the right of publication or Distribution to or use by any third party. Any third party that uses the information contained herein does so at its sole risk and agrees to hold Deloitte FAS, its subcontractors, and their respective personnel harmless from any claims resulting from use by any other third party. Access by any third party does not create contractual relation between Deloitte FAS and any third party.
No item in this Report shall be changed by anyone other than Deloitte FAS, and Deloitte FAS shall have no responsibility for unauthorized changes
Projected financial figures
Prospective financial information provided by the Client or its representatives has been used in this analysis. We have not examined or compiled the prospective financial information and, therefore, do not express an audit opinion or any other form of assurance on the prospective financial information or the related assumptions. Events and circumstances frequently do not occur as expected and there will usually be differences between prospective financial information and actual results, and those differences may be material
We do not provide assurance on the achievability of any forecasted results contained herein because events and circumstances frequently do not occur as expected, differences between actual and expected results may be material, and achievement of the forecasted results is dependent on actions, plans, and assumptions of management.
The projected financial information used in the analysis was prepared and approved by the Board and Management of the Client and is the responsibility of the Company. The Client is responsible for the representations about its plans and expectations and for the disclosure of important information that could affect the achievement of the projected results. Deloitte Advisory has no responsibility regarding the entity’s ability to achieve the projected results.
We do not provide assurance on the achievability of any forecasted results contained herein because events and circumstances frequently do not occur as expected, differences between actual and expected results may be material, and achievement of the forecasted results is dependent on actions, plans, and assumptions of management.
We conducted interviews with the Client Management regarding past, present, and prospective operating results and have assumed that the information gathered in such interviews is accurate and complete.
Valuation Memorandum “Corporate Reorganization” 102 ©2015 Deloitte Advisory Limitada

Courtesy translation
Appendix Limitaciones y supuestos generales
Assumptions and limiting conditions
General Assumptions
We assume that subject assets, properties, or business interests are free and clear of any or all liens or encumbrances unless otherwise stated herein.
We believe the information obtained from public sources or furnished to us by other sources is reliable. However, we issue no warranty or other form of assurance regarding the accuracy of such information.
The assumptions, considerations and assessments of the potential impacts that the restructuring would generated on the assets and liablities of the Entities were analyzed and presented by Management. In this regard, it was not in our scope performing an assessment and opinion on these. Nor did we assess the potential impact on the value of the assets and liabilities and the projected flows.
We assume that the current level of management expertise and effectiveness would continue to be maintained, and that the character and integrity of any subject asset, property, or business interest through any sale, reorganization, exchange, or diminution of the owners’ participation would not be materially or significantly changed.
We have not determined independently whether any subject asset, property, or business interest is subject to (1) any present or future liability relating to environmental matters (including, but not limited to, CERCLA/Superfund liability) or (2) the scope of any such liabilities. The analyses, advice, recommendations, opinions, or conclusions contained herein take no such liabilities into account, except as have been Reported to us by the Client or its representatives or by an environmental consultant working for the Client, and then only to the extent that the liability was Reported to us in an actual or estimated dollar amount. Such matters, if any, are noted in the analyses, advice, recommendations, opinions, or conclusions contained herein. To the extent such information has been Reported to us, we have relied on that information without verification and offer no warranty or representation as to its accuracy or completeness.
Supuestos generales, (cont.)
We assume no responsibility for the legal description or matters including legal or title considerations. Title to the subject assets, properties, or business interests is assumed to be good and marketable unless otherwise stated herein.
Deloitte FAS is not an environmental consultant or auditor, and it takes no responsibility for any actual or potential environmental liabilities. Any person entitled to rely on this Report wishing to know whether such liabilities exist, or the scope and their effect on the value of any subject asset, property, or business interest, is encouraged to obtain a professional environmental assessment. Deloitte FAS does not conduct or provide environmental assessments and has not performed one in the course of this engagement.
Valuation Memorandum “Corporate Reorganization” 103 ©2015 Deloitte Advisory Limitada

Courtesy translation
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